RESALE PROSPECTUS	Filed pursuant to Rule 424(b)(4) Registration No. 333-280089

3,260,000 Shares of Common Stock

TIANCI INTERNATIONAL, INC.

This prospectus relates to the resale of 3,260,000 shares of common stock, par value $0.0001 per share, by the selling stockholders (the “Selling Stockholders”) Of Tianci International, Inc. We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders.

Our common stock was previously quoted on the OTC Pink Market under the symbol “CIIT.” Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “CIIT” and began trading there on April 10, 2025.

Any shares sold by the Selling Stockholders until our common stock is listed on an established public trading market will take place at $4.00 per share, which is the per share offering price we are selling in our public offering. Thereafter, any sales will occur at prevailing market prices or at privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders. We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Shufang Gao, our Chief Executive Officer, President and Chairperson of the Board of Directors (“Board”), has voting control over approximately 57.68% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for companies listed on The Nasdaq Stock Market LLC (“Nasdaq”) and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

On April 10, 2025, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our public offering of common stock (“Underwritten Offering”), was declared effective by the Securities and Exchange Commission (the “SEC”).

INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 17.

Tianci International, Inc. is a holding company incorporated under the laws of the State of Nevada with operations conducted by our subsidiary based in Hong Kong. This is an offering of the common stock of the Nevada holding company, which does not conduct operations. You are not investing in Roshing International Co., Limited, the Hong Kong operating company, and may never hold equity in our Hong Kong operating subsidiary. Our structure involves unique risks to investors. See “Risk Factors — Risks Related to Doing Business in Hong Kong.” Unless the context provides otherwise, references in this registration statement to “we,” “us,” “our company,” “our,” “the Company” and “Tianci” refers to Tianci International, Inc., “Tianci Seychelles” refers to Tianci Group Holding Limited, a limited company organized under the laws of Seychelles and a wholly owned subsidiary of Tianci, “RQS United” refers RQS United Group Limited, a company organized under the laws of the Republic of Seychelles and a wholly owned subsidiary of Tianci, “Roshing” refers to Roshing International Co., Limited, a company organized under the laws of Hong Kong. See “Commonly Used Defined Terms” on page vi herein. Investors would be purchasing interests in Tianci International, Inc., a Nevada company.

We have established controls and procedures for cash flows within our organization. Our management team manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors cash transfers within our organization and prepares monthly reports and annual budget plans. Each transfer of cash between Tianci and its subsidiaries is also subject to internal reporting and approval processes by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations. See also “Prospectus Summary—Cash Flows through Our Organization.”

We and our subsidiaries face various legal and operational risks and uncertainties associated with being based, or having all our operations, in Hong Kong. The Directors confirm that, as of the date of this prospectus, we and our subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong Kong, including but not limited to obtaining a business registration certificate. However, we have been advised by our Hong Kong counsel that laws, regulations, or policies in Hong Kong could change in the future. If (i) we or our subsidiaries do not receive or maintain such permissions or approvals, (ii) we or our subsidiaries inadvertently conclude that any other permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

We and our subsidiaries are not based in Mainland China and do not have operations in Mainland China. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The laws and regulations of Mainland China do not currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of Mainland China. In the opinion of our PRC counsel, Jiangsu Junjin Law Firm, as of the date of this prospectus, on the basis that (i) we are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong; neither entity has operations in Mainland China; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity (“VIE”) with any entity in Mainland China; (iv) only few of Roshing’s customers are Mainland China residents, which contributed 5.2% and 0.4% of our revenue for the year ended July 31, 2023 and the year ended July 31, 2024, respectively and there are no customers from Mainland China for the six months ended January 31, 2025; (v) the majority of our senior managers in charge of the Company’s business operation and management are Hong Kong nationals and domiciled in Hong Kong; and (vi) all of Roshing’s employees are Hong Kong residents, we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities for consummating this offering, including but not limited to the China Securities Regulatory Commission (“CSRC”), to operate Roshing’s business or to list our securities on the U.S. exchanges and offer securities, including but not limited to issuing our common stock to foreign investors. We and our subsidiaries have not applied for or been denied of any such permissions or approvals from the Mainland China authorities. In addition, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, as of the date of this prospectus, we are not subject to the cybersecurity review by the Cyberspace Administration of China (“CAC”) over data security and our offering because we are a Nevada company and our only operating subsidiary is a Hong Kong company, neither entity has operations in Mainland China. In addition, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong, as is the case as of the date of this prospectus. Therefore, we believe that the likelihood that we and our subsidiaries will be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing of our securities on the U.S. exchanges and the offering of our securities in the future is very remote. Furthermore, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities. If (i) we and our subsidiaries do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) we and our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. In addition, (1) we do not have VIE structure and are not in an industry that is subject to foreign ownership limitations by China; and (2) neither us nor our only operating subsidiary, Roshing, has operations in Mainland China, see “Risk Factors - While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.”

ii

Notwithstanding the above, we are aware that Mainland China government may intervene or influence the Hong Kong operations of an offshore holding company, such as those of our Hong Kong operating subsidiary, Roshing, at any time. These risks, together with uncertainties in the legal system of Mainland China and the interpretation and enforcement of Mainland China laws, regulations, and policies, could hinder our ability to offer or continue to offer the common stock, result in a material adverse change to Roshing’s business operations, and damage our reputation, which could cause the common stock to significantly decline in value or become worthless. For a detailed description of risks relating to the potential impact of Mainland China laws and regulations on Roshing’s business operations, see “Risk Factors — All our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.”

If we decide to pay dividends on any of our common stock in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Risk Factors - Risks Related to Doing Business in Hong Kong - We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.” on page 30 of this prospectus for more information.

On December 16, 2021, the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the Holding Foreign Companies Accountable Act, or the HFCA Act. Michael T. Studer CPA P.C. issued the audit report for our company for the year ended July 31, 2023. Michael T. Studer CPA P.C. serves as an auditor of companies that are traded publicly in the United States and is a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Michael T. Studer CPA P.C. is headquartered in Freeport, New York and has been inspected by the PCAOB on a regular basis. On September 11, we dismissed Michael T. Studer CPA P.C. and engaged Bush & Associates CPA LLC as the Company’s independent public accounting firm for the year ended July 31, 2024. Bush & Associates CPA LLC, an independent registered public accounting firm, has its principal office in Henderson, Nevada and is subject to PCAOB inspections. If the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock would be prohibited under the HFCA Act. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Resale Offering and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors—Risks Related to Doing Business in Hong Kong—Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.”

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For a detailed description of risks related to doing business in Hong Kong, see “Risk Factors — Risks Related to Doing Business in Hong Kong.”

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2025

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from what is contained in this prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our subsidiaries’ business, and our financial condition, results of operations and prospects may have changed since that date.

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Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this registration statement to:

•

“China,” “Chinese,” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and, for the purposes of this prospectus only, excluding Taiwan;

•	“Mainland China” is to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	Unless the context provides otherwise, “registrant,” “we,” “us,” “our company,” “our,” “the Company” and “Tianci” is to Tianci International, Inc., a Nevada company; and when describing the financial results of Tianci International, Inc., also includes its subsidiaries;

•	“Seychelles” refers to the Republic of Seychelles;

•	“Tianci Seychelles” refers to Tianci Group Holding Limited, a limited company organized under the laws of Seychelles and a wholly owned subsidiary of Tianci;

•	“RQS United” refers to RQS United Group Limited, a company organized under the laws of the Republic of Seychelles and a wholly owned subsidiary of Tianci;

•	“RQS Capital” refers to RQS Capital Limited, a company incorporated in British Virgin Islands.

•	“Roshing” refers to Roshing International Co., Limited, a company organized under the laws of Hong Kong and a subsidiary of RQS United. RQS United holds 90% of the share capital of its subsidiary, Roshing;

•	“Shares,” “shares” or “shares of common stock” are to the shares of common stock of Tianci International, Inc., with par value of $0.0001 per share;

•	All references to “RMB” are to the legal currency of Mainland China;

•	All references to “HKD” “HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

•	All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

•	“Website” is to our website at www.tianci-ciit.com.

We do not have any material operations of our own and we are a holding company with operations conducted in Hong Kong through our subsidiary, Roshing International Co., Limited, primarily using Hong Kong dollars, the currency of Hong Kong, or U.S. dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of Hong Kong dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in U.S. dollars) and the value of our assets, including accounts receivable (expressed in U.S. dollars).

vi

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this registration statement follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

We have relied on statistics provided by a variety of publicly available sources regarding expectations of growth of global logistics industry. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this registration statement other than to the extent specifically cited herein. We have sought to provide current information in this registration statement and believe that the statistics provided in this registration statement remain up-to-date and reliable, and these materials are not incorporated in this registration statement other than to the extent specifically cited in this registration statement.

TRADEMARKS

All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

MARKET DATA

We are responsible for the disclosure in this prospectus. This prospectus incorporates industry data sourced from market research, publicly accessible information and industry publications. While we have not directly commissioned or funded these sources, we believe the information obtained from them to be reliable. Nonetheless, we assume responsibility for the accuracy and completeness of all information presented in this prospectus, including data derived from third-party sources. This includes the information provided through active hyperlinks to external reports and publications. We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

vii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the “Risk Factors” beginning on page 17. All references to “we,” “us,” “our,” “Company” or similar terms used in this prospectus refer to Tianci International, Inc. a Nevada corporation. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending July 31. Unless otherwise indicated, the term “common stock” refers to shares of CIIT’s common stock.

Overview

The Company’s primary line of business is global logistics. The Company through its subsidiary, Roshing, provides global logistics services, encompassing booking and the transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a logistics shipping operator, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping service, Roshing charters cargo space from shipping suppliers (such as shipowners, ship carrier or non-vessel operating common carriers) and then sub-charters that cargo space to its customers (cargo owners or cargo agents). For the bulk goods shipping service, Roshing issues fixture notes to customers, and then arranges the booking of ships, and signs chartering contracts with suppliers (such as shipowners). Roshing also tailors the selection of transport options, and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue since 2023. Shufang Gao, our Chief Executive Officer previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

Our Services

Our operations conducted through Roshing include providing the following services to our customers.

1. Global Logistics Services

Our global logistics services provided through Roshing accounted for 96.6% of our revenue for the year ended July 31, 2024 and 95.4% for the six months ended January 31, 2025. These services encompass ocean shipping operations and related logistics solutions. Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping. Roshing customizes its logistics solutions to meet the diverse needs of our customers, including the optimization of shipping routes and the utilization of vessels with different tonnages.

Roshing derives revenues by entering into agreements that are generally comprised of a single performance obligation to ship freight either by container ships or by bulk cargo vessels. The most significant drivers of changes in Roshing’s global logistics service revenue and related transportation expenses are cargo volume, weight and sea route.

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Our Service Process

Roshing has long-term and close relationships with ocean shipping suppliers. When a customer makes an inquiry to Roshing, it is usually able to offer competitive quotes and customize shipping solutions quickly.

Roshing begins by thoroughly evaluating the customer’s logistics needs, including the type of goods being shipped, the destination, and the required transportation time. Based on this information, Roshing designs an optimal transportation plan tailored to the customer’s specific requirements. This plan includes selecting the most efficient shipping routes, determining the appropriate container or vessel size and type, and considering any special handling or regulatory compliance requirements. Roshing then enters into a written contract with the customer for ocean shipping that can best meet the customer’s needs and aligns with the customer’s timeline and cargo specifications.

Roshing works with each customer to develop a cost-effective plan and service terms to meet the client’s needs. This involves detailed discussions to ensure that both parties have a clear understanding of expectations, costs, and responsibilities. Roshing will assign cargo space from an appropriate container ship or bulk cargo vessel based on the volume and weight of the shipment, minimize shipping costs, select the shortest route to save on freight, and choose the port closest to the customer’s destination.

Throughout the entire shipping process, Roshing maintains close oversight to ensure the safety and timely arrival of goods at the destination port. This involves real-time tracking and monitoring of the shipment, handling any unforeseen issues that may arise, and providing regular updates to the customer. By doing so, Roshing ensures that the goods are transported safely and arrive within the agreed timeframe, meeting all customer expectations.

We believe that Roshing stands out in the global logistics landscape because of its core strengths. Firstly, Roshing’s management’s extensive network and industry relationships empower us with access to a wide customer base, enabling tailored solutions for an array of logistics requirements. Additionally, Roshing’s collaboration with direct shipping suppliers ensures transparent service delivery. Moreover, Roshing’s expertise in route optimization enables it to efficiently manage logistics routes and secure favorable terms for its clients. These strengths collectively position Roshing as a competitive player in the industry.

2. Other Products & Services

•	Electronic Device Hardware: Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components. It is not engaged in product development or direct manufacturing of hardware. The main products include Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens. Roshing’s main customers are non-Hong Kong traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products and private label entities seeking electronic component procurement and light customization.

•	Software Technical Services: Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Roshing also provides software maintenance services to keep customers’ software up to date and assists customers in promoting their businesses with ongoing marketing support.

•	Business Consulting Services: Roshing provides business consulting services to help customers apply for immigration and non-immigration visas. Roshing is responsible for performing background checks, assessment, and preparing related application paperwork.

Our Market Opportunities

The shipping industry holds significant potential, as indicated by BIMCO’s projections of substantial growth in ship supply and deliveries through 2025. With an expected increase of 9.1% in 2024 and 4.1% in 2025, and a fleet growth of 14.9% by 2025, we believe that the industry is poised for expansion. Cargo volumes are anticipated to grow steadily at a rate of 3-4% annually during this period. Moreover, the global economy is forecasted to experience moderate growth, with the IMF estimating rates of 3.1% in 2024 and 3.2% in 2025.

In the bulk cargo market, strong demand is being driven by factors such as heightened demand from China and export restrictions from Indonesia. We believe that the container shipping sector will also see opportunities. Disruptions like the 40-day blockade in the Red Sea in January 2024 have led to notable increases in freight rates. Additionally, ongoing container capacity shortages in China, which is expected to persist from the onset of the Chinese Spring Festival in 2024, could further elevate freight rates, offering potential benefits to shipowners.

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Our Mission

Creating Value

As a global logistics enterprise, our primary mission is to provide customers with efficient, reliable, and safe shipping services that create value.

Promoting Global Trade & Connectivity

As an important component of global trade, we believe that global logistics enterprises have a mission to promote the development and connectivity of global trade and promote the prosperity and development of the global economy by facilitating cross-border operations for businesses. We are committed to cultivating a robust global network, both online and offline. The online part involves connecting with customers and suppliers through social media platforms. The offline part includes acquiring potential customers through exhibitions, recommendations, and other direct interactions.

Undertaking Social Responsibility

We believe that shipping companies also need to be socially responsible, pay attention to environmental protection, social welfare, promote sustainable development, and contribute to the prosperity and development of society.

We strive to optimize shipping routes and transportation plans to reduce energy consumption and emissions. Moreover, we intend to encourage our supply chain partners to adopt greener transportation and packaging methods, contributing to the sustainability of the entire industry. We also seek to actively participate in environmental projects and initiatives and collaborate with government and non-governmental organizations to focus on environmental protection.

CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates our corporate structure as of the date of the prospectus. Tianci, as the ultimate holding company, owns 100% of the equity interests in RQS United and Tianci Seychelles, and indirectly, holds 90% of the equity interests in Roshing.

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For details of our principal stockholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Stockholders.”

Roshing International Co., Limited History Before Share Exchange

On June 22, 2011, Roshing International Co., Limited (“Roshing”) was incorporated in Hong Kong with a share capital of HKD 100,000 divided into 100,000 shares. Ying Deng was the registered shareholder of the said 100,000 shares.

RQS United Group Limited History

On November 4, 2022, RQS United Group Limited (“RQS United”) was incorporated in the Republic of Seychelles as an international business company 100% owned by RQS Capital with 50,000 shares.

On January 16, 2023, RQS United was allotted 900,000 shares of Roshing.

RQS United holds 90% of the share capital of Roshing, while Ying Deng holds 10% of the share capital of Roshing.

RQS Capital Limited History

On July 05, 2022, RQS Capital Limited was incorporated in British Virgin Islands authorized with 50,000 shares 100% owned by Ying Deng (“RQS Capital”).

On September 29, 2022, Ying Deng transferred 30,000 shares to Shufang Gao, 2,500 shares to Zhu Weiyu and 2,500 shares to Bo Ye respectively.

On January 06, 2023, Zhu Weiyu transferred 2,500 shares to Bo Ye. By this time, RQS Capital was owned by Ying Deng (30%), Shufang Gao (60%) and Bo Ye (10%) respectively.

Tianci History before Share Exchange

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada.

On July 02, 2015, Freedom Petroleum, Inc. changed its name from Freedom Petroleum to Steampunk Wizards, Inc.(“Steampunk”).

On October 26, 2016, Steampunk completed a reverse merger, with Steampunk as the public shell company. Tianci merged with and into Steampunk. This transaction was carried out in accordance with the terms set forth in the Merger Agreement which took effective On November 9, 2016, and on the same day, Steampunk changed its name to Tianci International, Inc.

On August 3, 2017, Tianci entered into a Stock Purchase Agreement (the “SPA”) with Shifang Wan (the “Seller”), the record holder of 4,397,837 shares of common stock, or approximately 87.00% of the issued and outstanding of Common Stock of Tianci, and Chuah Su Chen and Chuah Su Mei (collectively, the “Purchasers”, and together with Tianci and the Seller, the “Parties”). Pursuant to the SPA, the Seller sold to the Purchasers and the Purchasers acquired from the Sellers the Shares for a total gross purchase price of Three Hundred Fifty Thousand Dollars ($350,000). The acquisition was consummated on August 15, 2017.

Effective August 6, 2021, Tianci, Chuah Su Mei, Tianci’s former Chief Executive Officer, President and Director, and Silver Glory Group Limited, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Chuah Su Mei agreed to sell to Silver Glory Group Limited all 1,793,000 shares of common stock of Tianci held by her (the “Shares”) for cash consideration of Five Hundred Twenty Five Thousand Dollars ($525,000) (the “Transaction”). The Shares represent approximately 73.18% of the issued and outstanding common stock of Tianci. The sale of the Shares consummated on August 26, 2021. As a result of the Transaction, Silver Glory Group Limited holds a controlling interest in Tianci.

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Upon the closing of the Transaction, on August 26, 2021, each of Chuah Su Chen, Chuah Su Mei, and Jerry Ooi, constituting all current directors and officers of Tianci at that time, resigned from his or her positions with Tianci. Each of the foregoing former officers and directors also forgave all amounts due to them from Tianci in connection with the closing of the Transaction.

On January 26, 2023, Tianci filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Articles of Incorporation to provide that the authorized capital stock of the Tianci will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value.

Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. The holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of Tianci, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of Tianci, $0.01 per share, then to share in the distribution on an as-converted basis.

On January 27, 2023, Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital. The shares were sold for a cash payment of $24,000, which was contributed to Tianci International, Inc.’s capital on behalf of RQS Capital by members of its management.

On February 13, 2023, Tianci Group Holding Limited (“Tianci Seychelles”) was incorporated in the Republic of Seychelles as an international business company 100% owned by Tianci, with 100,000 shares, with no operation.

On March 1, 2023, Tianci entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of $0.30 per share (i.e. an aggregate price of $376,000). The shares were issued in a private offering to investors that were acquiring the shares each for his or her own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with.

Share Exchange

On March 3, 2023, Tianci acquired RQS United, pursuant to the Share Exchange Agreement dated March 3, 2023, entered into among Tianci, RQS United and RQS Capital, the prior owner of RQS United.

Prior to the Share Exchange, Tianci was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, Tianci ceased to be a shell company.

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operation other than holding 90% of the share capital of its subsidiary, Roshing.

Tianci History after Share Exchange

On January 19, 2024, Tianci issued 8,000,000 shares of its common stock to RQS Capital. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of Tianci’s Series A Preferred Stock into 8,000,000 shares of common stock. As of the date of the prospectus, there are no Series A Preferred Stock outstanding. Upon completion of the conversion, RQS Capital owned 9,500,000 shares of Tianci’s common stock, representing 66.2% of the 14,348,590 shares outstanding. Shufang Gao, the Chief Executive Officer, is also the Chairman of RQS Capital.

On January 22, 2024, Tianci sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors who were acquiring the shares each for his own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with. There was no underwriter for the offering.

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On February 28, 2024, RQS Capital transferred 2,540,000 shares of Tianci to Carson (BVI) Limited (730,000 shares), Cobalt Capital Holding Limited (650,000 shares), Elysium Capital Holding Limited (610,000 shares), and Global View Capital Limited (550,000 shares) respectively.

On April 24, 2024, Tianci sold 80,000 shares of Series B Preferred Stock to RQS Capital. The shares were sold for a cash payment of $80,000. The shares were issued in a private offering to an investor that was acquiring the shares for its own account. Shufang Gao, Tianci’s Chief Executive Officer, is the majority shareholder and Chairman of RQS Capital. On April 24, 2024, Tianci filed with the Nevada Secretary of State a Certificate of Designation of 80,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock (an aggregate of 8,000,000 shares of common stock), subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock has voting rights equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of Tianci, each holder of Series B Preferred Stock will be entitled to receive, out of the net assets of Tianci, $0.01 per share, then to share in the distribution on an as-converted basis.

As of the date of this prospectus, RQS Capital does not intend to convert its shares of Series B Preferred Stock into shares of common stock before the closing of this offering, and such shares of Series B Preferred Stock will not automatically convert into shares of common stock in connection with this offering. However, the shares of Series B Preferred Stock may be converted into shares of common stock at any time at the option of RQS Capital.

On May 2, 2024, RQS Capital transferred 720,000 shares of Tianci to Broadness (BVI) Limited and transferred 69,638 shares of Tianci to one individual.

On May 31, 2024, RQS Capital transferred 70,000 shares of Tianci to one individual.

As of the date of this prospectus, RQS Capital held 61.89% of the aggregate voting power of Tianci.

Listing on OTC Pink Market

Our common stock was previously quoted on the OTC Pink Market under the symbol “CIIT.” The quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Listing on the Nasdaq Capital Market

We have been approved to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CIIT” on April 8, 2025. And our common stock ceased to be traded on the OTC Pink Market on April 10, 2025.

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Corporate Information

We are incorporated under the laws of the State of Nevada. Our principal executive offices are located at Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number is 852-22510781. Our website is www.tianci-ciit.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this registration statement, and you should not consider information on our website to be part of this registration statement. Our agent for service of process in the United States is Northwest Registered Agent, LLC.

Information Regarding our Capitalization

As of January 31, 2025 and the date of this prospectus, we had 14,781,803 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Capital Stock.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

Shufang Gao, our Chief Executive Officer, has voting control over approximately 57.68% of the aggregate voting power of the Company. Therefore, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

As long as Shufang Gao owns at least 50% of the voting power of our company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our Board must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

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Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 17 of this prospectus. These risks include, among others, that:

RISKS RELATED TO OUR BUSINESS

Risks Related to the Global Logistics Services

•	Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business. See “Risk Factors - Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business.” on page 17.
•	Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results. See “Risk Factors - Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results.” on page 17.
•	Failure to compete in our highly competitive industry could harm our business. See “Risk Factors - Our industry is highly competitive, and failure to compete or respond to customer requirements could damage our business and results of operations.” on page 18.
•	Uncertainty in customer shipments or carrier rates could impact on our margins and results. See “Risk Factors - Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact our margins and operating results.” on page 18.
•	Climate change and related measures could harm our business and finances. See “Risk Factors - Climate change, including measures to address climate change, could adversely impact our business and financial results.” on page 18.
•	Roshing faces risks from shipment contents, quality or health issues, and inherent logistics dangers like injury, product damage, and transport incidents. See “Risk Factors - Roshing faces risks associated with the contents of shipments and inventories handled through its logistics services, including real or perceived quality or health issues with the products that are handled through Roshing’s logistics services, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.” on page 19.
•	Roshing faces risks from contracts with shipping suppliers. See “Risk Factors - Roshing is subject to potential risks arising from contractual obligations with shipping suppliers.” on page 19.
•	Roshing faces risks from evolving customer needs and contracts, risking financial losses, legal liabilities, and reputational damage if not managed carefully. See “Risk Factors - Roshing faces risks from changing customer logistics needs, contractual obligations, and failure to meet customer requirements, which could lead to financial losses, legal liabilities, and damage to Roshing’s reputation if not managed proactively.” on page 20.
•	Our revenues, operating income, and cash flows may fluctuate due to uncertainty and potential volatility in cargo space and container load demand and supply. See “Risk Factors - Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space and container loads from time to time.” on page 20.
•	Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability. See “Risk Factors - Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability.” on page 21.

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Risks Related to Other Products & Services

•	Roshing heavily relies on a few suppliers. See “Risk Factors - Roshing has a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact on its operations.” on page 21.
•	Defects in Roshing’s hardware products or quality control failures in distribution could hinder sales and lead to product liability claims and costly litigation. See “Risk Factors - Defects in the Hardware Products Roshing sells or failures in quality control related to its distribution of products could impair its ability to sell its products or could result in product liability claims, litigation and other significant events involving substantial costs.” on page 21.
•	The software and website development market are highly competitive. See “Risk Factors - The software and website development market are highly competitive.” on page 22.
•	Roshing’s software and website may not perform in line with customer specifications or expectations. See “Risk Factors - Roshing’s software and website may not perform in line with customer specifications or expectations.” on page 22.
•

If Roshing does not update its products and services, they may become outdated and unable to compete. See “Risk Factors - If Roshing does not continually update its products and/or services, they may become obsolete and Roshing may not be able to compete with other companies.” on page 23.

•	Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants. See “Risk Factors - Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants who are essential to the success of our business and the effective delivery of policy and business advisory services to our individual and corporate clients.” on page 23.
•	A decline in the market for individual clients could have a material adverse effect on our its business. See “Risk Factors - A decline in the market for individual clients of our Roshing’s business enterprise consulting services and corporate business consulting could have a material adverse effect on our its business, prospects, financial condition and results of operations.” on page 23.

General Business Risks

•	We have a limited operating history. See “Risk Factors - We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities.” on page 23.
•	We are currently dependent on a small group of customers for most of our revenue. See “Risk Factors - We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base many-fold, our business growth will be challenged and affected, resulting in adjustments to our business strategy.” on page 24.
•	COVID-19 may adversely impact our business and operating results. See “Risk Factors - We rely on shipping suppliers, cargo owner and cargo agents and Hardware Products suppliers, if they become financially unstable or have reduced capacity to provide services because of pandemics, such as COVID-19, it may adversely impact our business and operating results.” on page 24.
•	Our business could be negatively affected by rising inflation and interest rates. See “Risk Factors - Our business could be negatively affected by rising inflation and interest rates.” on page 24.
•	If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. See “Risk Factors - If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.” on page 25.
•	We do not maintain sufficient insurance for our business. See “Risk Factors - The Company and its subsidiaries do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.” on page 25.
•	Our operating history may not be indicative of our future growth or financial results. See “Risk Factors - Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.” on page 25.

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•	Meeting public company regulations is costly and resource-intensive; lacking proper internal controls could harm financial reporting and disclosure, impacting operations and reputation. See “Risk Factors - We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.” on page 25.
•	We may fail to make necessary acquisitions or investments or enter desirable strategic alliances. See “Risk Factors - We may fail to make necessary acquisitions or investments or enter desirable strategic alliances, and we may not be able to achieve the anticipated benefits from such acquisitions, investments or strategic alliances.” on page 26.
•	We may not be able to prevent others from unauthorized use of our intellectual property. See “Risk Factors - We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.” on page 27.
•	We are a “smaller reporting company” under the Securities Exchange Act. See “Risk Factors - We are a“smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.” on page 27.
•	Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt. See “Risk Factors - Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt.” on page 27.
•	Any damage to the reputation and recognition of our brand names, may materially and adversely affect our business operations and prospects. See “Risk Factors - Any damage to the reputation and recognition of our brand names, including negative publicity against us, our services, operations and our directors, senior management and business partners may materially and adversely affect our business operations and prospects.” on page 28.
•

We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings. See “Risk Factors - We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.” on page 28.

•	We believe no additional permissions from Hong Kong authorities are required, but cannot guarantee we will obtain them if needed. See “While we believe that we and our subsidiaries are currently not required to obtain any other permissions or approvals from Hong Kong authorities for our business operations, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.” on page 28.
•	We may engage in transactions that present conflicts of interest. See “Risk Factors - We may engage in transactions that present conflicts of interest.” on page 28.
•	We face rising labor costs in Hong Kong and risks from non-compliance with employment and labor protection laws. See “Risk Factors - Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.” on page 33.
•	We may adjust our business strategies and models. See “Risk Factors - We may adjust our business strategies and models in response to changing market conditions, competitive pressures, or regulatory changes. However, there is no guarantee that these adjustments will be successful, and they may not achieve the desired results, potentially impacting our performance and financial results.” on page 29.

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RISKS RELATED TO DOING BUSINESS IN HONG KONG

•	the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations. See “Risk Factors - All our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.” on page 29.
•	We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. See “Risk Factors - We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.” on page 30.
•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, Mainland China and other markets where the majority of our clients reside. See “Risk Factors - Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, Mainland China and other markets where the majority of our clients reside.” on page 30.
•	The “Hong Kong National Security Law” could impact our Hong Kong subsidiary. See “Risk Factors - The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.” on page 31.
•	There are political risks associated with conducting business in Hong Kong. See “Risk Factors - There are political risks associated with conducting business in Hong Kong.” on page 31.
•	New regulatory changes may impact our common stock trading on U.S. exchanges and risk delisting if our auditor remains uninspected by the PCAOB. See “Risk Factors - Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.” on page 32.
•	You may incur additional costs and procedural obstacles in effecting the service of legal process. See “Risk Factors - You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus based on Hong Kong laws.” on page 34.
•	While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we and our subsidiaries may not be able to obtain such permissions or approvals if they are nevertheless required. See “Risk Factors - While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we and Roshing will be able to obtain all such permissions or approvals if they are nevertheless required.” on page 34.

RISKS RELATED TO TAXATION

•	Non-compliance with tax obligations may adversely affect our business and operation results. See “Risk Factors - Non-compliance with tax obligations may adversely affect our business and operation results.” on page 37.
•	A change in tax laws in any country in which we operate might adversely affect us. See “Risk Factors - A change in tax laws in any country in which we operate or loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries could adversely affect us.” on page 37.

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RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

•	An active, liquid, and orderly market for our common stock may not develop. See “Risk Factors - An active, liquid, and orderly market for our common stock may not develop.” on page 38.
•	Our common stock is subject to the “penny stock” rules of the SEC. See “Risk Factors - Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.” on page 38.
•	The FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock. See “Risk Factors - The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.” on page 39.
•	Our articles of incorporation allow our board to create a new series of preferred stock without further approval by our Stockholders. See “Risk Factors - Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our Stockholders, which could adversely affect the rights of the holders of our common stock.” on page 39.
•	The trading price of our common stock is likely to be volatile. See “Risk Factors - The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.” on page 40.
•	Short sellers of our stock may be manipulative and may drive down the market price of our common stock. See “Risk Factors - Short sellers of our stock may be manipulative and may drive down the market price of our common stock.” on page 41.
•	The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price. See “Risk Factors - The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.” on page 41.
•	As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment. See “Risk Factors - As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.” on page 41.
•	Our CEO beneficially owns the majority of our outstanding stock. See “Risk Factors - Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.” on page 42.
•	The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders. See “Risk Factors - The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders.” on page 42.
•	If you purchase our common stock in the offering, you will incur immediate and substantial dilution. See “Risk Factors - If you purchase our common stock in the offering, you will incur immediate and substantial dilution in the book value of your shares.” on page 43.
•	A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. See “Risk Factors - A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.” on page 43.
•	If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock. See “Risk Factors - If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock.” on page 43.
•	We may require additional capital to support growth. See “Risk Factors - We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.” on page 43.

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Cash Flows through Our Organization

We are a holding company without operations of its own. We conduct our all operations through our Hong Kong subsidiary, Roshing. As a result, our ability to pay dividends depends upon dividends paid by Roshing. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Tianci. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The Mainland China laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. See “Regulations related to Hong Kong Taxation -Tax on dividends” on page 83.

We have established controls and procedures for cash flows within our organizations. Our management team is the special task force that manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors and manages cash transfers within our organization by preparing monthly reports and annual budget plans. Each transfer of cash between Tianci, and a subsidiary is also subject to internal report and approval process by reference to such policy. Each transfer of cash between Tianci, RQS Capital, and a subsidiary or branch is also subject to an internal report and approval process by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations.

We believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities.

In the opinion of our PRC counsel, Jiangsu Junjin Law Firm, as of the date of this prospectus, on the basis that (i) we are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong, neither entity has operations in Mainland China; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are us controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (iv) only few of Roshing’s customers are Mainland China residents, which contributed 5.2% and 0.4% of our revenue for the year ended July 31, 2023 and the year ended July 31, 2024, respectively and there are no customers from Mainland China for the six months ended January 31, 2025, (v) the majority of our senior managers in charge of the Company’s business operation and management are Hong Kong nationals and domiciled in Hong Kong; and (vi) all of Roshing’s employees are Hong Kong residents, we believe that we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities for consummating this offering, including but not limited to the CSRC, to operate Roshing’s business or to list our securities on the U.S. exchanges and offer securities, including but not limited to issuing our common stock to foreign investors. We and our subsidiaries have not applied for, or been denied of any such permissions or approvals from the authorities of Mainland China. In addition, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, we are not subject to the cybersecurity review by the CAC over data security and our offering because we are a Nevada company and our only operating subsidiary is a Hong Kong company, neither entity has operations in Mainland China. In addition, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong as is the case as of the date of this prospectus. Therefore, we believe that the likelihood that we and our subsidiaries be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing of our securities on the U.S. exchanges and the offering of our securities in the future is very remote.

In addition, (1) we do not have a VIE structure and are not in an industry that is subject to foreign ownership limitations by China; and (2) neither us nor our only operating subsidiary, Roshing, has operations in Mainland China. For a detailed description of risks relating to the obtaining of necessary permissions or approvals from Mainland China authorities, see “Risk Factors - While we believe that we and our subsidiaries, are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.”

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THE RESALE OFFERING

Common stock offered:	3,260,000 shares

Shares of common stock outstanding before the resale offering:	14,781,803 shares

Shares of common stock outstanding after the resale offering:	14,781,803 shares

Shares of common stock outstanding after the resale offering and the primary offering:	16,531,803 shares(1)

Use of proceeds:	We will not receive any proceeds from the sale of common stock held by the Selling Stockholders being registered in this prospectus.

Proposed Listing:	We have been approved to list our common stock on Nasdaq under the symbol “CIIT.”

Risk factors:	Investing in our common stock involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should read “Risk Factors” beginning on page 17 for a discussion of factors to carefully consider before deciding to invest in our common Stock.

(1)	Assumes the issuance and sale by us of 1,750,000 shares of our common stock pursuant to the primary offering prospectus filed contemporaneously herewith and assumes the 262,500 over-allotment option shares of common stock available for sale to the underwriter in the primary offering prospectus has not been exercised. And excluding 87,500 shares of common stock underlying the Representative’s Warrants.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial statements for the six months ended January 31, 2025 and 2024, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial statements for the years ended July 31, 2024 and 2023, are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The consolidated financial statements include the accounts of the Company, and its subsidiaries. All intercompany transactions and balances between the Company, and its subsidiaries are eliminated upon consolidation.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

For the six months ended January 31, 2025 and 2024

The following table presents our summary consolidated statements of operations for the six months ended January 31, 2025 and 2024.

	For the six months ended January 31,
	2025	2024
Revenues	$5,060,143	$4,220,776
Cost of Revenues	4,751,734	3,647,895
Gross profit (loss)	308,409	572,881
Selling and marketing	100,224	235,834
General and administrative	431,604	255,426
Income (loss) from operations	(223,419)	81,621
Provision for income taxes	6,891	11,972
Net income (loss)	(202,919)	94,602
Less: net income (loss) attributable to non-controlling interest	3,488	29,253
Net income (loss) attributable to Tianci	(206,407)	65,349

The following is a summary of consolidated financial data as of January 31, 2025.

January 31,
2025
Total Current assets	$775,104
Total non-current assets	1,656
Total assets	$776,760
Total liabilities	$189,669

	For the six months ended January 31,
	2025	2024
Net cash provided by (used in) operating activities	$(158,450)	$109,822
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	(74,125)	433,213
Net change in cash and restricted cash	$(232,575)	$543,035

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For the years ended July 31, 2024 and 2023

The following table presents our summary consolidated statements of operations for the years ended July 31, 2024 and 2023.

	For the year ended July 31,
	2024	2023
Revenues	$8,617,265	$452,409
Cost of Revenues	7,562,086	456,494
Gross profit (loss)	1,055,179	(4,085)
Selling and marketing	365,992	54,169
General and administrative	520,884	285,740
Income (loss) from operations	168,303	(343,994)
Provision for income taxes	35,906	12,095
Net income (loss)	110,320	(356,089)
Less: net income (loss) attributable to non-controlling interest	55,870	(14,879)
Net income (loss) attributable to Tianci	54,450	(341,210)

The following is a summary of consolidated financial data as of July 31, 2024 and 2023 and for the years ended July 31, 2024 and 2023.

	July 31,	July 31,
	2024	2023

Total Current assets	$910,305	$312,226
Total non-current assets	1,656	7,978
Total assets	$911,961	$320,204
Total liabilities	$121,951	$598,836

	For the year ended
	July 31,
	2024	2023
Net cash provided by (used in) operating activities	$112,740	$324,581
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	44,047	(89,476)
Net change in cash and restricted cash	$156,787	$235,105

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

Risks Related to the Global Logistics Services

Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business.

We conduct most of our operations outside of the United States and our business, results of operations, cash flows, financial condition and ability to pay dividends, if any, in the future may be adversely affected by changing economic, political and government conditions in the countries and regions where we operate. Moreover, we operate in a sector of the economy that has been and is likely to continue to be adversely impacted by the effects of geopolitical developments, including political instability or conflict, terrorist attacks or international hostilities.

Currently, the world economy faces a number of challenges, including tensions between the United States and China, new and continuing turmoil and hostilities in Russia, Ukraine, the Middle and other geographic areas and countries, continuing economic weakness in the European Union and slowing growth in China and the continuing threat of terrorist attacks around the world.

Trade barriers to protect domestic industries against foreign imports depress shipping demand. Protectionist developments, such as the imposition of trade tariffs or the perception they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (a) the cost of goods exported from regions globally, (b) the length of time required to transport goods and (c) the risks associated with exporting goods. Such increases may significantly affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, financial condition and operating results. Further, protectionist policies in any country could impact global markets, including foreign exchange and securities markets. Any resulting changes in currency exchange rates, tariffs, treaties and other regulatory matters could in turn adversely impact our business, results of operations, financial condition and cash flows.

Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results.

The Company primarily provides services to customers engaged in international commerce. Everything that affects international trade has the potential to expand or contract our primary markets and adversely impact our operating results. For example, international trade is influenced by:

•	currency exchange rates and currency control regulations;
•	interest rate fluctuations;
•	changes and uncertainties in governmental policies and inter-governmental disputes, which could result in increased tariff rates, quota restrictions, trade barriers and other types of restrictions;

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•	changes in and application of international and domestic customs, trade and security regulations;
•	wars, strikes, civil unrest, acts of terrorism, and other conflicts;
•	changes in labor and other costs, including the impacts of inflation;
•	increased global concerns regarding working conditions and environmental sustainability;
•	changes in consumer attitudes regarding goods made in countries other than their own;
•	changes in availability of credit; and
•	changes in the price and readily available quantities of oil and other petroleum-related products.

Our industry is highly competitive, and failure to compete or respond to customer requirements could damage our business and the results of operations.

The global logistics services industry is intensely competitive and is expected to remain so for the foreseeable future. There are a large number of companies competing in one or more segments of the industry, but the number of firms with a global network that offer a full complement of logistics services is more limited. Nevertheless, many of these competitors have significantly more resources than the Company and may pursue acquisition opportunities and are developing new technologies to gain competitive advantages. Depending on the location of the shipper and the importer, we must compete against niche players, larger entities including carriers, and emerging technology companies. The primary competitive factors are price and quality of service. Many larger customers utilize the services of multiple logistics providers. Customers regularly solicit bids from competitors in order to improve service and to secure favorable pricing and contractual terms such as: longer payment terms; flexible-price arrangements; and performance penalties. Increased competition and competitors’ acceptance of expanded contractual terms coupled with customers’ dissatisfaction with elevated rates, scarce capacity, and extended transit times could result in loss of business, reduced revenues, reduced margins, higher operating costs or loss of market share, any of which would damage our results of operations, cash flows and financial condition.

Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact our margins and operating results.

We are not aware of any accurate means of forecasting short-term customer requirements. However, long-term customer satisfaction depends upon our ability to meet these unpredictable short-term customer requirements. Personnel costs, one of our larger costs, are always less flexible in the very near term as we must staff to meet uncertain demand. As a result, short-term operating results could be disproportionately affected.

The timing of our revenues is, to a large degree, impacted by factors out of our control, such as a sudden change in consumer demand for goods, changes in trade tariffs, product launches and/or manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a quarter, and therefore, we may not learn of a shortfall in revenues until late in a quarter. To the extent that a shortfall in revenues or earnings was not expected by securities analysts or investors, any such shortfall from levels predicted by securities analysts or investors could have an immediate and adverse effect on the trading price of our stock.

Volatile market conditions can create situations where rate increases charged by carriers and other service providers are implemented with little or no advance notice. We often cannot pass these rate increases on to our customers in the same time frame, if at all. As a result, our yields and margins can be negatively impacted.

Climate change, including measures to address climate change, could adversely impact our business and financial results.

The long-term effects of climate change are difficult to predict and may be widespread. The impacts of climate change may include physical risks (such as rising sea levels, which could affect port operations or frequency and severity of extreme weather conditions, which could disrupt our operations and damage cargo and our facilities), compliance costs and transition risks (such as increased regulation and taxation to support carbon emissions reduction investments), shifts in customer demands (such as customers requiring more fuel efficient transportation modes or transparency to carbon emissions in their supply chains) and customer contractual requirements around environmental initiatives and other adverse effects. Our non-asset model gives us flexibility and an ability to change locations, modes, and carriers based on evolving operating conditions. However, such impacts may disrupt our operations by adversely affecting our ability to procure services that meet regulatory or customer requirements, depending on the availability of sufficient appropriate logistics solutions.

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In addition, the increasing concern over climate change has resulted and may continue to result in more regulations relating to climate change, including regulating greenhouse gas emissions, restrictions on modes of transportation, alternative energy policies and sustainability initiatives, such as the FuelEU Maritime initiative or the EU Emissions Trading System. If Hong Kong imposes more stringent restrictions and requirements than our current legal or regulatory obligations, we may experience disruptions in, or increases in the costs associated with delivering our services, which may negatively affect our operating our results of operations, cash flows and financial condition.

Roshing faces risks associated with the contents of shipments and inventories handled through its logistics services, including real or perceived quality or health issues with the products that are handled through Roshing’s logistics services, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.

The logistics services Roshing provides are subject to accident risks, including ship collisions, cargo damage, and cargo loss. Such events can result in significant financial costs, legal liability, and reputational damage. In addition, Roshing’s logistics service involves handling a large volume of bulk merchandise and containers, through cargo and freights operated by third-party shipping suppliers across Roshing’s logistics services, and face challenges with respect to the protection and examination of these bulk merchandise and containers. Bulk merchandise and containers in its network may be delayed, stolen, damaged or lost during delivery for various reasons, and we may be perceived or found liable for such incidents. Unsafe items, such as flammables and explosives, toxic or corrosive items and radioactive materials, may damage other bulk merchandise and containers in shipping process, harm the personnel and facilities of the third-party shipping suppliers, or even injure the recipients. Furthermore, if Roshing fails to prevent prohibited or restricted items from entering into its network and if it participates in the facilitate transportation and delivery of such items unknowingly, Roshing may be subject to administrative or even criminal penalties, and if any personal injury or property damage is concurrently caused, it may also be liable for civil compensation.

The logistics services for delivery of bulk merchandise and containers also involve inherent risks associated with transportation safety. From time to time, the vessels and personnel of its third-party shipping suppliers may be involved in transportation and cargo accidents, and the bulk merchandise and containers carried by them may be lost or damaged.

Roshing is also subject to worker health and safety laws and regulations that may expose us to costs and liabilities, potentially affecting its results of operations, competitive position, and financial condition adversely. These laws and regulations are stringent and comprehensive, governing the health and safety of Roshing’s and workers of third-party shipping suppliers during operations. For further details, please refer to the section titled “Regulations related to employment and labor protection” beginning on page 83.

Any of the foregoing could disrupt Roshing’s logistics services, cause us to incur substantial expenses and divert the time and attention of our management. Roshing may face claims and incur significant liabilities if found liable or partially liable for any injuries, damages or losses. Any uninsured or underinsured loss could negatively influence our business and financial condition. Governmental authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if Roshing’s logistics services are perceived to be insecure or unsafe by its customers, its business volume may be significantly reduced, and our business, financial condition and results of operations may be materially and adversely affected.

Roshing is subject to potential risks arising from contractual obligations with shipping suppliers.

Roshing’s contractual obligations with shipping suppliers encompass precise terms and conditions. Should either party fail to uphold these provisions, it may result in legal disputes, financial penalties, and interruptions in service. These breaches, whether initiated by us or the shipping suppliers, pose potential risks to the continuity and efficiency of Roshing’s operations. Adhering to the terms outlined in these agreements is important to maintaining positive relationships with Roshing’s partners and ensuring the operation of Roshing’s shipping activities and logistics services.

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Roshing faces risks from changing customer logistics needs, contractual obligations, and failure to meet customer requirements, which could lead to financial losses, legal liabilities, and damage to Roshing’s reputation if not managed proactively.

Roshing’s customers’ logistics needs are subject to constant change, influenced by market trends, technological advancements, and shifts in consumer behavior. Failure to adapt to these evolving demands could lead to significant business losses. Moreover, Roshing’s contractual obligations entail meeting specific performance standards, and any failure to do so may result in liability claims, financial setbacks, and damage to its reputation. Ensuring the fulfillment of all customer requirements, including adherence to delivery schedules, maintenance of cargo conditions, and compliance with regulatory standards, is paramount. Any lapses in meeting these requirements could not only result in lost business opportunities but also expose us to potential legal liabilities. Therefore, proactive measures to address these customer-related risks are essential for maintaining Roshing’s competitive edge and safeguarding its operations.

Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space and container loads from time to time.

Roshing charters cargo space and container loads from shipping suppliers based on a certain volume and then sub-charters that space to our customers under an order contract. Roshing obtains cargo space and container loads through direct booking and block space arrangements. Pursuant to the block space agreements, it is committed to paying for the agreed cargo space and container loads irrespective of whether it could fully utilize the allotted space. In the event it cannot fully utilize the cargo space and container loads it sourced (i.e. the actual customers’ demand for the cargo space and container loads is less than the amount of cargo space and container loads it sourced), Roshing has to sell excess cargo space and container loads. Roshing however cannot assure that there will not be instances where, for example, due to (a) departure timetable of the vessel; (b) popularity of the route; or (c) seasonality factors, it is unable to fully consolidate/co-load all the excess cargo space and container loads it purchased from our suppliers. In case Roshing cannot fully utilize the cargo space and container loads it obtained from its suppliers, Roshing may have to bear the costs of all the excess cargo space and container loads it purchased and its business and results of operations could be adversely affected.

In the event of shortfall of the cargo space and container loads to meet customers’ demand (i.e. the actual customers’ demand for the cargo space and container loads are higher than the amount that Roshing has), Roshing has to source the cargo space and container loads from its suppliers at the prevailing market rates. Since cargo space and container loads offered by Roshing’s suppliers through direct booking is normally on a first-come-first-served basis, with no formal agreement for guaranteed supply of cargo space and container loads, there is no assurance that Roshing will be able to source sufficient cargo space and container loads to meet its customers’ demand within the expected timeframe and at favorable price. As a result of the shortfall of cargo space and container loads, its reputation and therefore its business, sales performance and results of operations will be adversely affected.

In result, we may experience fluctuations in our revenues and cost structure and the resulting operating income and cash flows and expect that this will continue to occur in the future. We may experience fluctuations in our financial results, including revenues, operating income and earnings per share, for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) the utilization of revenue-generating professionals, including the ability to adjust staffing levels up or down to accommodate the business and prospects of the applicable segment and practice; (iv) the geographic locations of our clients or the locations where services are rendered; (v) the length of billing and collection cycles and changes in amounts that may become uncollectible; (vi) changes in the frequency and complexity of government regulatory and enforcement activities; (vii) business and asset acquisitions; (viii) fluctuations in the exchange rates of various currencies against the U.S. dollar; (ix) fee adjustments upon the renewal of expired service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy; and (x) economic factors beyond our control.

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The results of different segments and practices may be affected differently by the above factors. The positive effects of certain events or factors on certain segments and practices may not be sufficient to overcome the negative effects of those same events or factors on other parts of our business. In addition, our mix of practice offerings adds complexity to the task of predicting revenues and results of operations and managing our staffing levels and expenditures across changing business cycles and economic environments.

Our results are influenced by seasonal and similar factors. Although we evaluate our annual guidance at the end of each quarter and adjust it as necessary, unforeseen future volatility can lead to significant deviations from our guidance. This may occur even if our guidance encompasses a range of potential outcomes and has been updated to consider operating results.

Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability.

Roshing’s operation is influenced by seasonal factors, with February to April being off-peak seasons, and June to October being peak seasons. Roshing’s operation is affected by the winter season because inclement weather impedes operations, and some shippers reduce their shipments during winter. In addition, in the lead-up to major holidays such as Christmas and Chinese Spring Festival, increased consumer demand often leads to a short-term surge in cargo transportation volume. Conversely, in the later stages of holidays and traditional off-peak seasons, cargo transportation volume may significantly decrease. At the same time, operating expenses increase due to, among other things, a decline in fuel efficiency because of engine idling and harsh weather that creates higher accident frequency, increased claims and higher equipment repair expenditures. Roshing also may suffers from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy its assets or the assets of its customers or otherwise adversely affect the business or financial condition of Roshing’s customers, any of which developments could adversely affect its results or make its results more volatile.

Risk Related to Other Products & Services

Roshing has a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact on its operations.

Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components and is not engaged in innovative product development and direct manufacturing business. Roshing markets off-the-shelf products, which ships directly from the manufacturer to Roshing’s customer. In the event that the supply of components or finished products is interrupted or relations with any of its principal vendors is terminated, there could be increased costs and considerable delay in finding suitable replacement sources to manufacture the electronic device hardware components products (“Hardware Products”). Its Hardware Products mostly are shipped from facilities located in Guangdong, China. The shipment of these products from Mainland China exposes us to the possibility of product supply disruption and increased costs in the event of changes in the economics condition of China.

Defects in the Hardware Products Roshing sells or failures in quality control related to its distribution of products could impair its ability to sell its products or could result in product liability claims, litigation and other significant events involving substantial costs.

The detection of significant defects in Roshing’s Hardware Products or failures in its quality control procedures, including those of its suppliers, carries several potential consequences. These include delays in bringing products to market, decreased sales, and challenges in gaining market acceptance. Furthermore, such issues may lead to the diversion of its development resources and damage to its reputation, with potential regulatory restrictions. Rectifying product defects can incur substantial costs, and identifying suitable remedies may prove difficult. Moreover, errors or defects could result in financial damage to its customers, potentially leading to litigation. Product liability lawsuits, regardless of the outcome, may entail significant time and expenses for defense. In the absence of product liability insurance and without being named insured on its suppliers’ policies, Roshing faces the risk of being unable to cover claims or seek reimbursement from suppliers, leaving us potentially exposed to financial liabilities.

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The software and website development markets are highly competitive.

The management software and website development industries are highly competitive. There are a number of larger companies, including computer manufacturers, computer service and software companies that have greater operational, personnel and financial resources than we have. These companies currently offer and have the technological ability to develop software products similar to those offered by us. These companies present a significant competitive challenge to Roshing’s business. Because we do not have the same financial resources as these competitors, we may have a difficult time in the future competing with these companies. We compete based on its fright shipping and logistics knowledge, products, service, price, system functionality and performance and technological advances. Customized and special services according to customer needs, there is technical weakness.

The industry in which Roshing operates has low barriers to entry and is highly fragmented and very competitive. We anticipate that competition may intensify further as the freight software industry matures and consolidates. Roshing’s key strength lies in providing tailored services to wholesalers, e-commerce retailers and freight forwarders in market segments that share the value of Roshing’s technology. These services facilitate the management of complex workflows and improve efficiency by enabling shipping workflow management, Marine container management, e-commerce inventory and shipping management, and logistics data analytics. However, we cannot guarantee continuous improvement in technology and services.

Roshing’s software and website may not perform in line with customer specifications or expectations.

Roshing’s freight shipping and related logistic software and websites may not perform in line with customers’ expectations. Future customers may also require customized specifications that Roshing is unable to deliver. Some of these target specifications, such as those dependent on battery technology, are constrained by the pace of general technological advancement and the capabilities of its suppliers, which are largely beyond its control.

Roshing’s software and website may contain design or manufacturing defects that result in unsatisfactory performance or require repair. Roshing’s software and website use a substantial amount of algorithms and software to operate. Software products are inherently complex and often contain defects and errors, especially when first introduced. While Roshing have performed extensive internal testing on its software and website, we have a limited frame of reference by which to evaluate the long-term performance of its software and website. There can be no assurance that Roshing will be able to detect and fix any defects in its software and website before we sell products and services to customers.

If Roshing’s software and website is defective or otherwise fails to perform as expected or in accordance with prescribed technical specifications and timetable, its customers may experience accidents and suffer adverse publicity, revenue declines, ecommerce inventory disarray, breakdown of shipping workflows, product liability claims, and significant additional expenses. These consequences could have a material adverse impact on its business, financial condition, operating results, and prospects.

Additionally, Roshing’s software, along with that of our third-party service provider, containing personal information of software customers, and others, could be breached, exposing us to adverse publicity, costly government enforcement actions or private litigation, and expenses. Cyber criminals constantly devise schemes to bypass IT security safeguards, and other retailers have experienced severe data breaches. Roshing may not anticipate all security threats or implement preventive measures against them effectively. The costs to mitigate network security issues could be significant, and while Roshing implemented security measures, addressing these issues may not always succeed. Unauthorized access to Roshing’s networks or databases could result in theft, publication, deletion, modification, or blocking of sensitive information, adversely affecting our business strategy, financial condition, or operations. While Roshing has not experienced cybersecurity incidents in the past three years, we anticipate threats to persist and cannot assure such events will not occur or have material impacts on Roshing’s operations, results of operations and financial condition in the future.

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If Roshing does not continually update its products and/or services, they may become obsolete and Roshing may not be able to compete with other companies.

Roshing cannot assure that it will be able to keep pace with technological advances, or that its current suppliers will be able to keep pace with technological advances and as such, its products and/or services may become obsolete. Roshing cannot assure you that competitors will not develop related or similar services and offer them before Roshing does, or does so more successfully, or that they will not develop services and products more effective than any that Roshing and/or its suppliers have or are intending to develop. In addition, although Roshing may be able to identify new suppliers that can provide more effective services and products to be more competitive, Roshing may not be able to arrange satisfactory arrangements in a timely manner, if at all. If that happens, its business, prospects, results of operations and financial condition will be materially adversely affected.

Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants who are essential to the success of its business and the effective delivery of policy and business advisory services to its individual and corporate clients.

Roshing’s current talent policy advisory and application services rely heavily on Roshing’s visa consultants, and the conduct of Roshing’s visa consultants is critical to maintaining its reputation. Roshing seeks to hire qualified and dedicated consultants who have the necessary experience to provide effective advice and guidance to its clients in accordance with government policies and business management expertise and experience. The number of consultants with these qualities is limited and Roshing needs to implement a highly selective recruitment process.

A decline in the market for individual clients of Roshing’s business consulting services and corporate business consulting could have a material adverse effect on its business, prospects, financial condition and results of operations.

There is an anticipation of potential Hong Kong talent introduction policy revisions or the cessation of policy benefits after the second half of 2024, which may lead to a reduction or cessation of its consulting services for talent clients. Additionally, fluctuations in Hong Kong’s global business attractiveness or other factors may impact the number of enterprises establishing business activities in Hong Kong, potentially slowing business demand and affecting the growth of consulting enterprises we serve. Consequently, Roshing’s business, prospects, financial condition, and operating results may be significantly and adversely affected.

General Business Risks

We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities.

We have a limited operating history and are subject to the risks inherent in a growing company, including, among other things, risks that we may not be able to hire sufficient qualified personnel and establish operating controls and procedures. The company relies on few trained internal personnel as the company only has 11 full time employees. As we build our own capabilities, we expect to encounter risks and uncertainties frequently experienced by growing companies in new and rapidly evolving fields, including the risks and uncertainties described herein. If we are unable to build our own capabilities, our operating and financial results could differ materially from our expectations, and our business could suffer.

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We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base many-fold, our business growth will be challenged and affected, resulting in adjustments to our business strategy.

As we have not achieved significant scale, we had and expect to continue to have customer concentration. The revenue generated to date by our business has come from a small number of customers. During the six months ended January 31, 2025, three customers accounted for 75.3% of our revenue. During the six months ended January 31, 2024, two customers accounted for 85.3% of our revenue. During the year ended July 31, 2024, three customers accounted for approximately 84% of our revenue. During the year ended July 31, 2023, two customers accounted for approximately 52% of our revenue. In order for Tianci to be viable as a public company, we must increase our revenue. To accomplish that, we must expand our customer base. If we fail to multiply our customers, Tianci’s stock may have no significant value. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of customers. We are unable to predict the future level of demand for our services that will be generated by these customers. In addition, we cannot assure that any of our customers in the future will not cease purchasing logistics services from us, or that our cooperating agents will continue introducing clients to us. Should they favor logistics services from our competitors, significantly reduce orders, or seek price reductions in the future, any such event could have a material adverse effect on our revenue, profitability, and results of operations.

We rely on shipping suppliers, cargo owner and cargo agents and Hardware Products suppliers, if they become financially unstable or have reduced capacity to provide services because of pandemics, such as COVID-19, it may adversely impact our business and operating results.

We depend on shipping suppliers, cargo owners, cargo agents, and hardware products suppliers. The quality and profitability of our services and business depend on the effective selection and oversight of these partners. Pandemics, such as COVID-19 have ever placed significant stress on our shipping suppliers, cargo owners, cargo agents, and hardware products suppliers, which may continue to result in reduced carrier capacity or availability, pricing volatility or more limited carrier transportation schedules which could adversely impact our operations and financial results. During the pandemic, air carriers have been particularly affected having to cancel freights due to travel restrictions resulting in dramatic drops in revenues, historical losses and liquidity challenges. Uncertainty over recovery of demand for passenger air travel, in particular business travel, to pre-pandemic levels means ship carriers’ operations and financial stability may be adversely affected long term.

Our business could be negatively affected by rising inflation and interest rates.

Various macroeconomic factors could adversely affect our business, financial condition and results of operations, including changes in inflation, interest rates and overall economic conditions and uncertainties such as those resulting from the current and future conditions in the global financial markets.

For instance, recent inflationary environment has negatively impacted us by slightly increasing (i) our labor costs, through higher wages, (ii) our borrowing costs, through higher interest rates which we expect to continue to increase, and (iii) our other operating costs, such as through higher rates charged by our service suppliers. Supply chain constraints have led to higher inflation, which if sustained, could have a negative impact on our operations. To moderate effects of these increasing costs, we instituted proactive initiatives to optimize efficiencies in our daily operations. We also replaced certain service suppliers with alternatives that offered more competitive rates while not compromising service quality. In addition, we expect to modestly increase the rates we charge our customers in response to the inflationary environment should such inflationary pressures further deteriorate in the near future. However, we cannot assure you that these measures we have taken or will take will be effective, if at all, or that we will be able to effectively mitigate any inflationary pressures in the future. If inflation or interest rates were to significantly increase, our business and the results of operations may be negatively affected.

Interest rates, liquidity of credit markets and volatility of capital markets could also affect our business and results of operations as well as our ability to raise capital on favorable terms, or at all.

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If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals that we attract to our company. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization: technological as well as entrepreneurial. Competition for such qualified employees is intense. If we do not succeed in attracting competent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success depends largely on our ability to retain key consultants and advisors. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The Company and its subsidiaries do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

The Company and its subsidiaries do not maintain fire, theft, product liability or property insurance of any kind. The company and its subsidiaries bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business, as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects.

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow in future periods. Our growth rates may decline for any number of possible reasons and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the touchscreen industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

Our management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

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An evaluation was conducted under the supervision and with the participation of our management of the effectiveness of the design and operation of our disclosure controls and procedures as of January 31, 2025. Based on that evaluation, our management concluded that our disclosure controls and procedures were not effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms as a result of the following material weaknesses:

•	There is an inadequate segregation of duties consistent with control objectives. The Company’s management is limited in number, resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff to provide greater segregation of duties. Currently, it is not feasible to hire additional staff to obtain optimal segregation of duties. Management will reassess this matter in the following year to determine whether improvement in segregation of duty is feasible.

•	There is a lack of formal policies and procedures necessary to adequately review significant accounting transactions. The Company utilizes a third-party independent contractor for the preparation of its financial statements. Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third-party independent contractor is not involved in the day to day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

Our management will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

If our internal control over financial reporting or our disclosure controls are not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our common stock intended to be listed on Nasdaq could be suspended or terminated and our share price could materially suffer. In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.

We may fail to make necessary acquisitions or investments or enter desirable strategic alliances, and we may not be able to achieve the anticipated benefits from such acquisitions, investments or strategic alliances.

Our strategy for long-term growth, productivity and profitability depends in part on our ability to make prudent decisions to make strategic acquisitions or investments or enter desirable alliances and to realize the benefits we expect when we make those investments or acquisitions. We may evaluate and consider strategic acquisitions and investments or enter strategic alliances to develop new services or solutions, with an aim to enhance our competitive position and achieve long-term growth, productivity and profitability. However, we cannot assure you that we will make prudent decisions on such acquisitions, investments, strategic alliances at all times. In addition, investments or acquisitions involve numerous risks, including (i) potential failure to achieve the expected benefits of the integration or acquisition, (ii) difficulties in, and the cost of, integrating operations, technologies, services and personnel, (iii) potential write-offs of acquired assets or investments and (iv) downward effect on our operating results. These transactions will also divert management’s time and resources from our normal course of operations, and we may have to incur unexpected liabilities or expenses. Strategic alliances with third parties could also subject us to a number of risks, including risks associated with potential leakage of proprietary information, non-performance by the counterparty and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business.

If we cannot successfully execute or effectively operate, integrate, leverage and grow the acquired businesses or strategic alliances, our financial results and reputation may be materially and adversely affected. While we expect our future acquisitions, investments or strategic alliances to further enhance our value propositions to customers and improve our long-term profitability, there can be no assurance that we will realize our expectations within the time frame we envisage, if at all, or that we can continue to support the values we allocate to these acquired, invested or alliance businesses, including their goodwill or other intangible assets.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We may become an attractive target for intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) all of our intellectual property rights will be adequately protected, or (ii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. As of the date of the prospectus, we have only two domain names: roshing.com and tianci-ciit.com. We have not owned or had rights to any other intellectual property, such as patents, copyrights, trademarks, etc.

We are a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.

We may continue to be a smaller reporting company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (a) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (b) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make the comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt.

Our bylaws, amended articles of incorporation and Nevada law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	limiting the liability of, and providing indemnification to, our directors and officers;
•	limiting the ability of our stockholders to call and bring business before special meetings;
•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;
•	providing our board of directors with the express power to postpone previously scheduled annual meetings;
•	permitting the removal of directors only upon vote or written consent of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power; and
•

restricting the ability to adopt a new bylaw upon a majority vote of stockholders. The Board shall have the power to amend, alter, change, or repeal any provision contained in the bylaws of incorporation.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

The Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444, regulate business combinations with interested stockholders. The NRS defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to NRS Sections 78.411 through 78.444, combinations with an interested stockholder remain prohibited for two years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt out of the statute with appropriate provisions in its articles of incorporation.

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NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 78.378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation.

Any damage to the reputation and recognition of our brand names, including negative publicity against us, our services, operations and our directors, senior management and business partners may materially and adversely affect our business operations and prospects.

We believe our brand image and corporate reputation will play an increasingly important role in enhancing our competitiveness and maintaining business growth. Many factors, some of which are beyond our control, may negatively impact our brand image and corporate reputation if not properly managed. These factors include our ability to provide superior solutions and services to our customers, successfully conduct marketing and promotional activities, manage relationship with and among our customers and business partners, and manage complaints and events of negative publicity, maintain positive perception of our Company, our peers and supply chain solution industry in general. Any actual or perceived deterioration of our service quality, which is based on an array of factors including customer satisfaction, rate of complaint or rate of incident, could subject us to damages such as loss of important customers. Any negative publicity against us, our solutions and services, operations, directors, senior management, employees, business partners or our peers could adversely affect customer perception of our brand, cause damages to our corporate reputation and result in decreased demand for our solutions and services. If we are unable to promote our brand image and protect our corporate reputation, we may not be able to maintain and grow our customer base, and our business and growth prospects may be adversely affected.

We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.

We and our management may be subject to claims, disputes, lawsuits, investigations and other legal and administrative proceedings incidental to the conduct of our business from time to time. We are currently not party to any legal or arbitration proceedings, including those relating to bankruptcy, receivership or similar proceedings and those involving any third party, which may have, or have had in the recent past, material adverse effects on our financial position or profitability. Any claims against us or our management, with or without merit, could be time-consuming and costly to defend or litigate, divert our management’s attention and resources or harm our brand equity. Claims arising out of actual or alleged violations of law, breach of contract or torts could be asserted against us by customers, business partners, suppliers, competitors, employees or governmental entities in investigations and legal proceedings. These claims could be asserted under a variety of laws, including but not limited to intellectual property laws, labor and employment laws, securities laws, tort laws, contract laws, property laws, and employee benefit laws. If a lawsuit or governmental proceeding against us is successful, we may be required to pay substantial damages or fines. We may also lose, or be limited in, the rights to offer some of our services. As a result, the scope of our services could be reduced, which could adversely affect our ability to attract new customers, harm our reputation and have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming, and ultimately futile.

While we believe that we and our subsidiaries are currently not required to obtain any other permissions or approvals from Hong Kong authorities for our business operations, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.

The Directors confirm that, as of the date of this prospectus, we and our subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong Kong, including but not limited to obtaining a business registration certificate. However, we have been advised by our Hong Kong counsel that laws, regulations, or policies in Hong Kong could change in the future. If (i) we or our subsidiaries do not receive or maintain such permissions or approvals, (ii) we or our subsidiaries inadvertently conclude that any other permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

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We may adjust our business strategies and models in response to changing market conditions, competitive pressures, or regulatory changes. However, there is no guarantee that these adjustments will be successful, and they may not achieve the desired results, potentially impacting our performance and financial results.

As changes in our business environment occur, we may adjust our business strategies to meet these changes, or we may otherwise decide to restructure our operations or businesses or assets. In addition, external events such as shifts in demographics, alterations in consumer behavior, fluctuations in macroeconomic conditions, and amendments to laws, regulations, and government policies governing international trade and commerce may impair the value of our assets and increase our costs. When these changes or events occur, we may incur costs to modify our business strategy to respond to those market dynamics and satisfactorily meet customers’ demands. To meet customer demand and implement our strategies and expansion plan, we may shift to a Vessel-Operating Common Carrier. This shift aims to achieve cost efficiency by reducing transportation costs, as owning and operating vessels can decrease dependency on third-party shipping companies, potentially lowering transportation costs over time. Additionally, operating our own vessels can also provide a competitive advantage over companies that rely on third-party carriers. However, this transition may result in significant expenses for the purchase of vessels and related infrastructure necessary for our business growth. Such initiatives and enhancements may require substantial capital expenditures. If we are unable to successfully implement our business strategies and effectively respond to changes in market dynamics, our future financial results will suffer. Furthermore, we have incurred, and may continue to incur, increased operating expenses in connection with certain changes to our business strategies.

Risks Related to Doing Business in Hong Kong

Most of our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us, which could result in a material change in our operations and/or the value of our common stock.

Tianci is a holding company and we conduct our operation through our operating subsidiary Roshing in Hong Kong. Our operations are primarily located in Hong Kong and few of our clients are Mainland China residents. At the present time, we are not materially affected by recent statements by the Mainland China Government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current Mainland China laws and regulations, there remains regulatory uncertainty with respect to the implementation of Chinese law in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our stockholders. These laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

China’s government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our common stock. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or way we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock.

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We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.

We are a holding company incorporated in the United States, and we rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders and service any debt we may incur. If our Hong Kong subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The Mainland China laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our common stock.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to a trade war could have a negative effect on customer confidence, which could materially and adversely affect our business. We may also have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our customers, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong has a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, based on recent political development, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China. Hong Kong’s preferential trade status was removed by the United States government and the United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business.

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The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign or overseas force to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Hong Kong chief executives Carrie Lam and John Lee. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

There are political risks associated with conducting business in Hong Kong.

Substantially all our operations are based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included in this prospectus, we derive substantially all of our revenue from operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our shares could be adversely affected.

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Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.

On April 21, 2020, the SEC Chairman and PCAOB Chairman, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (1) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (2) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (3) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the Company’s auditor.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

On August 6, 2020, the President’s working group released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, the President’s working group recommended enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to the work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022, for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

On August 10, 2020, the SEC announced that the SEC Chairman had directed the SEC staff to prepare proposals in response to the report of the President’s working group, and that the SEC was soliciting public comments and information with respect to the development of these proposals.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the Act was signed into public law by the President of the United States. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.

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On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a SOP with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary.

Michael T. Studer CPA P.C. issued the audit report for our Company for the year ended July 31, 2023. Michael T. Studer CPA P.C. serves as an auditor of companies that are traded publicly in the United States and is a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Michael T. Studer CPA P.C. is headquartered in Freeport, New York and has been inspected by the PCAOB on a regular basis. On September 11, we dismissed Michael T. Studer CPA P.C. and engaged Bush & Associates CPA LLC as the Company’s independent public accounting firm for the year ended July 31, 2024. Bush & Associates CPA LLC, an independent registered public accounting firm, has its principal office in Henderson, Nevada and is subject to PCAOB inspections.

The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Resale Offering, and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. We expect that Roshing’s labor costs, including wages and employee benefits, will continue to increase. Unless Roshing is able to control its labor costs or pass on these increased labor costs to its customers by increasing service fees, our financial condition and operating results may be adversely affected.

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In addition, where Roshing employs any employees, it is required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and make severance payments or long service payments. See “Regulations — Regulations Related to our Business Operation in Hong Kong — Regulations related to employment and labor protection” for details. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. For example, under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), an employer who fails to comply with the ordinance to secure an insurance cover commits an offence and is liable on conviction upon indictment to a maximum fine of HK$100,000 (approximately US$13,000) and imprisonment for two years. Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), an employer who, without reasonable excuse, fails to enroll employees in an MPF scheme pursuant to the ordinance commits an offence and is liable on conviction to a fine of HK$350,000 (approximately US$45,000) and to imprisonment for three years. Therefore, failure to comply with applicable laws and regulations concerning employment and labor protection by Roshing may result in material and adverse effect on Roshing’s business, our financial condition and operating results. As of the date of this prospectus, we believe that Roshing is in compliance with applicable Hong Kong laws and regulations concerning employment and labor protection in all material respects.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. Some of our directors and officers are Hong Kong nationals or residents. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We are also aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

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On December 28, 2021, the CAC and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. In addition, the Cybersecurity Law, which was adopted by the Standing Committee of the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, provide that personal information and important data collected and generated by a critical information infrastructure operator, or the CIIO, in the course of its operations in Mainland China must be stored in Mainland China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to national security review by the CAC together with competent departments of the State Council. In addition, for CIIOs that purchase network-related products and services, the CIIOs shall declare any network-related product or service that affects or may affect national security to the Office of Cybersecurity Review of the CAC for cybersecurity review. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Cybersecurity Review Measures stipulates that any online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, as of the date of this prospectus, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. On November 14, 2021, the CAC published the Regulations on the Data Security Administration Draft, or the Data Security Regulations Draft, to solicit public opinion and comments. Under the Data Security Regulations Draft, an overseas initial public offering to be conducted by a data processor processing the personal information of more than one million individuals shall apply for a cybersecurity review. Data processor means an individual or organization that independently makes decisions on the purpose and manner of processing in data processing activities, and data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. Currently we do not expect the Cybersecurity Review Measures to have an impact on the business and operations of our Hong Kong operating subsidiary, Roshing, or this offering, because (i) Roshing is incorporated and primarily operating in Hong Kong without any subsidiary or VIE structure in Mainland China; and (ii) as of the date of this prospectus, Roshing has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review for the offering. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe Roshing is not required to pass the cybersecurity review of the CAC in order to list our common stock in the U.S.

In addition, on December 24, 2021, the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively, the Draft Rules Regarding Overseas Listings. The Draft Rules Regarding Overseas Listing aim to lay out the filing regulation arrangement for both direct and indirect overseas listing and clarify the determination criteria for indirect overseas listing in overseas markets. According to the Draft Rules Regarding Overseas Listings, among other things, after making initial applications with overseas stock markets for initial public offerings or listings, all Mainland-China-based companies shall file with the CSRC within three working days.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. Compared to the Draft Filing Measures, the Trial Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the majority of senior managers in charge of its business operation and management are Chinese citizens or domiciled in mainland China. Furthermore, the Trial Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

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As the Trial Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Measures before our common stock can be listed or offered in the U.S. because a) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, and b) none of our business activities are conducted in Mainland China, and our main places of business are not located in Mainland China, and the majority of senior managers in charge of our business operation and management are Hong Kong citizens and domiciled in Hong Kong.

Since these proposed rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer common stock, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause the common stock to significantly decline in value or become worthless.

In the opinion of our PRC counsel, Jiangsu Junjin Law Firm, as of the date of this prospectus, on the basis that (i) we are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong, neither entity has operations in Mainland China; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are us controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (iv) only few of Roshing’s customers are Mainland China residents, which contributed 5.2% and 0.4% of our revenue for the year ended July 31, 2023 and the year ended July 31, 2024, respectively and there are no customers from Mainland China for the six months ended January 31, 2025; (v) the majority of our senior managers in charge of the Company’s business operation and management are Hong Kong nationals and domiciled in Hong Kong; and (vi) all of Roshing’s employees are Hong Kong residents, we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities for consummating this offering, including but not limited to the CSRC, to operate Roshing’s business or to list our securities on the U.S. exchanges and offer securities, including but not limited to issuing our common stock to foreign investors. We and our subsidiaries have not applied for, or been denied of any such permissions or approvals from the authorities of Mainland China. In addition, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, as of the date of this prospectus, we are not subject to the cybersecurity review by the CAC over data security and our offering because we are not a Nevada company and our only operating subsidiary is a Hong Kong company, and neither entity has operations in Mainland China.

Further, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong, as is the case as of the date of this prospectus. Therefore, we believe that the chance that we and our subsidiaries will be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing of our securities on the U.S. exchanges and the offering of our securities in the future is very remote. If (i) we and our subsidiaries do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) we and our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. Consequently, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments and the listing of our common stock on a U.S. or other foreign exchanges. If there is significant change to current political arrangements between Mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stock to significantly decline or become worthless.

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In addition, the SEC has issued statements primarily focused on companies with significant China-based operations. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with a VIE structure. However, (1) we do not have a VIE structure and are not in an industry that is subject to foreign ownership limitations by China; and (2) neither us nor our only operating subsidiary, Roshing, has operations in Mainland China.

Risks Related to Taxation

Non-compliance with tax obligations may adversely affect our business and operation results.

On June 5, 2023, the United States Internal Revenue Service (“IRS”) issued a notice letter imposing penalties for failure to provide information concerning certain foreign-owned U.S. Corporations for the tax period ending July 31, 2021, totaling $25,000. We promptly submitted a request for penalty abatement within 30 days of receiving the notice, asserting that the late filing was not due to willful neglect. However, as of now, we have not received any final decision from the IRS regarding their intended course of action. The total amount due now stands at $26,426.55, inclusive of accrued interest and penalties calculated up to February 26, 2022. On April 25, 2024, the Company paid the total amount of $26,854.68 to IRS by check.

On March 11, 2024, the Company received a new notice letter with the IRS issued a notice imposing penalties for failure to file form 5471 under Internal Revenue Code Section 6038. The penalty amounts due by April 1, 2024, is $20,000. On April 22, 2024, the Company received another notice from IRS of the intent of levy the company’s property or rights to property for the Company’s failure to pay the penalty. The total penalty due now stands at $20,184.43, inclusive of accrued interest and penalties calculated up to April 22, 2024. On April 22, 2024, we promptly submitted a request for penalty abatement within 30 days of receiving the notice, asserting that the late filing was not due to willful neglect.

On May 10, 2024, the company paid $20,184.43 by check to IRS for the tax period ending July 31, 2023.

All late filings were due to two main factors: a) the impact of the epidemic, resulting in our failure to report in a timely manner and subsequent payment of fines. We have settled the fines, but we require details regarding the date, amount, and reasons for any new penalties arising from delayed tax payments. b) The change of ownership in August 2021 led to numerous unresolved matters, compounded by various obstacles encountered during the pandemic.

Up to May 10, 2024, we have successfully filed tax returns for the years 2020 to 2022 and have duly remitted the two fines along with accrued interest via check. The amount owed, encompassing principal and interest, was ascertained and settled upon the submission of the prospectus. In our future operations, we will aim to pay taxes on time and as required. However, we cannot guarantee that the Company won’t make tax payment errors in the future, which could affect our operations.

A change in tax laws in any country in which we operate or loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries could adversely affect us.

Tax laws, treaties and regulations are highly complex and subject to interpretation. Consequently, we and our subsidiaries are subject to changing laws, treaties and regulations in and between the countries in which we operate. Our tax expense is based on our interpretation of the tax laws in effect at the time the expense was incurred. A change in tax laws, treaties or regulations, or in the interpretation thereof, could result in a materially higher tax expense or a higher effective tax rate on our earnings.

In addition, if any tax authority successfully challenges positions we may take in tax filings, our operational structure, intercompany pricing policies, the taxable presence of our subsidiaries in certain countries or any other situation, or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure, or if we lose a material tax dispute in any country, our effective tax rate on our worldwide earnings could increase substantially and our earnings and cash flows from operations could be materially adversely affected.

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Risks Related to Our Common Stock and this Resale Offering

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is trading on Nasdaq Capital Market. The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered underwriter, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Our articles of incorporation allow our board to create a new series of preferred stock without further approval by our Stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 80,000 shares of Series A Preferred Stock and 20,000,000 shares of undesignated preferred stock. The Board of Directors has the authority, without stockholder approval, to amend the Company’s Articles of Incorporation to divide the class of undesignated Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion, which could decrease the relative voting power of our common stock or result in dilution to our existing Stockholders.

On January 27, 2023, Tianci sold 80,000 shares of its Series A Preferred Stock to RQS Capital for $24,000 cash. On January 19, 2024, the Company issued 8,000,000 shares of its common stock to RQS Capital. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of Tianci’s Series A Preferred Stock into 8,000,000 shares of common stock.

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On April 24, 2024, Tianci sold 80,000 shares of Series B Preferred Stock to RQS Capital. The shares were sold for a cash payment of $80,000. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. As of the date of the prospectus, none of the shares of Series B Preferred Stock have been converted, and RQS Capital does not intend to convert its shares of Series B Preferred Stock into shares of common stock before the closing of this offering; however, the shares of Series B Preferred Stock may be converted into shares of common stock at any time at the option of RQS Capital.

Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;
•	detrimental adverse publicity about us, our brand, our services or our industry;
•	additions or departures of key personnel; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, stockholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return them to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurance can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing stockholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. As of January 31, 2025 and the date of this prospectus, we have 14,781,803 shares of common stock issued and outstanding. We cannot predict what effect, if any, market sales of securities held by our significant stockholders or any other stockholder or the availability of these securities for future sale will have on the market price of our common stock.

As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

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Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.

Shufang Gao, the Chief Executive Officer of Tianci, through his 60% holding in RQS Capital, which has 61.89% of the voting power, together with common stock owned by himself, controls securities with 62.11% of the voting power in Tianci. As a result, Mr. Gao will have the ability to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our articles of incorporation or bylaws;

•	Effect or prevent a merger, sale of assets or other corporate transaction; and

•	Affect the outcome of any other matter submitted to the Stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Gao, new investors will not be able to effect a change in the Company’s business or management, and therefore, stockholders would be subject to decisions made by management and the majority stockholder.

In addition, Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control over us, which in turn could reduce our stock price or prevent our Stockholders from realizing a premium over our stock price.

The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders.

Our Board of Directors is authorized to issue up to 100,000,000 shares of common stock, up to 80,000 shares of Series A Preferred stock, up to 80,000 shares of Series B Preferred stock, and up to 19,920,000 shares of undesignated preferred stock. Of which approximately 103,048,197 shares will remain available for issuance after the Resale Offering, including (i) awards reserved for issuance under the 2024 Equity Incentive Plan; (ii) shares issuable upon the exercise of the underwriter’s over-allotment option. Our Board of Directors will continue to have the authority to issue additional shares of common stock without consent of any of our stockholders, unless stockholder’s approval is required under law or, if our common stock is listed on Nasdaq, under Nasdaq Rule 5635, which among other things, requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction. In addition, our Articles of Incorporation provide that the Board can designate the voting rights, liquidation rights, dividend rights and other rights of holders of the preferred stock. The Board, therefore, could use the Preferred Stock to give an investor group disproportionate voting rights or priority over the common stock in the allocation of benefits from the operations of Roshing, including preferential dividends. The Board could also use the Preferred Stock to create a poison pill to prevent a takeover of Tianci that might be considered beneficial by the common stockholders.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing Stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our Stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets, and this could negatively impact our earnings and results of operations.

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If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our common stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing shares in this offering will incur immediate dilution of $3.96 per share, representing the difference between our public offering price of $4.00 per share and our pro forma as adjusted net tangible book value of $0.54 per share as of January 31, 2025. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution.”

A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

The sales of a substantial number of our shares of common stock in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our common stock. Immediately after this offering, we will have 16,531,803 outstanding shares of common stock, based on the number of 14,781,803 shares of common stock outstanding as of January 31, 2025 and as of the date of the prospectus, assuming no exercise of the underwriter’s over-allotment option. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. Of that amount, 14,529,788 shares of common stock are currently restricted as a result of securities laws and/or lock-up agreements but will be able to be sold after the closing of this offering, subject to securities laws and/or lock-up agreements. If held by one of our affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “Shares Eligible for Future Sale.”

If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our Stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by the offering, to respond to business challenges, including the need to enhance our products and services, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financing to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In addition to these assumptions and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

•	future general dry bulk shipping market conditions, including fluctuations in charter rates;
•	our future operating or financial results;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;
•	our ability to meet requirements for additional capital and financing to grow our business;
•	planned or pending acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions as planned;
•	potential conflicts of interest involving members of our board of directors, or the Board, and senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments;
•	forecasts of our ability to make cash distributions on our common units or any increases in our cash distributions;
•	our ability to make additional borrowings and to access debt and equity markets;
•	the strength of world economies;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	general domestic and international political conditions;
•	our business strategy and other plans and objectives for future operations;
•	termination dates and extensions of charters; and
•	potential disruption of shipping routes due to accidents or political events.

Any forward-looking statements contained herein are made only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock held by the Selling Stockholders.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. See also “Risk Factors— Risks Related to Our Common Stock— As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.”

MARKET PRICE

Market Information

Shares of our common stock were quoted on the OTC Pink Market under the symbol “CIIT.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

The last reported sales price of our common stock which trades under the symbol “CIIT” on the OTC Pink Market on April 9, 2025, was $4.00.

We have been approved to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CIIT” on April 10, 2025. And our common stock ceased to be traded on the OTC Pink Market on April 10, 2025.

Holders

As of January 31, 2025, there were 132 stockholders of record of our common stock. As of the date of this prospectus, there were 132 stockholders of record of our common stock.

As of January 31, 2025, there was one stockholder of record of our Series B Preferred Stock. As of the date of this prospectus, there was one stockholder of record of our Series B Preferred Stock.

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CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2025:

(1)	on an actual basis; and
(2)	on a pro forma as-adjusted basis, to give effect to the issuance and sale of 1,750,000 shares of common stock by us in the Underwritten Offering at a public offering price of $4.00 per share, after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses, assuming the lead underwriter’s over-allotment option has not been exercised.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of the Underwritten Offering is subject to adjustment based on the public offering price of our common stock. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	January 31, 2025
	Actual	Pro forma as adjusted (Over-allotment option not exercised)(1)

Total borrowing	$2,271	$2,271
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 shares issued and outstanding	8	8
Common Stock, par value $0.0001 per share, 100,000,000 shares authorized; 14,781,803 shares issued and outstanding; 16,531,803 shares issued and outstanding pro forma	1,478	1,653
Additional paid-in capital	962,416	7,073,641
Accumulated deficit	(428,478)	(428,478)
Total stockholders’ equity attributable to the Company	535,424	6,646,824
Total capitalization	$537,695	$6,649,095

(1)	Reflects the sale of shares of common stock in the Underwritten Offering at a public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the lead underwriter’s over-allotment option has not been exercised. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated incremental offering expenses payable by us. We estimate that such net proceeds will be approximately $6,111,400 assuming the lead underwriter has not exercised the over-allotment option. The as adjusted total stockholders’ equity of $6,646,824 is the sum of the net proceeds of $6,111,400 and the actual equity of $535,424.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this Offering and the adjusted net tangible book value per share of our common stock after this Offering.

The historical net tangible book value of our common stock as of January 31, 2025 was approximately $535,424, or $0.04 per share, based upon 14,781,803 shares of common stock outstanding on such date. Historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to the Underwritten Offering, our adjusted net tangible book value of our common stock is $0.40 per share. Adjusted net tangible book value per share represents adjusted net tangible book value divided by the total number of shares outstanding after giving effect to the sale of the shares in the Underwritten Offering at the public offering price of $4.00 per share, after deducting underwriting discounts and commissions, non-accountable expense allowance, and other estimated offering expenses payable by us. This represents an immediate increase in as adjusted net tangible book value of $0.36 per share to existing Stockholders and an immediate dilution of $3.60 per share to investors purchasing shares of common stock in the Underwritten Offering at the public offering price.

The following table illustrates this dilution on a per share basis to new investors:

public offering price per share	$4.00
Pro forma net tangible book value per share as of January 31, 2025	$0.04
Increase in net tangible book value per share attributable to the Underwritten Offering	$0.36
As adjusted net tangible book value per share after giving effect to the Underwritten Offering	$0.40
Dilution in net tangible book value per share to purchasers in the Underwritten Offering	$3.60

If the lead underwriter’s over-allotment option is exercised in full, our adjusted net tangible book value following the Underwritten Offering will be $0.45 per share, and the dilution to investors purchasing shares of common stock in the Underwritten Offering will be $3.55 per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management’s discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Overview

On March 3, 2023, we acquired ownership of RQS United Group Limited, a company organized under the laws of the Republic of Seychelles (“RQS United”), pursuant to the Share Exchange Agreement dated March 3, 2023 among the Company, RQS United and RQS Capital Limited, the prior owner of RQS United.

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing International Co., Limited, a company organized under the laws of Hong Kong (“Roshing”). Roshing was incorporated on June 22, 2011 and is primarily engaged in logistics solutions, including shipping operation management. We also generate a small portion of our revenue from our non-core businesses that we carry on through Roshing, including software development services, consulting services, and the sale of electronic parts.

Our primary line of business is global logistics. The Company, through its subsidiary, Roshing, provides global logistics services, encompassing booking and the transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

For the container shipping service, Roshing charters cargo space from shipping suppliers (such as shipowners, ship carrier or non-vessel operating common carriers) and then sub-charters that space to its customers (cargo owners or cargo agents). For the bulk goods shipping service, Roshing issues fixture notes to customers, and then arranges the booking of ships, and signs chartering contracts with suppliers (such as shipowners). Roshing also tailors the selection of transport options, and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue since 2023. Shufang Gao, our Chief Executive Officer previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

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Key factors that affect operating results

Our performance of operations and financial conditions have been, and are expected to continue to be, affected by a number of factors which are set forth below.

Economic Conditions in Hong Kong. We are a Nevada company with operations conducted by our subsidiary Roshing, which is based in Hong Kong. Accordingly, if Hong Kong experiences any adverse economic, political or regulatory conditions due to events beyond our control, such as local economic downturn, natural disasters, contagious disease outbreaks, terrorist attacks, or if the government adopts regulations that place restrictions or burdens on us or on our industry in general, our business, financial condition, results of operations and prospects may be materially and adversely affected.

International Trade Environment. The demand for our shipping operation services is driven by the levels of international trade, which are in turn affected by global political, economic or social conditions. Any changes in a particular country’s trade policy could trigger retaliatory actions by affected countries, potentially eventually resulting in a trade war, which could increase the cost of goods and thus reduce customer demand for products if the parties have to pay tariffs which increase their prices or if trading partners limit their trade with the particular country. Our business is also susceptible to downturns and disruptions in the business activities of their direct customers that are beyond their control. If sales in a particular geographical market in which our direct customers target operate in decline, due to unstable regional and/or global political and economic conditions, such decline will likely lead to a corresponding plunge in the international trade volume which, in turn, could reduce the demand for freight forward and adversely affect our results of operations.

Our Ability to Source Cargo Space from Vendors on a Cost-Efficient Manner. A significant portion of our cost of revenue is the fee that we paid to our vendors. As a result, our results of operation depend on our ability to source vendors in a cost-efficient manner by obtaining a favorable price and effectively control the cost.

Results of Operations

For the three and six months ended January 31, 2025 and 2024

For the three months ended January 31, 2025 and 2024

	For the three-months ended January 31,			Change
	2025	2024	Change	Percentage
Revenues	$2,079,203	$2,894,128	$(814,925)	$(28%	)
Cost of Revenues	1,999,225	2,555,024	(555,799)	(22%	)
Gross profit	79,978	339,104	(259,126)	(76%	)
Selling and marketing	15,036	133,763	(118,727)	(89%	)
General and administrative	171,211	136,721	34,490	25%
(Loss) income from operations	(106,269)	68,620	(174,889)	(255%	)
Provision for (benefit from) income taxes	4,702	(7,141)	11,843	(166%	)
Net (loss) income	(110,971)	100,714	(211,685)	(210%	)
Less: net income attributable to non-controlling interest	2,380	19,581	(17,201)	(88%	)
Net (loss) income attributable to Tianci	$(113,351)	$81,133	$(194,484)	(240%	)

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For the six months ended January 31, 2025 and 2024

	For the six months ended January 31,			Change
	2025	2024	Change	Percentage
Revenues	$5,060,143	$4,220,776	$839,367	20%
Cost of Revenues	4,751,734	3,647,895	1,103,839	30%
Gross profit	308,409	572,881	(264,472)	(46%	)
Selling and marketing	100,224	235,834	(135,610)	(58%	)
General and administrative	431,604	255,426	176,178	69%
(Loss) income from operations	(223,419)	81,621	(305,040)	(374%	)
Provision for income taxes	6,891	11,972	(5,081)	(42%	)
Net (loss) income	(202,919)	94,602	(297,521)	(314%	)
Less: net income attributable to non-controlling interest	3,488	29,253	(25,765)	(88%	)
Net (loss) income attributable to Tianci	$(206,407)	$65,349	$(271,756)	(416%	)

Revenues

During the three and six months ended January 31, 2025, our revenue decreased to $2,079,203 for the three months ended January 31, 2025 from $2,894,128 for the three months ended January 31, 2024 and increased to $5,060,143 for the six months ended January 31, 2025 from $4,220,776 for the six months ended January 31, 2024. The decrease in the second quarter was primarily attributable to decreasing order size from a major Vietnamese customer. However, we managed to grow our logistics business by 20% in the six months ended January 31, 2025 as compared to same period in 2024. And we believe the decline in the second quarter is temporary.

As we pivoted to the logistics service business, our revenue streams for the three and six months ended January 31, 2025 and 2024 are categorized as follows. The logistics service revenue represented 99% and 95% of our total revenue respectively in the three and six months ended January 31, 2025. We believe this trend will continue as we keep growing our logistics business line, and the proportion of our historical product and other services revenue is likely to keep decreasing.

	For the Three Months Ended January 31,		For the Six Months Ended January 31,
	2025	2024	2025	2024
Global Logistics Service Revenue	$2,070,083	$2,819,056	$4,829,776	$4,000,776
Product Revenue	–	43,479	–	103,381
Other Service Revenue	9,120	31,593	230,367	116,619
Total	$2,079,203	$2,894,128	$5,060,143	$4,220,776

Cost of Revenues

Total cost of revenues decreased by 22% from $2,555,024 to $1,999,225 for the three months ended January 31, 2025 and increased by 30% from $3,647,895 to $4,751,734 for the six months ended January 31, 2025. The change was in line with change in revenue in each period.

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Our cost of revenues from our revenue categories are summarized as follows:

	For the Three Months Ended January 31,		For the Six Months Ended January 31,
	2025	2024	2025	2024
Cost of Global Logistics Service	$1,995,569	$2,504,764	$4,586,434	$3,534,734
Cost of Product	–	37,080	–	87,088
Cost of Other Service	3,656	13,180	165,300	26,073
Total	$1,999,225	$2,555,024	$4,751,734	$3,647,895

Our cost of revenues from global logistics services represented 99.8% and 96.5% of total cost of revenues during the three and six months ended January 31, 2025, respectively. Cost of global logistics services primarily include the cargo space charged by direct ocean carriers, freight forwarders and ancillary logistics services fees.

Our cost of revenues from hardware product sales decreased by 100% for the three and six month periods ended January 31, 2025, respectively, reflecting the reduction in our revenue from hardware product sales.

Gross Profit

Our gross profits from our each of revenue category are summarized as follows:

Margins

	For the Three Months Ended January 31,		For the Six Months Ended January 31,
	2025	2024	2025	2024
Global Logistics Service
Gross Profit Margin	$74,514	$314,292	$243,342	$466,042
Gross Profit Margin	3.6%	11.1%	5.0%	11.6%
Hardware Product Sales
Gross Profit Margin	$–	$6,399	$–	$16,293
Gross Profit Percentage	–	14.7%	–	15.8%
Other Services
Gross Profit Margin	$5,464	$18,413	$65,067	$90,546
Gross Profit Percentage	59.9%	58.3%	28.24%	77.64%
Total
Gross Profit Margin	$79,978	$339,104	$308,409	$572,881
Gross Profit Percentage	3.9%	11.7%	6.1%	13.6%

Our gross profit decreased from $339,104 to $79,978 for the three months and from $572,881 to $308,409 for the six months ended January 31, 2025, respectively. The decrease in gross profit was primarily attributable to a higher growth rate on logistics costs as compared to growth rate on logistics revenue. For the three and six months ended January 31, 2025, our overall gross profit margin was 3.9% and 6.1%, respectively, a reduction from gross margins of 11.7% and 13.6% during the three and six months ended January 31, 2024. We are currently adopting a customer-friendly pricing strategy to build up our market share quickly. As we continue to grow, we plan to further diverse our service region to include long-distance shipping lines, which generally produce higher profit margins as compared to short-distance shipping lines within East Asia.

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Operating Expenses

There was a decrease in operating expenses in the three months ended January 31, 2025 as compared to same period in the last year, and an increase in operating expenses in the six months ended January 31, 2025, as compared to the same period in the last year. Our operating expenses primarily include payroll expenses, commissions, advertising, rent and professional fees relating to our obligations as a public company. There was an increase in our general and administrative expenses, from $136,721 and $255,426 in the three and six months ended January 31, 2024 to $171,211 and $431,604 in the three months and six months ended January 31, 2025. The increase in general and administrative expenses was primarily attributable to increasing payroll expenses necessitated by the expansion of our growing logistics operations. The increase in general and administrative expenses was partially offset by a decrease in selling and marketing expenses as we tried to operate with less dependence on brokers for business development and cut commission expenses.

Income Tax Expense (Benefit)

Our income tax expense amounted to $4,702 and $6,891 for the three and six months ended January 31, 2025, compared to $(7,141) and $11,972 for the three and six months ended January 31, 2024, respectively. The change was due to the decrease in operating income generated by Roshing during this period.

Net Income (loss)

As a result of the foregoing, we incurred a net loss of $110,971 and $202,919 for the three and six months ended January 31, 2025. As the Company owns only 90% of its operating subsidiary, Roshing, 10% of the net income realized by Roshing was attributed to the minority interest. Therefore, the net loss for the three and six months ended January 31, 2025 attributable to the shareholders of the Company was $113,351 and $206,407, respectively. In comparison, during the three and six months ended January 31, 2024, the Company incurred a net loss of $100,714 and $94,602.

For the years ended July 31, 2024 and 2023

	For the Year ended July 31,		Change	Change
	2024	2023	Amounts	Percentage
Revenues	$8,617,265	$452,409	$8,164,856	$1,805%
Cost of Revenues	7,562,086	456,494	7,105,592	1557%
Gross profit	1,055,179	(4,085)	1,059,264	(25931%	)
Selling and marketing	365,992	54,169	311,823	576%
General and administrative	520,884	285,740	235,144	82%
(Loss) from operations	168,303	(343,994)	512,297	(149%	)
Other (expense)	(22,077)	–	(22,077)	N/A
Provision for income taxes	35,906	12,095	23,811	197%
Net income (loss)	110,320	(356,089)	466,409	(131%	)
Less: net income (loss) attributable to non-controlling interest	55,870	(14,879)	70,749	(475%	)
Net income (loss) attributable to Tianci	$54,450	$(341,210)	$395,660	$(116%	)

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Revenues

For the year ended July 31, 2024, our total revenue increased significantly to $8,617,265 from $452,409 for the year ended July 31, 2023. The increase was mainly attributable to the launch and growth of our global logistics service, which contributed 97% of our revenue in the year ended July 31, 2024.

The rest of our business lines represent a relatively small percentage of our revenue in 2024. We expect this trend to continue in the foreseeable future.

	For the Year Ended July 31,
	2024	2023
Global Logistics Service Revenue	$8,320,402	$–
Product Sales Revenue	103,382	294880
Other Service Revenues	193,481	157,529
Total	$8,617,265	$452,409

Cost of Revenues

Total cost of revenues increased from $456,494 to $7,562,086 for the year ended July 31, 2024. The increase was in line with the growth of our global logistics services.

The breakdown of our cost of revenues is summarized as follows:

	For the Year Ended July 31,
	2024	2023
Cost of Global Logistics Service	$7,432,806	$–
Cost of Product	87,088	227,660
Cost of Other Service	42,192	228,834
Total	$7,562,086	$456,494

Our cost of revenues from global logistics services represented 98% of total cost of revenues for the year ended July 31, 2024. Cost of global logistics services primarily include the cargo space charged by direct ocean carriers, fees charged by freight forwarders, fees charged for ancillary logistics services, and compensation expenses we paid to our logistics employees.

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Gross Profit

Our gross profits and gross margin of each business line are summarized as follows:

	For the Year Ended July 31,
	2024	2023
Global Logistics Service
Gross Profit	$887,596	$–
Gross Profit Margin	10.67%	–
Hardware Product Sales
Gross Profit	$16,294	$67,220
Gross Profit Margin	15.76%	22.8%
Other Services
Gross Profit	$151,289	$-71,305
Gross Profit Margin	78.19%	-45.26%
Total
Gross Profit	$1,055,179	$-4,085
Gross Profit Margin	12.24%	-0.9%

Our total gross profit increased by $1,059,264 to $1,055,179 for the year ended July 31, 2024. The increase in gross profit was primarily attributable to the launch and growth of our global logistics service, as discussed above. For the year ended July 31, 2024, our total gross profit margin was 12.24%, an increase from gross loss of 0.9% for the year ended July 31, 2023. Our gross margin from our dominant business line, global logistics service, was 10.67% for the year ended July 31, 2024. We anticipate that the gross margin realized from logistics services is likely to increase in the future as demand picks up post-pandemic with relatively stable global logistics supply.

Operating Expenses

As our business grew, there was a significant increase in our total operating expenses, which were $886,876 for the year ended July 31, 2024 as compared to $339,909 for the year ended July 31, 2023. Our operating expenses primarily include payroll expenses, commissions, advertising, rent and professional fees relating to our obligations as a public company. The increase was mainly due to the increased commission expenses we paid to agents for referring global logistics customers, and professional fees in relation to our proposed public offering.

Income Tax Expense

Our income tax expense amounted to $35,906 for the year ended July 31, 2024 as compared to $12,095 for the year ended July 31, 2023. The change was due to the increase in revenue generated during the period.

Net Income (loss)

Total net income was $110,320 for the year ended July 31, 2024. As the Company owns only 90% of the shares of its operating subsidiary, Roshing, 10% of net income generated by Roshing was attributed to the minority interest. As a result, the net income for the year ended July 31, 2024 attributable to the shareholders of the Company was $54,450. In comparison, during the year ended July 31, 2023, the Company incurred a net loss of $341,210. We believe our pivot to the logistics market gives our shareholders an opportunity to benefit from the opportunity presented by this market as the global economy recovers from the pandemic.

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Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. As of January 31, 2025, we had working capital of $585,435, as our cash amounted to $180,554, our current assets were $775,104 and our current liabilities were $189,669. As of January 31, 2025 we owed $2,271 to our related parties. As of July 31, 2024, we had working capital of $788,354, as our cash amounted to $413,129, our current assets were $910,305 and our current liabilities were $121,951. To date, we have financed our operations primarily through capital contributions and advances from shareholders, as well as private investors. On July 31, 2024 we owed $2,271 to our related parties (See Note 4 to the financial statements).

We believe that our liquidity and working capital will be sufficient to sustain our business operation for the next twelve months. We may, however, need additional cash resources in the future if there are changes in business conditions or other developments or if the company finds and wishes to pursue opportunities for investment, acquisition, capital expenditure, or similar actions.

We started providing logistics services during the quarter ended October 31, 2023. Although the business grew rapidly since then, we may require significant capital expenditure in order to obtain additional market share. If we determined that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity may result in dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow. We cannot assure you that financing will be in place or on terms acceptable to us, if at all.

The following table summarizes the key components of our cash flows for the six months ended January 31, 2025 and 2024.

	For the six months ended
	January 31,
	2025	2024
Net cash provided by operating activities	$(158,450)	$109,822
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	(74,125)	433,213
Net change in cash and restricted cash	$(232,575)	$543,035

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Operating activities

Net cash of $158,450 used in operating activities for the six months ended January 31, 2025 was primarily the result of net loss of $202,919, an increase of $23,249 in prepaid expense during the period to our service vendor and an increase of $45,029 for paying our profit taxes in Hong Kong. The change was partially offset by a $112,747 increase in accrued liabilities.

Net cash of $109,822 provided by operating activities for the six months ended January 31, 2024 was primarily the result of net income of $94,602 and an increase of $89,040 in accrued liabilities, partially offset by an increase of $86,513 in accounts receivable during the period.

Investing activities

The company has no investing activities during the three and six month periods ended January 31, 2025 and 2024.

Financing activities

Net cash used in financing activities for the six months ended January 31, 2025 was $74,125. This was attributable to the payment of professional fees incurred in relation to a public offering of the Company’s securities.

Net cash provided by financing activities for the six months ended January 31, 2024 was $433,213. This was attributable to proceeds received from private offering of common stock.

	For the Year Ended July 31
	2024	2023
Net cash provided by operating activities	$112,740	$324,581
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	44,047	(89,476)
Net change in cash and restricted cash	$156,787	$235,105

Operating activities

Net cash of $112,740 provided by operating activities for the year ended July 31, 2024 was primarily the result of net income of $110,320. A $35,906 increase in income taxes payable and a $21,498 increase in accrued liabilities were offset by an noncash item, $24,953 of debt forgiven by a related party, and a decrease of $29,070 in our advances from customers account.

Despite our net loss of $356,089 for the year ended July 31, 2023, net cash was provided by operating activities, primarily because our accounts receivable balance decreased by $737,663 during the period, as we made efforts on the collection process. The decrease was offset by a decrease of $447,292 in our accounts payable balance as we used the accounts payable proceeds to settle our liabilities to our vendors. In addition, our operating loss of $356,089 included $210,000 in stock compensation, a noncash expense.

Investing activities

The company had no investing activities during the year ended July 31, 2024 and 2023.

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Financing activities

Net cash provided by financing activities for the year ended July 31, 2024 was $44,047, as proceeds of $513,213 that we received from a private placement offering was partially offset by the $495,356 in fees that we paid to various service providers in anticipation of a public offering of stock.

Net cash used in financing activities for the year ended July 31, 2023 was $89,476, which was primarily attributable to our repayment of a working capital advance by a related party in the amount of $341,885. This cash outflow was partially offset by $31,490 in working capital advance from related parties, $84,503 in operating expenses that were paid directly by shareholders, the payments of Shenzhen China rent by related parties amounting to $16,580, the receipt of a subscription receivable of $50,000, and a capital contribution of $65,650.

Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In connection with the preparation of our financial statements for the year ended July 31, 2024 and for the six months ended January 31, 2025, there was no accounting estimate we made that was subject to a high degree of uncertainty and was critical to our results.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. The Company does not believe that any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets.

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DESCRIPTION OF BUSINESS

Overview

The Company through Roshing provides global logistics services, encompassing booking and transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a logistics shipping operator, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping service, Roshing charters cargo space from shipping suppliers (such as shipowners, ship carrier or non-vessel operating common carriers) and then sub-charters that cargo space to its customers (cargo owners or cargo agents). For the bulk goods shipping service, Roshing issues fixture notes to customers, and then arranges the booking of ships, and signs chartering contracts with suppliers (such as shipowners). Roshing also tailors the selection of transport options, and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue since 2023. Shufang Gao, our CEO previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

Our Mission

Creating Value

As a global logistics enterprise, our primary mission is to provide customers with efficient, reliable, and safe shipping services that create value.

Promoting Global Trade & Connectivity

As an important component of global trade, global logistics enterprises also have a mission to promote the development and connectivity of global trade, and promote the prosperity and development of the global economy, by facilitating cross-border operations for businesses. We are committed to cultivating a robust global network, both online and offline. The online part involves connecting with customers and suppliers through social media platforms. The offline part includes acquiring potential customer through exhibitions, recommendations, and other direct interactions.

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Undertaking Social Responsibility

We believe that shipping companies also need to be socially responsible, pay attention to environmental protection, social welfare, promote sustainable development and contribute to the prosperity and development of society.

We strive to optimize shipping routes and transportation plans to reduce energy consumption and emissions. Moreover, we will encourage our supply chain partners to adopt greener transportation and packaging methods, contributing to the sustainability of the entire industry. We also seek to actively participate in environmental projects and initiatives and collaborate with government and non-governmental organizations to focus on environmental protection.

Our Services

Our operations conducted through Roshing include providing the following services to our customers.

1. Global Logistics Services

Our global logistics services provided through Roshing accounted for the vast majority of our revenue for the year ended July 31, 2024 and six months ended January 31, 2025. These services encompass shipping operations and related logistics solutions. Roshing customizes its logistics solutions to meet the diverse needs of its customers, including the optimization of shipping routes and the utilization of vessels with different tonnages. As a global logistics enterprise, depending on the type of cargo, Roshing provides container shipping and bulk goods shipping services. Container shipping is generally for small merchandise which can be palletized and fit into a container. Bulk goods shipping is generally for bulk commodities, such as lumber, steel, construction materials, chemicals, and agricultural products.

a. Container shipping

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Roshing’s container shipping service includes:

i. Customer Service and Support

•	Customer Consultation: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

•	Customized Solutions: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

ii. Contract and Quotation Management

•	Transport Contracts: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

•	Quotation Services: Providing quotes to customers based on the number of containers, size of containers, routes, shipping dates and various other factors.

iii. Financial Management

•	Cost Management: Managing and optimizing the costs associated with cargo transportation.

•	Billing and Collection: Handling the billing process and ensuring the timely collection of payments.

iv. Risk Management

Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

b. Bulk goods shipping

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Roshing’s bulk goods shipping service includes:

i. Customer Service and Communication

Providing ongoing support and clear communication to customers throughout the shipping process, addressing any queries or issues promptly.

ii. Fixture Note and Quotation Management

•	Fixture Note: Managing and maintaining transport contracts to ensure clear and effective agreements for bulk shipping.

•	Quotation Services: Offering detailed quotations for bulk shipping services, helping customers understand and proposing plans for budget control.

iii. Chartering: Arranging the chartering of bulk cargo vessels including negotiating terms and conditions.

iv. Ship Operations Management

Overseeing and supervising the day-to-day operations of the ships involved in bulk cargo transportation.

v. Cooperation and Coordination

Facilitating collaboration and coordination between various stakeholders involved in the shipping process, such as port authorities, cargo handlers, and other service providers.

vi. Financial Management

•	Cost Management: Monitoring and optimizing the costs associated with bulk cargo transportation to ensure efficiency and cost-effectiveness.

•	Billing and Collection: Handling the billing processes and ensuring timely collection of payments.

Our General Logistics Service Process

Roshing has a long-term and close cooperation with ocean shipping suppliers, including the signing of charter contracts, and service contracts. When a customer makes an inquiry to Roshing, we are usually able to offer competitive quotes and customize shipping solutions quickly.

Roshing begins by thoroughly evaluating the customer’s logistics needs, including the type of goods being shipped, the destination, and the required transportation time. Based on this information, Roshing designs an optimal transportation plan tailored to the customer’s specific requirements. This plan includes selecting the most efficient shipping routes, determining the appropriate container or bulk cargo vessel size and type, and considering any special handling or regulatory compliance requirements. Roshing then enters into a written contract with the customer for ocean shipping that can best meet the customer’s needs. This includes selecting a shipment method that aligns with the customer’s timeline and cargo specifications.

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Roshing works with each customer to develop a cost-effective plan and service terms to meet the client’s specific needs. This involves detailed discussions to ensure that both parties have a clear understanding of expectations, costs, and responsibilities. Roshing will assign cargo space from the appropriate container or bulk cargo vessel based on the volume and weight of the shipment, minimize shipping costs, select the shortest route to save on freight, and choose the port closest to the customer’s destination.

Throughout the entire shipping process, Roshing maintains close oversight to ensure the safety and timely arrival of goods at the destination port. This involves real-time tracking and monitoring of the shipment, handling any unforeseen issues that may arise, and providing regular updates to the customer. By doing so, Roshing ensures that the goods are transported safely and arrive within the agreed timeframe, meeting all customer expectations.

We believe that Roshing stands out in the global logistics landscape because of its core strengths. First, Roshing’s management’s extensive network and industry relationships empower us with access to a wide customer base, enabling tailored solutions for an array of logistics requirements. Additionally, our collaboration with direct shipping suppliers ensures competitive rates and transparent service delivery. Moreover, Roshing’s expertise in route optimization enables it to efficiently manage logistics routes and secure favorable terms for its clients. These strengths collectively position Roshing as a competitive player in the industry.

1. Container shipping process

Roshing has a large network of international container shipping resources to provide customers with flexible booking services and personalized logistics solutions to meet the different needs of customers.

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a. Long-term cooperation service agreements

•	Roshing has a long-term cooperation agreement with container suppliers which grants it priority for container space and preferential prices.

b. Customer source and inquiry quotation

•	Current container shipping logistics customers of Roshing mainly come from the direct business contacts of the Company’s management. Roshing’s customers are mainly cargo owners, cargo agents, international trade companies and large commodity buyers. At present, the main cargo types of container shipping include auto parts, electronics and electrical products, clothing and shoes, small consumer products, etc. The primary routes are from Asia to Africa, America, Europe and Australia.

•	Customer Inquiry: The customer usually makes an inquiry to Roshing based on the product name, category, quantity, volume, weight, departure port, destination port, arrival time or delivery time of the goods.

•	Quotation: Roshing generates shipping quotes for its clients based on the size, type and quantity of containers, the customer’s date, shipping providers and route needs.

c. Contract signing and fee collection

•	The customer places a confirmation order with Roshing, usually in the form of booking order which includes route, shipper, consignee, name of vessel, loading port, discharge port, container type, container quantity, cargo quantity, cargo description, gross weight and other information.

•	Roshing issues an invoice and debit note to the customer for fee collection.

d. Container freight payment

•	Roshing notifies the supplier (shipowner, ship carrier, non-vessel operating common carriers and freight forwarder) to confirm the booking information, and the supplier issues an invoice to Roshing for payment.

•	Roshing makes payment to the supplier and ensures that the supplier completes the shipment according to the agreed upon terms.

e. Transportation arrangements

•	The customer is responsible for loading goods, container trailers, customs declaration, purchase of insurance and delivery of containers to the container yard at the loading port prior to the shipping cutoff date.

•	After the customer completes the customs declaration and releases the products, the shipowner loads the containers onto the vessel and ships them to the designated port of destination according to the selected route. During this period, Roshing notifies the shipowner or the freight forwarder to issue a sea waybill or proforma to the customer detailing the condition that the freight has been received.

•	After discharging the goods at the destination port, the shipowner will notify the local freight forwarder designated by the customer to complete the customs clearance of the goods and land transportation of the containers to their destination.

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f. Follow up work

•	Roshing oversees the shipment process to ensure it meets the customer’s satisfaction.

2. Bulk goods shipping process

Roshing’s bulk shipping operator services encompass a broad range of bulk merchandise, including steel, building materials, and engineering materials. Roshing provides customized maritime logistics solutions for customers. At present, Roshing’s main bulk shipping route covers: Japan, South Korea and Vietnam. To ensure that its customers receive customized shipping plans, Roshing closely follows shipping industry development trends, analyzes the characteristics of its customer’s goods, the port of destination, and timing requirements. Roshing also constantly optimizes the route layout to improve transportation efficiency and ensure that the goods arrive at the destination safely and on time.

Bulk Goods Shipping

Direct customer development
Agent & Broker's recommend
Marketing commission
customer
（Cargo Owners、Cargo Agents、Logistics Companies、Ship Brokers）
Inquiry
Quotation
Fixture notes
Operation
Billing
Change /Cancel
ROSHING
Charter contract
Operation
Billing
Change /Transfer
Shipping supplier
（shipowner, ship carrier、non-vessel operating common carriers ）
Cargo on board
Sea waybill
Transport voyage
Risk management
Discharge at port
Responsibility and obligation

a. Customer development

•	The management and business teams of Roshing promote its services, develop customers and obtain cooperation opportunities through customer visits and direct sales.

•	Roshing gets referrals from customers and agents. Roshing then pays a sales commission to the referring customers and agents.

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b. Customer inquiry and quotation

•	Inquiry: The customer puts forward the shipping requirements to Roshing, including the goods to be transported, the type and quantity of the goods, the characteristics of the goods, the transportation time, the destination port, any special arrangements and other needs.

•	Customized quotation: Roshing carries out pre-quotation work based on customer needs, such as shipping route supply resource inquiry and shipping demand matching. Roshing then confirms the shipping plan and cost quote with the customer.

c. Contract signing and payments

•	Contract signing: Roshing usually enters a fixture note with the customer, which contains the details of the specifications, quantities, transit times, prices, pricing methods, and others.

•	Payment: Roshing calculates the sea freight according to the fixture note and issues an invoice to the customer for the sea freight payment.

d. Supplier’s selecting and chartering

•	When selecting shipping supplier, Roshing considers the cargo characteristics, ship characteristics, cargo type & quantity, transportation requirements and shipment date.

•	When signing a fixture note with its customer, Roshing will sign a fixture note with the shipping supplier as well. The shipping suppliers are usually shipowners or ship carriers.

e. Transportation arrangement and payment

i. Most of Roshing’s bulk cargo logistics are carried out on a Free In and Out (“FIO”), which means that the shipper is responsible for loading the cargo onto the vessel, the shipowner is responsible for the transport and the consignee is responsible for the unloading process. The FIO process for international shipping includes:

•	Merchandise packing, land transportation, warehousing, port operation, customs clearance, loading operation and other work shall be completed by the cargo owner or its agency.

•	Usually after the goods are loaded on board, the agency obtains the captain’s receipt and issues the bill of landing.

•	Roshing’s responsibilities include ocean transportation of the goods from the time the goods are loaded onboard, onboard storage management, transportation process, sea navigation planning and adjustment, risk management, until the arrival of the goods at the destination port, and cargo unloading operations. Roshing’s obligation of carriage is completed when the merchandise is unloaded from the ship.

ii. Customs clearance, delivery of goods, and delivery of shipping documents are usually completed by agencies in different ports. In most shipping scenarios, the consignment arrangement is made by the consensual shipping supplier. In some transport scenarios, Roshing directly assigns the agency for customers.

iii. Transportation Fee payment: Roshing usually pays the transportation fee to the shipping supplier in 3-4 days. If there are other fees, such as processing fees, port fees, commission, agency fees and other related fees, the fees are settled according to the customer’s contract with Roshing.

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f. Follow up service

i. File Organizing

Transportation records: After the shipping process, Roshing will organize and keep all documents and records generated during transportation for record.

ii. Customer Feedback

Customer feedback: Roshing pays great attention to its customer experience. It collects customer feedback on transportation services and addresses any problems or complaints that may arise.

Other Product & Services

•	Electronic Device Hardware: Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components and is not involved in product development and manufacturing. The main products include Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens, and software technical services. Roshing’s main customers are oversea traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products and private label entities seeking electronic component procurement with light customization.
•	Software Technical Services: Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Roshing also provides software maintenance service to keep customer’s software up to date and assists customers in promoting business with ongoing marketing support.
•	Business Consulting Services: Roshing provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, assessment, and preparing related application paper works.

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INDUSTRY AND MARKET OPPORTUNITIES

Logistics Market

The classification of the logistics service providers in the global logistics industry

- Global logistics industry classification

Global Logistics
Air Transport Logistics
Land Transport Logistics
Marine Transport Logistics
Terminal Operator
Logistics agent provider
Logistics service provider
Shipping Owner
Shipping Operator
Container Shipping Operator
Bulk Shipping Operator
Liquid Shipping Operator
Others Shipping Operator
Roshing's business falls into these two categories

Global logistics includes: Air Transport Logistics, Land Transport Logistics, Marine Transport Logistics, Terminal Operator etc. Among them, the Marine Transport Logistics is usually divided into shipping owner (holding ship assets) and shipping operator (not holding ship assets). The shipping operator includes Container Shipping Operator/ Bulk Shipping Operator/ Liquid Shipping Operator/ Others Shipping Operator. The main business of Roshing belongs to Container Shipping Operator and Bulk Shipping Operator categories.

Shipping operators, such as Roshing, play a key role in the global logistics industry. Their efficient operation management and services not only ensure the safety and punctual delivery of goods, but also play an important role in optimizing the logistics efficiency of global trade.

We believe the outlook for the shipping industry is strong. According to BIMCO (BIMCO is the world’s largest international shipping association, with over 2,000 members in more than 130 countries, representing 62% of the world’s tonnage.), ship supply is expected to grow on average 9.1% in 2024 and 4.1% in 2025. Ship deliveries are expected to hit a new record high in 2024, beating the record set in 2023. The fleet is expected to grow 14.9% between the end of 2023 and the end of 2025. Cargo volumes are expected to grow 3-4% in both 2024 and 2025.

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Macro Economy Growth

According to the International Monetary Fund’s (IMF) estimates, the global economy should grow 3.1% in 2024 and 3.2% in 2025, slightly higher than the 3.0% estimated for 2023, indicating a modest but positive trend in global economic expansion. In our primary area of operations in East and Southeast Asia, the growth is expected to be 4.0% in 2024 and 3.8% in 2025.

According to BIMCO: Iron ore shipments are estimated to grow 2.5% from 2023 to 2025. BIMCO estimates that iron ore shipments will grow by 1-2% in 2024 and 0.5-1.5% in 2025. They will benefit from a 1.7% and 1.2% increase in global steel demand in 2024 and 2025 respectively as forecast by the World Steel Association.

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Strong demand in the bulk cargo market

We believe that there is strong demand in the bulk cargo market and challenges and opportunities in the container shipping industry. The global bulk carrier market is driven by factors such as increased demand from China and export bans from Indonesia. Container carriers profited from disruptions in the Red Sea, with some routes experiencing skyrocketing freight rates.

In mid-January 2024, a 40-day blockade in the Red Sea resulted in multiple detours of vessels from Africa, absorbing about 6% of global capacity. As a result, spot container freight rates on some routes almost doubled, with freight rates from China to Northern Europe rising by 237% since December 1st, according to the Shanghai Containerized Freight Index (SCFI). Additionally, it is forecasted that container capacity shortages in China will persist from the start of the Chinese Spring Festival in 2024, which may take months to resolve. With vessel supply remaining lower for an extended period, freight rates have been driven up, enabling shipowners to profit from prolonged disruptions in global trade.

Other Products & Services Market

Electronic Device Hardware Components Products Sales & Software Technology Consulting Services

The market for hardware components of electronic devices, including Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens, and other electronic components is highly competitive. The software technology services market is also a highly competitive market.

We believe that obtaining a competitive advantage in the electronic device hardware components products and software technology services markets requires the following:

Customization needs of existing customers: As the market continues to segment, we believe that the electronic product market has entered a period of highly integrated hardware and software. Some existing customers, as well as those requiring small-batch customization or product testing, have a certain demand for small and medium-sized batch customized hardware construction, software debugging and cooperation services.

Additionally, in a competitive market, we believe that cost control is crucial for the survival and growth of enterprises. Faced with customized demand orders, enterprises are trying to minimize expenses by optimizing supplier selection, refining supply management practices, and exploring avenues for collaboration with customers.

Business Consulting Services

At the end of 2023, in line with the continuous adjustment of the Talent Admission & Employment Policy in Hong Kong, such as talent scheme and other employment opportunities, we expect that the talent introduction consulting business may be revised after the second half of 2024, and the consulting services for Mainland Chinese residents may shrink or end. Predictably, providing some consulting services for local enterprises will be a major part of our consulting business.

At the same time, as an important business and financial center in Asia, Hong Kong has also attracted many companies to set up branches or expand operations there. This growth has provided a broad market space for local enterprises to serve. At the same time, we also take advantage of Hong Kong’s localization to provide some Hong Kong enterprises with corporate management, business services, administrative affairs consulting and other services. It is expected that this consulting business will evolve into a long-term service, fueled by the growing base of local corporate clients in Hong Kong, offering ample room for expansion.

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Our Strengths

•	We have a comprehensive service portfolio and can provide customers with a range of solutions.

•	We focus on the customer demand and ensure our services are efficient.

•	We maintain a strong global presence with extensive networks of shipping companies and customers (such as e-commerce companies, commodity trading companies, and manufacturers)

•	We have a founder-led management team with strong operational track records and capital market backgrounds.

Global Logistics Business Strengths

•	Specialized Services: We boast a professional team that uses its collective experience and connections to provide clients with tailored, efficient, and reliable global logistics solutions. Shufang Gao, our CEO previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework for expanding its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Based on our collective knowledge and experience, we are able to tailor our services according to the needs of our customers’ needs, including route optimization, vessel selection, port logistics scheduling, and stringent cost management.

•	Regional Network: With the collective experience of our team, we have cultivated a network of valuable partnerships, particularly in our core regions of Japan, South Korea, and Vietnam. By focusing our efforts on these regions, we are able to offer tailored solutions that leverage our deep understanding of local regulations and market dynamics. This allows us to provide efficient and cost-effective services to our clients, facilitating logistics operations across borders. Our collaborative approach and dedication make us a trusted partner for businesses seeking reliable logistics solutions in the global marketplace.

•	Stable Transport Capacity and Reserved Space: We maintain enduring and strong relationships with major shipping suppliers, allowing us to secure vessel space in advance and ensure reliable and timely delivery of clients’ goods. This stability in transport capacity is particularly beneficial for clients with recurring shipping needs.

Other Products & Services Strengths

Electronic and Hardware Products Trading & Software Technology Services Strengths

•	Integration capability: Hardware trading and software technology services, as the cornerstone of our company for a long time, we are good at integrating different resources and stakeholders, including suppliers and distributors, with our own team’s customer service experience to provide services.

•	Cost optimization: Through careful management and process optimization, we help our customers to minimize the cost of procurement phase, especially controlling the cost of some customized and small batch orders.

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Business Consulting Services Strengths

•	Professional expertise and experience: Our consulting team consists of experienced senior consultants and senior personnel with expertise in navigating the talent admission and employment schemes in Hong Kong.

•	Tailored solutions: We give priority to planning solutions based on the characteristics, needs and goals of each corporate client.

•	Objectivity: As an independent third-party consultant, we provide an objective and impartial perspective on the policy issues and business consulting issues of our clients and provide unbiased advice and solutions.

•	Comprehensive project management ability: Members of our consulting department are good at customer project management and can cooperate with corporate clients to carry out medium and long-term enterprise management, business services, administrative affairs consulting and other related services, so as to achieve the expected consulting results for clients.

Our Growth Strategies

Our growth plan includes a continued focus on the global logistics service as our primary business segment. We intend to use a portion of the proceeds from our Underwritten Offering to scale up our shipping operations, including chartering additional vessels. We believe that the expansion of shipping operations will allow us to provide more cost-effective shipping options to our clients, particularly those with large load needs.

Not only have we increased the size of our shipping business, but we also intend to continue to grow our shipping operation business by expanding global routes in addition to focusing on maritime shipping in the Asian region.

•	Global logistics Network Expansion and Collaborative Partnerships: We aim to broaden our global presence to South America and Africa and forge strategic alliances with regional partners to ensure that we remain agile and responsive to the dynamic demand of the market.

•	Risk Management and Compliance Adherence: We intend to maintain compliance with pertinent international and local regulations as a priority to mitigate associated risks. Additionally, we have designated a risk management strategy to effectively address and mitigate potential risk issues, ensuring that we operate in accordance with regulatory requirements and maintain the highest standards of corporate governance.

•	Environmental Responsibility and Sustainable Practices: We are committed to environmental responsibility and sustainable practices, and as such, we plan to prioritize environmentally friendly ship cooperation. Through the optimization of transportation routes and the reduction of carbon emissions, we aim to further demonstrate our dedication to sustainability and contribute to a greener future.

•	Continuous Training and Development: We intend to prioritize continuous training and development for our team members to uphold professionalism and ensure their skills remain aligned with industry advancements.

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Global Logistics Business

Market Positioning and Route Optimization

•	Precise Target Market Positioning: Based on the actual situation and requirements of the Company and our clients, we select the main segments of the shipping market to focus on, such as bulk cargo or containers, and provide customized services tailored to different market demands.

•	Optimization of Route Layout: Dynamically adjust shipping routes based on global trade flows and customer demands, increase or optimize the allocation of capacity on key routes and improve route coverage and timeliness.

Capacity Management and Cooperative Alliances

•	Reasonable Allocation of Capacity Resources: Develop plans for chartering based on market demand and supply trends, to optimize the allocation of capacity resources.

•	Strengthen Cooperation and Alliances: Actively establish close cooperative relationships with other shipping companies, shipping agents, ports, logistics providers, etc., to reduce costs and improve efficiency through resource sharing and mutual benefit.

Service Innovation and Quality Enhancement

Strict Control of Service Quality: Strengthen internal management, improve employee quality, ensure that service quality and safety levels meet international standards, and build a good corporate image.

Sustainable Development

Formulation of Sustainable Development Strategies: Integrate environmental protection concepts into the Company’s long-term development plans and achieve sustainable development goals through measures such as optimizing routes and reducing emissions.

Risk Management and Response Mechanisms

Establishment of Sound Risk Management Systems: Establish sound risk warning and prevention mechanisms for various risks faced by the shipping market, such as freight rate fluctuations, exchange rate changes, and policy adjustments.

Formulation of Flexible Response Strategies: Timely formulate or adjust operational strategies based on market changes and policy adjustments to ensure stable business development.

Other Products & Services

1. Electronic Device Hardware Components Products Sales & Software Technology Consulting Services

•	Both electronic device hardware and software technology services are facing strong competition and new challenges. Our strategy is to:

•	Cooperate with customers to complete personalized customized products;

•	Continuously optimize suppliers’ purchasing costs, such as continuously control suppliers’ preferential prices, yield and quality;

•	Maintain interaction and contact with existing customers to gain customer relationship and business opportunities.

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2. Business Consulting Services

Our personal and corporate services business plan can be further refined by considering the following strategies:

a. Technological Innovation and Digital Transformation

Introducing Advanced Technology: With the advancement of technology, consider incorporating advanced technologies such as artificial intelligence and big data analytics to optimize personal consulting and enterprise services. For example, leveraging AI technology to automate certain document tasks to improve processing efficiency.

Digital transformation: Strengthen the Company’s digital transformation by establishing an online service platform so that customers can easily access information and submit their consultation needs. Through online channels, the Company can provide services such as online consultation and progress tracking.

b. Deepening Cooperation and Alliances

Establishing agency cooperation with law firms, accounting firms, financial institutions, real estate agencies, overseas study agencies and other related industries, and obtain some new customer channels through customer recommendation and introduction mechanism.

Joining industry associations and alliances: actively participate in and join relevant industry associations and alliances and enhance the Company’s industry influence and competitiveness through sharing resources, information and experience.

c. Customer Experience and Relationship Management

Enhancing Customer Experience: Continuously optimize the customer service process, emphasizing detail and personalized service to ensure customers have a good experience throughout the consulting process and enterprise service process.

Customer Relationship Management: Establish a comprehensive customer relationship management system, regularly communicate with customers, understand their feedback and changing needs, and adjust service strategies promptly.

d. Risk Management and Compliance

Strengthen risk management: Establish comprehensive risk management mechanisms for potential risk points in the process of individual customer consultation and enterprise service to ensure the steady development of business.

Maintain compliance: closely monitor changes in relevant policies and laws and regulations in Hong Kong and internationally to ensure that the Company’s business always complies with legal requirements and avoids compliance risks.

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Our Growth Plan

Our growth plan includes a continued focus on the global logistics service as our primary business segment. We intend to use a portion of the proceeds from our Underwritten Offering to scale up our shipping operations, including chartering additional vessels. We believe that the expansion of shipping operations will allow us to provide more cost-effective shipping options to our clients, particularly those with large load needs.

Not only have we increased the size of our shipping business, but we also intend to continue to grow our shipping operation business by expanding global routes in addition to focusing on maritime shipping in the Asian region. Our growth plan includes:

Growth plan for container shipping operator service

a. Increase the number of container shipping customers

•	Expand direct customers: Increase customer development activities by the Company’s management and business team.

•	Our goal is to increase the number of container shipping customers by approximately 50% annually.

b. Increase industry acquisition

•	Acquire a container operator: We hope to identify and acquire an appropriate container shipping operating company with annual revenue of more than $10 million, that has experience operating routes in South America and Africa, a good reputation in the market and long-term customer relationships.

•	Increase the Dry Bulk and Container business of subsidiaries outside Hong Kong: We hope to expand our operations outside Hong Kong to include new dry bulk markets, particularly in South America and Africa. We also hope to increase coverage of major global trade routes, enhancing market diversification and risk resilience.

We hope to expand the scale of the charter fleet to support increased operations and market reach.

Growth plan of Bulk shipping operator service

a. Increase the number of bulk shipping customers

•	Online: Increase contact with customers via Internet/communication. Offline: Establish contact with new customers by participating in exhibitions and increasing channel agent cooperation.

•	Expand direct customers: Increase customer development activities by the Company’s management and business team.

•	Our goal is to increase the number of bulk shipping customers by approximately 30% annually.

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b. Increase the number of ship charters and freight capacity

•	We hope to increase the number of ship charters from our current monthly transport of bulk and general cargo of 2-3 ships with a volume of about 4,000-10,000 tons to 4-5 ships per month by 2025, with an approximate volume of about 8,000-15,000 tons.

iii. Increase the number of routes

•	At present, Asia is our primary area of operation. We seek to expand our area of operations and increase the number of routes to South America and Africa in the future.

Competition

Roshing’s container shipping operation faces competition from global and regional shipping companies such as Maersk, Mediterranean Shipping Company (MSC), and CMA CGM Group. These companies offer extensive networks and comprehensive services, including advanced tracking technology, competitive pricing, and strong customer service capabilities. Additionally, logistics companies like DHL and FedEx also provide integrated transportation solutions, including container shipping.

To maintain competitiveness, Roshing focuses on providing high-quality, customized services, leveraging expertise, and maintaining strong relationships with customers through dedicated support and tailored solutions.

Roshing’s bulk shipping operation services compete with major bulk shipping companies such as Oldendorff Carriers, Pacific Basin, and Star Bulk Carriers. These companies typically have large fleets and extensive global networks, enabling them to offer competitive pricing and reliable services. Additionally, they may have long-term relationships with major industry players and ports, enhancing their operational efficiency.

To compete effectively, Roshing emphasizes efficient operational management, strong collaboration and coordination with stakeholders, and transparent financial management. By offering personalized customer service and flexible chartering options, Roshing strives to stand out in the market and build long-term customer loyalty.

Marketing and Promotion Activities

For the year ended July 31, 2024 and six months ended January 31, 2025, Roshing maintains its marketing and sales team in its corporate office with four employees. Roshing implements the following strategies when engaging in marketing and customer acquisition:

•	Market positioning: Roshing targets specific customer demographics, analyzes market segments and the needs of its target customers, and identifies high-value customer segments. For example, in the shipping/logistics sector its potential clients include import/export companies, manufacturing enterprises, e-commerce platforms, and distributors for large logistics companies. In the electronic device hardware trading sector, its clients are typically medium-sized non-Hong Kong traders and direct hardware and finished product sales brands. In the consulting services sector, its target groups encompass companies with software technology needs, business owners with domestic and international operations requirements, and clients seeking cross-border business consulting services.

•	Marketing mix strategies: Roshing develops comprehensive marketing mix strategies, encompassing product, pricing, and distribution strategies. This involves offering a diverse range of services to meet varying customer needs, devising reasonable pricing strategies based on customer demands and market competition, and establishing diverse sales channels including direct and agent sales.

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•	Customer relationship management: Roshing establishes robust customer relationship management systems through regular customer communication and satisfaction surveys to understand customer needs and feedback. This enables us to adjust service strategies promptly, thereby enhancing customer satisfaction and loyalty.

•	Industry resources: Roshing conducts interviews and business introductions targeting potential customers leveraging the industry resources and customer base accumulated by its management and teams.

•	Digital transformation: Roshing leverages technologies such as big data and customer management systems for customer data analysis, enabling precision marketing through online channels like social media and e-commerce platforms. This facilitates the expansion of its customer base and enhances marketing effectiveness.

For consulting service clients, Roshing’s future plans include increasing customer acquisition through social media, community marketing, website content, and participation in thematic exhibitions.

Customers

For the six months ended January 31, 2025, three customers accounted for 50.2%, 13.5% and 11.6% of the Company’s total revenues. For the six months ended January 31, 2024, two customers accounted for 68.4% and 16.9% of the Company’s total revenues. As of January 31, 2025 and July 31, 2024, no customer accounted for over 10% of the Company’s total accounts receivable.

For the year ended July 31, 2024, three customers accounted for 47.7%, 24.8% and 11.1% of the Company’s total revenues. All of them belong to the logistics business section. For the year ended July 31, 2023, two customers accounted for 40.9% and 11.5% of the Company’s total revenues. As of January 31, 2025 and July 31, 2024, no accounts receivable are outstanding.

Roshing’s customer structure varies according to its various business sectors.

Global Logistics Business

Roshing’s customer structure in the shipping and logistics business is highly diversified and encompasses various entities:

•	Cargo Owners: These are businesses or individuals requiring the transportation of goods. They may need to charter vessels for transporting their cargo.

•	Cargo Agents: These agents are engaged by diverse cargo owners to implement logistics solutions and often have significant booking demands.

•	Logistics Companies: Regular patrons of shipping companies, these firms offer cargo transportation services to clients. They collaborate with shipping companies to tailor shipping solutions, coordinating shipping schedules and alternative routes to meet transportation needs effectively.

•	Ship Brokers: Serving as intermediaries between shipowners and carriers, ship brokers work with shipping companies to arrange vessel leases and transportation services.

Other Product & Services

Electronic Device Hardware Components Products Sales & Software Technology Consulting Services

Roshing’s customer structure includes non-Hong Kong traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products, and private label entities seeking electronic component procurement and small volume customization.

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Business Consulting Services

Roshing’s client mix includes individual clients seeking policy advice in Hong Kong, and enterprises requiring local business services in Hong Kong and consulting services for cross-border business operations.

Seasonality

Roshing’s container shipments are influenced by seasonal factors, with February to April being off-peak seasons, and June to October being peak seasons. Dry bulk cargo is not subject to seasonal limitations and depends primarily on customer orders. The container logistics business is subject to seasonal influences, primarily manifested in the seasonality of international shipping, which is mainly reflected in seasonal fluctuations in cargo transportation volume. For example, in the lead-up to major holidays such as Christmas and Chinese Spring Festival, increased consumer demand often leads to a short-term surge in cargo transportation volume. Conversely, in the later stages of holidays and traditional off-peak seasons, cargo transportation volume may significantly decrease. This seasonal variation has a significant impact on shipping companies’ capacity allocation, route scheduling, and pricing strategies.

Roshing has implemented strategies to address seasonal influences. Seasonal fluctuations can lead to unstable vessel utilization rates, with possible capacity surplus during off-peak seasons and potential capacity constraints during peak seasons. Shipping companies can balance the effects of seasonal fluctuations by the number of chartered vessels, optimizing route layouts, signing long-term transportation contracts, and employing pricing strategies (such as off-peak discounts).

Our People and Culture

As of January 31, 2025, we had a total of 11 full time employees, and 1 part time employee. As of July 31, 2024, we had a total of 11 full time employees, and 1 part time employee. As of July 31, 2023, we had a total of 10 full time employees, and 1 part time employee. The following table sets forth the number of our full time employees by function as of January 31, 2025, July 31, 2024 and July 31, 2023:

Function	As of January 31, 2025	As of July 31, 2024	As of July 31, 2023
Senior Management	7	7	3
Human Resources and Administration	1	1	1
Finance	1	1	1
Sales and Marketing	2	2	2
Procurement	0	0	1
Technical	0	0	2
TOTAL	11	11	10

Real Property

Our principal executive office is located at Unit B, 10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong, overing a total area of approximately 200 square feet. The premises are provided by a third-party pursuant to an office rental service agreement and the service term expires in September 2025. After that, we intend to renew the service term. The office meets the office space needs of all of our business segments.

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Insurance

We participate in employee social security plans for our full-time employees.

Intellectual Property

As of the date of this prospectus, we have two domain names: roshing.com and tianci-ciit.com. We do not own or have rights to any other IP, such as patents, copyrights and trademarks.

Environmental Matters

We strictly comply with laws and regulations relating to environmental protection in Hong Kong since our main operation is in Hong Kong. It has not had a material adverse effect upon our capital expenditures, earnings, and we do not anticipate any material adverse effects in the future based on the nature of our future operations. We do not have any relevant records of being penalized for violating environmental protection regulations.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, financial condition or cash flows. Regardless of the outcome, litigation and other legal proceedings can have an adverse impact on us because of defense and settlement costs, diversion of management resources, reputation damage and other factors.

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REGULATIONS

Regulations Related to our Business Operation in Hong Kong

Roshing is Tianci’s subsidiary established in Hong Kong through which Tianci conducts its operations. As of the date of this prospectus, there was no statutory or mandatory licensing and qualification system in Hong Kong governing the global logistics services, electronic device hardware components products sales, technical service of the software and website development and business consulting services provided by Roshing.

Below sets out a summary of certain aspects of the Hong Kong laws and regulations which are relevant to our operation and business.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•	Principle 1—purpose and manner of collection of personal data;
•	Principle 2—accuracy and duration of retention of personal data;
•	Principle 3—use of personal data;
•	Principle 4—security of personal data;
•	Principle 5—information to be generally available; and
•	Principle 6—access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/ or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
•	if the data user holds such data, to be supplied with a copy of such data; and
•	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data, may seek compensation from the data user concerned.

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Tortious Duty Under Common Law

Apart from contractual liability, under common law, services providers also owe a duty of care to customers and may be liable for damage resulting from defects in services caused by their negligent acts or for any fraudulent misrepresentation made in the provision of services. Any person who undertakes to provide a service and who negligently performs his work and causes damage to another person or property, will also attract civil liability.

Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong), or the TDO

The TDO aims to protect customers against unfair trade practices by regulating businesses to sell products and services in a truthful manner. It prohibits false trade descriptions in respect of services supplied in the course of trade.

Section 7A of the TDO provides that a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer or supplies or offers to supply to a consumer a service to which a false trade description is applied, commits an offence.

Sections 13E, 13F, 13G, 13H and 13I of the TDO provide that a trader who engages in relation to a consumer in a commercial practice that (a) is a misleading omission; or (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product, commits an offence.

A person who commits an offence under sections 7A, 13E, 13F, 13G, 13H or 13I shall be subject, on conviction on indictment, to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction, to a fine at HK$100,000 and to imprisonment for two years.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong), or the TMO

The TMO provides for the registration of trademarks, the use of registered trademarks and connected matters. Hong Kong provides territorial protection for trademarks. Therefore, trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong. In order to enjoy protection by the laws of Hong Kong, trademarks must be registered with the Trade Marks Registry of the Intellectual Property Department under the Trade Marks Ordinance and the Trade Marks Rules (Chapter 559A of the Laws of Hong Kong).

According to section 10 of the TMO, a registered trademark is a property right acquired through due registration under such ordinance. The owner of a registered trademark is entitled to the rights provided by the ordinance.

By virtue of section 14 of the TMO, the owner of a registered trademark is conferred exclusive rights in the trademark. The rights of the owner in respect of the registered trademark come into existence from the date of the registration of the trademark. According to section 48 of such ordinance, the registration date is the filing date of the application for registration.

Subject to the exceptions in section 19 to section 21 of the TMO, any use of the trademark by third parties without the consent of the owner is an infringement of the trademark. Conducts which amount to infringement of the registered trademark are further specified in section 18 of the same ordinance.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

Pursuant to the Copyright Ordinance, a person may incur civil liability for “secondary infringement” if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

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The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong), or the SOSO

The SOSO which aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)	where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)	where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the SOSO. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the SOSO, it may (subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong), or the CECO

The CECO, which aims to limit the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise, among others, provides that:

(a)	under section 7, a person cannot by reference to any contract term or to a notice given to persons generally or to particular persons exclude or restrict his liability for death or personal injury resulting from negligence and in the case of other loss or damage, a person cannot exclude or restrict his liability for negligence except in so far as the term or notice satisfies the requirement of reasonableness.
(b)	under section 8, as between contracting parties where one of them deals as consumer or on the other’s written standard terms of business, as against that party, the other cannot by reference to any contract term (i) when himself in breach of contract, exclude or restrict any liability of his in respect of the breach, or (ii) claim to be entitled to render a contractual performance substantially different from that which was reasonably expected of him, or (iii) claim to be entitled in respect of the whole or any part of his contractual obligation, to render no performance at all, except in so far as the contract term satisfies the requirement of reasonableness.
(c)	under section 9, a person dealing as a consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract, except in so far as the contract term satisfies the requirement of reasonableness; and
(d)	under section 11, as against a person dealing as consumer, the liability for breach of the obligations arising under sections 15, 16 and 17 of the Sales of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) cannot be excluded or restricted by reference to any contract term, and as against person dealing otherwise than as consumer, the liability arising under sections 15, 16 and 17 of the Sales of Goods Ordinance can be excluded or restricted by reference to a contract term, but only in so far as the terms satisfy the requirement of reasonableness.

Sections 7, 8 and 9 of the CECO do not apply to, among others, any contract so far as it relates to the creation or transfer of a right or interest in any patent, trademark, copyright, registered design, technical or commercial information or other intellectual property, or relates to the termination of any such right or interest.

In relation to a contract term, the requirement of reasonableness for the purpose of the CECO is satisfied only if the court or arbitrator determines that the term was a fair and reasonable one to be included having regarded to the circumstances which were, or ought reasonably to have been, known to or in the contemplation of the parties when the contract was made.

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Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO

The EO is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO

The ECO is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment.

The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 (approximately $13,000,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme within the first 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes the requirement of enrolling eligible employees in a registered MPF Scheme or the requirement of paying mandatory contributions to the MPF Schemes commits a criminal offence and is liable on conviction to a fine and imprisonment.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), or the MWO

The MWO provides a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Failure to pay minimum wage amounts to a breach of the wage provisions under EO. An employer who willfully and without reasonable excuse fails to pay wages to an employee when it becomes due commits a criminal offence and is liable on conviction to a fine and imprisonment.

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Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong), or the OSHO

The OSHO aims to ensure the safety and health of employees when they are at work. Under the OSHO, an employer must ensure the safety and health of his workplace by (i) providing and maintaining plant and work systems that are safe and without risks to health, (ii) making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances, (iii) providing all necessary information, instruction, training and supervision for ensuring safety and health, (iv) providing and maintaining safe access to and egress from the workplace, and (v) providing and maintaining a safe and healthy work environment. An employer who fails to comply with the above may be liable on conviction to a fine and imprisonment, if he did so intentionally, knowingly or recklessly.

Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong)

The Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong) further sets out basic requirements for accident prevention, fire precaution, workplace environment control, hygiene at workplaces, first aid, as well as what employers and employees are expected to do in manual handling operations.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

For the risk factor concerning regulations related to employment and labor protection, please see “Risk Factors — Risks Related to Doing Business in Hong Kong — Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.”

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong, provided that a shorter notice may be accepted if deemed reasonable.

Tax on dividends

Based on the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing.

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Capital gains and profits tax

The Inland Revenue Ordinance provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong. Roshing is currently subject to the two-tiered profits tax regime according to Hong Kong tax rules and regulations.

The two-tier profits tax rates system of Hong Kong became effective since the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD2 million (approximately US$260,000) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25%, while the remaining assessable profits will be subject to the legacy tax rate, 16.5%.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), a total of 0.2% of the higher of the consideration for or market value of the shares is currently payable on a typical sale and purchase transaction of Hong Kong shares. In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by Roshing’s stockholders in relation to the shares owned by them upon death.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth certain information regarding our current executive officers and directors as of the date of this prospectus. Unless otherwise stated, the business address for our executive officers and directors is that of our principal executive offices located at Unit B, 10/F., Ritz Plaza, No. 122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Name	Age	Position(s)
Shufang Gao	55	Director, Chief Executive Officer
Wei Fang	52	Director, Chief Financial Officer
Ying Deng	41	Director, Vice President
Yee Man Yung	31	Independent Director
Fan Liu	45	Independent Director
Juan Chang	45	Independent Director
Guilin Zhang	67	Independent Director

Directors hold office until the annual meeting of Tianci’s Stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of Stockholders and until their successors are appointed and qualified.

Shufang Gao has worked as CEO of Hong Kong listed groups, president of domestic capital companies, and vice president of Chinese A-share listed companies. He is familiar with the Chinese A-share capital market and the Hong Kong capital market, and has experience in the strategic development of listed companies. Mr. Gao joined Tianci on August 26, 2021, as a member of our Board and became Chief Executive Officer on January 27, 2023. He also served as Chief Financial Officer from April 2023 until his resignation on January 22, 2024. On the same day, he was appointed Chairman of the Board. From October 2020 to August 2021, Mr. Gao served as the Vice President and Director of Sichuan Jinding Group. Prior to that, he was the Vice Chairman of Luoyang Yongning Nonferrous Technology Co., Ltd. from August 2019 to September 2020. From April 2018 to July 2019, Mr. Gao served as the Vice President of Tibet Huayu Mining Co., Ltd., an A-share listed company. He was the Chief Executive Officer of Haotian Development Group Co., Ltd. (Hong Kong Main Board Listed Company 00474) from August 2016 to September 2017. From August 2012 to August 2016, Mr. Gao served as the President of Haihua Group Holdings Co., Ltd., an international container leasing company. Mr. Gao received his Bachelor of Management Degree from Dalian University of Technology in 1999. He received his Master’s Degree in Finance and Accounting from the Chinese University of Hong Kong in 2008. Mr. Gao brings to the Board his international experience in the operation and governance of listed companies.

Wei Fang has over ten years of experience in the securities and investment industry. He joined Tianci on August 27, 2021 as a member of the Board and was appointed Chief Financial Officer of Tianci on January 23, 2024. Mr. Fang served as the Partner of Tiger Securities and the CEO of Tiger Securities International in Hong Kong from May 2018 to July 2019. From January 2017 to April 2018, Mr. Fang served as the CEO of Haotian International Securities in Hong Kong. Mr. Fang was the Head of High Net Worth Individual, Corporate Client and ICBC Global Wealth Management Center of ICBC International in Hong Kong from October 2014 to December 2016. Mr. Fang earned a Bachelor’s degree in Economics from Anhui University of Finance and Economics in 1994. Mr. Fang obtained his Master of Business Administration Degree from South Georgia University in 2004. Mr. Fang brings to the Board his deep experience in the securities and investment industry.

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Ying Deng has over fifteen years of experience in corporate finance, asset management and banking. Ms. Deng became Vice President of Tianci and was appointed to Tianci’s Board in January 2023. She has been employed by RQS Capital Limited since September 2022 as a Director responsible for business development and financial planning. Since July 2017 Ms. Deng has been employed as Director and Chief Executive Officer by Shenzhen Dandelion Club Investment Development Co., Ltd., where she is responsible for project due diligence and investment management. Since June 2011 Ms. Deng has been employed as a Director by Roshing International Co., Limited, where she is responsible for strategic planning and daily operations. In 2020 Ms. Deng was awarded a Master’s Degree in Business Administration by Nankai University. She earned a Bachelor’s Degree from Jinan University in 2006. Ms. Deng brings to the Board her extensive experience in business administration.

Yee Man Yung has more than 5 years of experience as a human resources manager for both Hong Kong and NASDAQ listed companies. She also has two years’ experience as an assistant to board members. Ms. Yung joined Tianci on 26 August, 2021 as an independent director of our Board. Since 2020 she has served as Human Resources Manager for Link-Asia International Med-Tech Group Limited. From 2018 to 2019 Ms. Yung was employed as Account Manager by Tiger Brokers (HK) Global Limited. Ms. Yung earned a Master’s degree in Corporate Communication from University of Leeds in 2017. Ms. Yung was previously registered with Prime Number Capital LLC as a securities broker from January 2024 to March 2025. However, due to the incompleteness of her General Securities Representative (Series 7) registration, her license remained inactive throughout the period, and therefore, she never engaged in any securities business activities while associated with Prime Number Capital LLC. Ms. Yung is currently pursuing an MBA Degree at the University of South Australia. Ms. Yung brings to the Board her human resources and public company experience as an independent director.

Fan Liu joined Tianci on August 26, 2021 as an independent director of our Board. Prior to joining us, Mr. Liu was the Vice President of China Regenerative Medicine International Limited from September 2014 to October 2017. From July 2009 to August 2014, Mr. Liu was the Investment Director of Tian Huan Investment Company. He was a financial analyst at Founder Securities (SSE:601901) from May 2007 to June 2009. Mr. Liu received his B.A. in Engineering from Nanjing Tech University in 2001 and his Master of Economics from Concordia University, Canada in 2006. He brings to the Board his experience and knowledge of investments and mergers and acquisitions of companies in Hong Kong and China.

Juan Chang joined Tianci in January 2024 as an independent director of our Board. She has over 20 years of expertise in financial management and corporate leadership. From 2003 to 2009, Ms. Chang served as a settlement supervisor and financial manager at Suning.com, a Shenzhen Company, overseeing supplier accounts, accounts receivable and taking management duty. Since 2010, she held the position of Deputy General Manager and Chief Financial Officer at Suning Easy Buy Limited in Hong Kong, where her responsibilities included achieving the Company’s business performance, financial management and risk control, asset management, financial statement issuance, and annual audit. In 2021 to 2023, she acted as the Director of Suning Financial Limited in Hong Kong, overseeing daily management and internal control supervision of the Hong Kong Suning Financial MSO license business. Since June 2023, Ms. Chang has been serving as the Financial Director of Suning.com South Region, responsible for financial management and supervision of companies in Guangzhou, Shenzhen, Wuhan, Haikou, Nanning, Zhongshan, and Hong Kong. Ms.Juan Chang obtained her Bachelor of Management degree from Xi’an University of Finance and Economics in July 2003. In 2013 to 2015, She pursued further education, completing an MBA from the Chinese University of Hong Kong.

Guilin Zhang has a strong background in the maritime and shipping industries, with over 30 years of experience. Mr. Zhang recently joined Tianci in January 2024 as an independent director of our Board. His career started at Singapore IMC Shipping, where he worked as a Senior Executive in the Fleet Management Department from 1994 to 1997. Later, he became the General Manager of China Region at Wah Shun Shipping Co., Ltd. and Best Power Holdings (HK) Limited, overseeing ship chartering and iron ore trading until 2002. He then held key roles as Vice President at North China Shipping Holdings Ltd. and General Manager at Continental Minerals Co., Ltd. until 2011. From 2012 to 2023, he ventured into entrepreneurship, establishing Guochuang International Holdings Co., Ltd. and GC Resources Co., Ltd., where he now serves as Executive Director and CEO. Throughout his career, Mr. Zhang has shown exceptional expertise in fleet management, trading, and strategic development, making him an excellent fit for the role of independent director. Mr. Zhang Graduated from Dalian Maritime University with a Bachelor of Engineering degree in 1981.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our stockholders by ordinary resolution.

Corporate Governance

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee (the “Committee”). We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

The business and affairs of the company are managed under the direction of our Board. We have conducted Board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board has adopted procedures for communication with the officers and directors as the date hereof. Each stockholder will be given specific information on how he/she can direct communications with the officers and directors of the Company at our annual stockholders’ meetings. All communications from stockholders are relayed to the members of the Board.

Audit Committee. Our audit committee consists of Juan Chang, Fan Liu and Yee Man Yung. Juan Chang is the chairperson of the audit committee. We have determined that Juan Chang, Fan Liu and Yee Man Yung each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Chen qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) monitoring and reviewing: i) The integrity of the Company’s financial reports and other financial information provided by the Company to the public or any governmental body; ii) The Company’s compliance with applicable legal and regulatory requirements; iii) The qualifications and independence of the Company’s independent auditing firm and iv) the performance of the Company’s independent auditors and the Company’s Internal audit function; (b) selecting and terminating the Company’s independent auditors; (c) conducting any investigation appropriate to fulfilling its responsibilities, and it shall have the authority to communicate directly with the independent audit firm and any employee of the Company; (d) preparing and publish an annual Committee report as required by the SEC to be included in the Company’s annual proxy statement; (e) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; (f) discussing with management the Company’s risk assessment and risk management policies.;(g) retaining outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion; and (h) setting policies for the hiring of employees or former employees of the Company’s independent auditor. The Audit Committee shall consist of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board. No member of the Audit Committee shall receive directly any compensation from the Company other than his or her directors’ fees and benefits.

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Compensation Committee. Our compensation committee consists of Fan Liu, Juan Chang and Guilin Zhang. Fan Liu is the chairperson of our compensation committee. We have determined that Fan Liu, Juan Chang and Guilin Zhang each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the NASDAQ Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) have all the powers of administration under all of the Company’s employee benefit plans, including any stock compensation plans, bonus plans, retirement plans, stock purchase plans, and medical, dental and other insurance plan; (b) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (c) have the sole authority to retain, at the Company’s expense, and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms, The Committee shall also have the authority to obtain advice and assistance from legal, accounting or other advisors at the Company’s expense; (d) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (e) review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall consist of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Juan Chang and Fan Liu. Yee Man Yung is the chairperson of our nominating and corporate governance committee. We have determined that each of Yee Man Yung, Juan Chang and Fan Liu qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in identifying individuals qualified to become Board members and recommending to the Board the director nominees for each annual meeting of stockholders; (b) recommending to the Board Corporate Governance Principles applicable to the Company; (c) leading the Board in its annual review of the performance of the Board and its committees; (d) recommending to the Board director nominees for each committee; (e) developing criteria for selection of members of the Board and its committees and reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole; (f) recommending individuals qualified to become Board members to the Board; (g) reviewing and re-assessing the adequacy of this Charter and the Company’s Corporate Governance Principles annually and recommend any proposed changes to the Board for approval. The Committee shall be comprised of no less than three directors, the exact number to be determined by the Board of Directors.

Director Independence

The Board of Directors has determined that Juan Chang, Fan Liu, Guilin Zhang and Yee Man Yung and are independent directors, as the term “independent” is defined by the Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Term of Office

Our directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

The members of the committees shall be appointed and removed by the Board on the recommendation of the nominating and corporate governance committee. The members of the committees shall designate a chairman.

Compensation of Directors

Tianci currently maintains seven director retainer agreements with its directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

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EXECUTIVE COMPENSATION

Tianci International, Inc.

Tianci has paid no compensation to any officer or director during the past three fiscal years or any subsequent period. Unpaid compensation has been accrued pursuant to the Employment Agreements described below, totaling an aggregate of $240,800 as of January 31, 2025.

RQS United Group Limited

RQS United did not pay compensation to any officer or director for services in those roles during its past three fiscal years.

Roshing International Co., Limited

Roshing pays Ying Deng, its Manager, and Shufang Gao, its CEO, a salary of HKD 20,000 and HKD 30,000 per month respectively.

Employment Agreements with Key Executives

Employment Agreements

On August 27, 2021, we entered into employment agreements with each of Shufang Gao and Wei Fang and on January 27, 2023, we entered into an employment agreement with Ying Deng (collectively, the “Employment Agreements”), whereby each individual agreed to serve as an Executive Director for monthly compensation equal to U.S. $3,800. Each Employment Agreement expires after three years, unless earlier terminated by death, resignation or removal.

We are entitled to terminate the each Employment Agreement for “cause” without notice or remuneration (unless otherwise required by law) if: (i) the executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement; (ii) the executive has been grossly negligent or acted dishonestly to the detriment of the Company; (iii) the executive has engaged in actions amounting to willful misconduct or failed to perform his duties hereunder and such failure continues after the executive is afforded a reasonable opportunity to cure such failure; or (iv) the executive violates the provisions relating to confidentiality, non-competition and non-solicitation of the Employment Agreement. Upon a termination for “cause,” the executive shall not be entitled to any severance or other benefits under the Employment Agreement but shall be entitled to receive accrued base salary.

If the Employment Agreement is terminated due to the executive’s death or disability, the executive shall be entitled to receive accrued base salary.

If the Employment Agreement is terminated by the Company without “cause”, the executive will receive a lump sum payment equal to 12 months of base salary, a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination, payment of premiums for continued health benefits under the Company’s health plans for 12 months following termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive, if any.

If the Employment Agreement is terminated due to a change in control, the executive will receive a lump sum payment equal to 12 months of base salary, a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive.

If the Employment Agreement is terminated by the executive due to (1) a material reduction in the executive’s authority, duties and responsibilities, or (2) a material reduction in the executive’s annual salary, the executive will receive a lump sum payment equal to 12 months of base salary.

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Retainer Agreements

We also maintain seven director retainer agreements with our officers and directors. The agreements have terms of 3 years. The monthly compensation for directors is $3,800, and $1,300 for independent directors. The Director Retainer Agreements contain normal and customary terms including provisions relating to indemnification and confidentiality.

For the six months ended January 31, 2025, we incurred management compensation expenses of $112,800. For the years ended July 31, 2024 and 2023, we incurred management compensation expenses of $232,800 and $120,000, respectively.

Stock Incentive Plan

Overview

On April 25, 2024, the Board and majority stockholder adopted the Tianci International, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). The Plan provides for the grant of the following types of stock awards: (a) incentive stock options, (b) stock appreciation rights, (c) restricted stock, (d) restricted stock unit and deferred stock units and (e) performance shares. The Plan is intended to enable the Company and its affiliated companies to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company. The Company reserved 7,000,000 shares of common stock issuable upon the grant of awards under the Plan. As of the date of this prospectus, we have not issued any shares of common stock to our employees, any directors, consultants or any other individuals under the Plan.

Plan Administration

The Plan will be administered by the Committee. The Committee will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Committee will have the authority: (a) to select the Persons to whom Awards may from time to time be granted hereunder; (b) to determine the type of Award to be granted to any Person hereunder; (c) to determine the number of Shares, if any, to be covered by each Award; (d) to establish the terms and conditions of each Award Agreement; (e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; 5 (f) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); (g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and (h) to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any award.

Eligibility

Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its parent or a subsidiary are eligible to be granted Incentive Stock Options.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Clawback Policy

In connection with this offering, we have adopted an incentive compensation recovery policy, or a clawback policy, that is compliant with the Nasdaq Listing Rules, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We, therefore, urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

For the six months ended January 31, 2025

Due to related parties consists of:

		Transaction	January 31,
Name	Relationship	Nature	2025
RQS Capital	61.89% shareholder	Company cash collection due to RQS Capital	2,271

TOTAL			$2,271

This liability is unsecured, non-interest bearing, and due on demand.

For the years ended July 31, 2024 and 2023

Due from related party consists of:

Due from related party represents a receivable of $54,134 from RQS Capital at July 31, 2023. The receivable, which was non-interest bearing and due on demand, was collected by the Company in December 2023.

Due to related parties consists of:

		Transaction	July 31,	July 31,
Name	Relationship	Nature	2024	2023
Zhigang Pei*	Former Chairman of the Board and owner of Silver Glory Group Limited	Working capital advances and operating expenses paid on behalf of the Company	$–	$220,909
RQS Capital	61.89% shareholder	Company cash collection due to RQS Capital	2,271	2,132
Ying Deng**	Director and Vice President, RQS Capital’s 30% owner and Roshing’s 10% owner	Working capital advances and operating expenses paid on behalf of the Company	–	53,036

TOTAL			$2,271	$276,077

___________________

*	$220,909 of this liability was converted to 220,909 shares of common stock on January 19, 2024.

**	$24,953 of this liability was forgiven in November 2023.

These liabilities are unsecured, non-interest bearing, and due on demand.

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Employment agreements with officers and director retainer agreements

Tianci currently maintains two employment agreements and seven director retainer agreements with its officers and directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the six months ended January 31, 2025, the Company incurred management compensation expenses of $112,800. For the years ended July 31, 2024 and 2023, the Company incurred management compensation expenses of $232,800 and $120,000, respectively. These amounts are included in “general and administrative expenses” in the accompanying consolidated statements of operations.

Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital, and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provided for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021, to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,726) to RMB 13,583 (approximately $1,903) on behalf of Roshing. The rent expenses paid by Gao and Deng were billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the years ended July 31, 2024 and 2023, the Company has accounted for this agreement by charging general and administrative expenses for $0 and $16,580, respectively, and crediting additional paid-in capital for $0 and $16,580, respectively. The office sharing agreement was terminated on May 31, 2023 when Roshing moved all of its operations to its office in Hong Kong.

Related Party Transactions

On January 27, 2023, Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital. The shares were sold for a cash payment of $24,000, which was contributed to Tianci’s capital on behalf of RQS Capital by members of its management. Shufang Gao, a member of Tianci’s Board of Directors, is the principal owner of RQS Capital.

As of July 31, 2023, Roshing was indebted to Zhigang Pei in the amount of $220,909 and to Ying Deng in the amount of $53,035, representing amounts they have advanced to fund Roshing’s operations. The loans are not interest-bearing and are due on demand.

On January 19, 2024, the Company sold an aggregate of 445,109 shares of its common stock to five present or former members of the Company’s Board of Directors for an aggregate price of $445,109 or $1.00 per share. The purchasers included Zhigang Pei, who received 220,909 shares in settlement of a loan by Mr. Pei to the Company in the amount of $220,909, and five present or former members of the Company’s Board of Directors, who received an aggregate of 224,200 shares (Zhigang Pei – 110,200 shares; Wei Fang – 64,600 shares; Fan Liu – 22,100 shares, Jimmy Weiyu Zhu – 5,200 shares; and Yee Man Yung - 22,100 shares) in satisfaction of the Company’s liability to them for unpaid compensation.

On April 24, 2024, the Company sold 80,000 shares of Series B Preferred Stock to RQS Capital Limited. The shares were sold for a cash payment of $80,000. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible.

Except as described above, there have been no transactions since August 1, 2022, or any currently proposed transaction, in which Tianci, RQS United or Roshing was or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of Tianci at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Review, approval or ratification of transactions with related persons

We have adopted “The Review Policy for Related Party Transaction”, which has the purpose of ensuring transactions with the Company and its affiliates are consistent with the principles of fair dealing and to minimize the potential conflicts of interest and moral hazard. The policy encompasses procedures related to review, disclosure requirements, conflict resolution, and approval of penalties for violations.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 3,260,000 shares of our common stock (the “Resale Shares”) by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The table below sets forth information as of the date of this prospectus, to our knowledge, the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of March 14, 2025. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a Stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the Stockholder has the right to acquire within 60 days.

The percentage of beneficial ownership for the Selling Stockholders is based on shares of common stock outstanding as of the date of this prospectus.

Except as described below, to our knowledge, none of the Selling Stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the Selling Stockholders in registration statement questionnaires.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the date of this Prospectus		Shares Offered by this	Shares Beneficially Owned After the offering(1)
Name of Selling Stockholder	Number	Percent	Prospectus	Number	Percent
Carson (BVI) Limited	730,000	4.94%	730,000	–
Cobalt Capital Holding Limited	650,000	4.40%	650,000	–
Elysium Capital Holding Limited	610,000	4.13%	610,000	–
Global View Capital Limited	550,000	3.72%	550,000	–
Broadness (BVI) Limited	720,000	4.87%	720,000	–
Total	3,260,000	22.06%	3,260,000	–	–%

(1)	Assumes the sale of all shares offered pursuant to the primary offering prospectus.
(2)	Based on 14,348,590 shares of common stock outstanding as of the date of this prospectus.
(3)	This number represents all of the Resale Shares that the Selling Shareholder shall receive, as applicable, all of which we agreed to register.
(4)	Since we do not have the ability to control how many, if any, of its shares the Selling Shareholder will sell, we have assumed that the Selling Shareholder will sell all of the shares offered herein for purposes of determining how many shares it will own after the Offering and its percentage of ownership following the offering.
(5)	All percentages have been rounded up to the nearest one hundredth of one percent.

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SELLING STOCKHOLDER PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

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The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock held by the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of his, her, or its common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of their shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain Selling Stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Selling Stockholders will occur at prevailing market prices or in privately negotiated prices.

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DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

We are authorized to issue common stock and preferred stock. The total number of shares of stock which we are authorized to issue is 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value per share, 20,000,000 shares of undesignated preferred stock (“Undesignated Preferred Stock”), $0.0001 par value per share. As of the date of this prospectus, 80,000 shares of Undesignated Preferred Stock have been established and designated as Series B Preferred stock. We will have 16,531,803 shares of common stock outstanding immediately after the closing of this offering.

Description of Common Stock

We are authorized to issue 100,000,000 shares of common stock at a par value of $0.0001 per share, and as of January 31, 2025 and the date of this prospectus, we had 14,781,803 shares of common stock issued and outstanding.

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under the Nevada Revised Statutes, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

As of the date of this prospectus, there are no outstanding stock options.

Description of Preferred Stock

Our Certificate of Incorporation authorizes 80,000 shares of Series A Preferred Stock, $0.0001 par value per share, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of the date of this prospectus, 80,000 shares of undesignated preferred stock have been established and designated as Series B Preferred Stock.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

The Board of Directors shall have authority, without stockholder approval, to amend the Tianci’s Articles of Incorporation to divide the class of Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

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Series A Preferred Stock

On January 26, 2023, we issued 80,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

The following is a summary of the terms of the Series A Preferred Stock, which is qualified in its entirety the Supplement to Item 3: Authorized Stock of Attachment to Certificate of Amendment of Articles of Incorporation, which was filed as Exhibit 10-a to our Current Report on Form 8-K filed with the SEC on January 26, 2023 and which is incorporated into this prospectus by reference.

Liquidation

Upon the liquidation, dissolution and winding up of the Corporation, the holder of each share of the Series A Preferred Stock shall be entitled to receive out of the net assets of the Corporation, before any amount shall be paid to the holders of any other class of stock, the sum of One Cent ($0.01) per share, after which the Holders of Series A Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series A Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series A Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series A Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series A Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock being converted by one hundred (100).

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series A Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series A Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

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Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event

As of the date of this prospectus, all shares of Series A Preferred Stock have been converted into 8,000,000 shares of common stock, and no shares of Series A Preferred Stock are outstanding.

Series B Preferred Stock

On April 24, 2024, we issued 80,000 shares of Series B Preferred Stock, each of which is convertible at any time, by the holder of the share into 100 shares of common stock (an aggregate of 8,000,000 shares of common stock), subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series B Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

The following is a summary of the terms of the Series B Preferred Stock, which is qualified in its entirety by Exhibit A to Certificate of Designation Establishing Series B Preferred Stock, which was filed as Exhibit 10-a to our Current Report on Form 8-K filed with the SEC on April 24, 2024 and which is incorporated into this prospectus by reference.

Liquidation

Upon the liquidation, dissolution and winding up of the Corporation, the holder of each share of the Series B Preferred Stock shall be entitled to receive out of the net assets of the Corporation, before any amount shall be paid to the holders of any other class of stock, the sum of One Cent ($0.01) per share, after which the Holders of Series B Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series B Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series B Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series B Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series B Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series B Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series B Preferred Stock being converted by one hundred (100).

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series B Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series B Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

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Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

As of the date of this prospectus, 80,000 shares of Series B Preferred Stock are outstanding and are convertible into an aggregate of 8,000,000 shares of common stock, and none have been converted into common stock.

Undesignated Preferred Stock

The Board of Directors shall have authority, without stockholder approval and by resolution of the Board of Directors, to amend the Corporation's Articles of Incorporation to divide the class of Preferred Stock into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the relative rights and preferences of the shares of each series so established, including (a) voting power, (b) the rate of dividend, (c) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (d) any sinking fund provision for the redemption or purchase of the shares, and (e) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase any shares of our common stock or preferred stock.

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Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Anti-Takeover Provisions

Certain provisions of Nevada law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Listing

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “CIIT.”

Transfer Agent and Register

Our transfer agent is Securities Transfer Corporation, with offices located at 2901 Dallas Parkway #380 Plano, TX 75093. The phone number and facsimile number are 1-(469) 633-0101 and 1-(469)-633-0088, respectively. Additional information about Securities Transfer Corporation Transfer can be found on its website at www. stctransfer.com.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

105

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Kaufman & Canoles P.C. Certain legal matters relating Nevada law will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement as of and for the fiscal year ended July 31, 2023 have been audited by Michael T. Studer CPA P.C., an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The office of Michael T. Studer CPA P.C. is located at 111 West Sunrise Highway, Freeport, NY 11520. The consolidated financial statements included in this prospectus and in the registration statement as of and for the year ended July 31, 2024 has been audited by Bush & Associates CPA LLC, an independent registered public accounting firms and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The office of Bush & Associates CPA LLC is located at 179 N Gibson Rd, Henderson, NV 89014.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 11, 2024 we dismissed Michael T. Studer CPA P.C. from its position as the principal independent accountant for Tianci International, Inc. The dismissal was approved by the Audit Committee of the Board of Directors.

The audit report of Michael T. Studer CPA P.C. on our financial statements for the years ended July 31, 2023 and July 31, 2022 did not contain any adverse opinion or disclaimer of opinion or qualification, except that the audit report of Michael T. Studer CPA P.C. on our financial statements for the years ended July 31, 2023 and July 31, 2022 did contain a modification expressing substantial doubt about the ability of Tianci International, Inc. to continue as a going concern. Michael T. Studer CPA P.C. did not, during the applicable period, advise Tianci International, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period through September 11, 2024, there was no disagreement between Michael T. Studer CPA P.C. and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Michael T. Studer CPA P.C. to make reference to the subject matter of such disagreement in connection with its report. During the same period, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

We requested Michael T. Studer CPA P.C. to furnish a letter addressed to the Securities Exchange Commission stating whether or not Michael T. Studer CPA P.C. agrees with above statements pertaining to Michael T. Studer CPA P.C. A copy of the letter is filed as exhibit 16.1 to the registration statement of which this prospectus is a part.

On September 11, 2024, we retained the firm of Bush & Associates CPA LLC to serve as our new independent public accounting firm. At no time during the past two fiscal years or any subsequent period prior to September 11, 2024 did we consult with Bush & Associates CPA LLC regarding any matter of the sort described above with reference to Michael T. Studer CPA P.C., any issue relating to the financial statements of ours, or the type of audit opinion that might be rendered for us.

106

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Unit B, 10/F., Ritz Plaza, No. 122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong or 852-22510781.

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F-1

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	January 31,	July 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$180,554	$413,129
Prepaid expense	25,069	1,820
Deferred offering costs	569,481	495,356
Total current assets	775,104	910,305

Other assets:
Lease security deposit	1,656	1,656
Total non-current assets	1,656	1,656

TOTAL ASSETS	$776,760	$911,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Income taxes payable	$17,175	$62,204
Due to related parties	2,271	2,271
Accrued liabilities and other payables	170,223	57,476
Total current liabilities	189,669	121,951

Total liabilities	189,669	121,951

Commitments and contingencies	–	–

Stockholders’ equity:
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; no shares issued and outstanding as of January 31, 2025 and July 31, 2024	–	–
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 shares issued and outstanding as of January 31, 2025 and July 31, 2024	8	8
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,781,803 shares issued and outstanding as of January 31, 2025 and July 31, 2024	1,478	1,478
Additional paid-in capital	962,416	962,416
Accumulated deficit	(428,478)	(222,071)
Total stockholders' equity attributable to TIANCI INTERNATIONAL, INC.	535,424	741,831
Non-controlling interest	51,667	48,179

Total stockholders’ equity	587,091	790,010

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$776,760	$911,961

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-2

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended January 31,		For the six months ended January 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING REVENUES
Global logistics services	$2,070,083	$2,819,056	$4,829,776	$4,000,776
Other revenue	9,120	75,072	230,367	220,000
Total Operating Revenues	2,079,203	2,894,128	5,060,143	4,220,776

COST OF REVENUES
Global logistics services	1,995,569	2,504,764	4,586,434	3,534,734
Other revenue	3,656	50,260	165,300	113,161
Total Cost of Revenues	1,999,225	2,555,024	4,751,734	3,647,895

Gross profit	79,978	339,104	308,409	572,881

Operating expenses:
Selling and marketing	15,036	133,763	100,224	235,834
General and administrative	171,211	136,721	431,604	255,426
Total operating expenses	186,247	270,484	531,828	491,260

Income (loss) from operations	(106,269)	68,620	(223,419)	81,621

Other income net	–	24,953	27,391	24,953

Income (loss) before provision for income taxes	(106,269)	93,573	(196,028)	106,574
Provision for (benefit from) income taxes	4,702	(7,141)	6,891	11,972

Net income (loss)	(110,971)	100,714	(202,919)	94,602
Less: net income attributable to non-controlling interest	2,380	19,581	3,488	29,253

Net income (loss) attributable to TIANCI INTERNATIONAL, INC.	$(113,351)	$81,133	$(206,407)	$65,349

Weighted average number of common shares*
Basic and diluted	14,781,803	6,803,418	14,781,803	6,363,163

Income (loss) per common share attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$(0.01)	$0.01	$(0.01)	$0.01

Weighted average number of preferred shares A*
Basic and diluted	–	68,571	–	74,317

Income per preferred share A attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$–	$1.18	$–	$0.88

Weighted average number of preferred shares B*
Basic and diluted	80,000	–	80,000	–

(Loss) per preferred share B attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$(1.42)	$–	$(2.58)	$–

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2025 AND 2024

(EXPRESSED IN UNITED STATES DOLLARS)

	Series A Preferred Stock	Series A Preferred Stock amount*	Series B Preferred Stock	Series B Preferred Stock amount*	Common stock*	Common stock amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit)	Non- controlling interest	Total
Balance at July 31, 2024	–	$–	80,000	$8	14,781,803	$1,478	$–	$962,416	$(222,071)	$48,179	$790,010
Net loss	–	–	–	–	–	–	–	–	(93,056)	1,108	(91,948)
Balance at October 31, 2024 (unaudited)	–	$–	80,000	$8	14,781,803	$1,478	$–	$962,416	$(315,127)	$49,287	$698,062
Net loss	–	–	–	–	–	–	–	–	(113,351)	2,380	(110,971)
Balance at January 31, 2025 (unaudited)	–	$–	80,000	$8	14,781,803	$1,478	$–	$962,416	$(428,478)	$51,667	$587,091

	Series A Preferred Stock	Series A Preferred Stock amount*	Common stock*	Common stock amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit)	Non- controlling interest	Total
Balance at July 31, 2023	80,000	$8	5,903,481	$590	$–	$4,982	$(276,521)	$(7,691)	$(278,632)
Net loss	–	–	–	–	–	–	(15,784)	9,672	(6,112)
Balance at October 31, 2023 (unaudited)	80,000	$8	5,903,481	$590	$–	$4,982	$(292,305)	$1,981	$(284,744)
Conversion of liabilities to common stock	–	–	445,109	44	–	445,065	–	–	445,109
Conversion of preferred stock to common stock	(80,000)	(8)	8,000,000	800	–	(792)	–	–	–
Private offering	–	–	433,213	44	–	433,169	–	–	433,213
Net income	–	–	–	–	–	–	81,133	19,581	100,714
Balance at January 31, 2024 (unaudited)	–	$–	14,781,803	$1,478	$–	$882,424	$(211,172)	$21,562	$694,292

*Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the six months ended January 31,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(202,919)	$94,602
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of operating lease right-of-use asset	–	356
Debt forgiven by related party	–	(24,953)
Change in operating assets and liabilities:
Accounts receivable	–	(86,513)
Prepaid expense	(23,249)	1,500
Lease security deposit	–	(114)
Due from related party	–	54,137
Advances from customers	–	(29,070)
Accounts payable	–	(779)
Income taxes payable	(45,029)	11,972
Operating lease liabilities	–	(356)
Accrued liabilities and other payables	112,747	89,040
Net cash (used in) provided by operating activities	(158,450)	109,822

Cash flows from financing activities:
Proceeds received from private offerings	–	433,213
Deferred offering costs incurred	(74,125)	–
Net cash (used in) provided by financing activities	(74,125)	433,213

Net (decrease) increase in cash	(232,575)	543,035
Cash, beginning	413,129	256,342
Cash, ending	$180,554	$799,377

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$51,920	$–

Non-Cash Activities:
Early termination of right-of-use assets and lease liabilities	$–	$6,080
Conversion of liabilities to common stock	$–	$445,109
Conversion of preferred stock to common stock	$–	$800

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND ORGANIZATION

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada. In May 2015, Freedom Petroleum changed its name to Steampunk Wizards, Inc.; and on November 9, 2016, Steampunk Wizards changed its name to Tianci International, Inc. The Company is a holding company. As of July 31, 2024, the Company had one operating subsidiary, Roshing International Co., Limited (“Roshing”). The Company owns 90% of the capital stock of Roshing through RQS United, a wholly-owned subsidiary. The Company’s fiscal year end is July 31.

On February 13, 2023, the Company incorporated a wholly owned subsidiary, Tianci Group Holding Limited, in the Republic of Seychelles. To date, Tianci Group Holding Limited has not carried on any business operations.

Reorganization

On March 3, 2023 the Company entered into a Share Exchange Agreement with RQS United Group Limited (“RQS United”) and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the “Exchange Agreement”). RQS United owns 90% of the equity in Roshing International Co., Limited (“Roshing”), which is engaged in the business of providing global logistics services including ocean freight forwarding and related logistics solutions, distributing electronic components and providing software services. Pursuant to the Exchange Agreement, on March 6, 2023 RQS Capital transferred all of the issued and outstanding capital stock of RQS United to the Company, and the Company issued to RQS Capital 1,500,000 shares of our common stock and paid a cash price of $350,000 (the “Share Exchange”). Pursuant to the Exchange Agreement, the Company also issued a total of 700,000 shares of our common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

As a result of the Share Exchange, RQS United became our wholly-owned subsidiary and the former RQS United stockholder became our controlling stockholder. The share exchange transaction was treated as a reverse acquisition, with RQS United as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of RQS United and its consolidated subsidiary, Roshing.

Prior to the Share Exchange, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company ceased to be a shell company.

RQS United is a holding company incorporated on November 4, 2022 in the Republic of Seychelles. RQS United has no substantive operations other than holding 90% of the outstanding share capital of its subsidiary. Roshing which was incorporated on June 22, 2011 in Hong Kong, is principally engaged in global logistics services. Less than 5% of its revenue for the six months ended January 31, 2025 was derived from other business lines: sales of electronic device hardware components, development of logistics software and websites, technical consulting, and software maintenance. Roshing’s business is primarily carried out in Hong Kong.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim financial information referred to above has been prepared and presented in U.S. dollars in conformity with accounting principles generally accepted in the United States applicable to interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. The interim financial information has been prepared on a basis consistent with prior interim periods and years and includes all disclosures that are necessary and required by applicable laws and regulations. These interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading. This report on Form 10-Q should be read in conjunction with the Company’s financial statements for the years ended July 31, 2024 and 2023 and notes thereto included in the Company’s Form 10-K filed with the SEC on October 22, 2024.

F-6

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

Results of the six months ended January 31, 2025 are not necessarily indicative of the results that may be expected for the year ending July 31, 2025 or any other future periods.

Principles of consolidation

The consolidated financial statements include the financial statements of Tianci and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting periods. Actual results could differ from these good faith estimates and judgments.

Foreign currency translation and transactions

The Company uses the U.S. dollar as its reporting currency and functional currency. Transaction gains and losses are recognized in the consolidated statement of operations.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank accounts in the United States and Hong Kong.

Accounts receivable, net

Accounts receivable include trade accounts due from customers which are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of January 31, 2025 and July 31, 2024, no allowance for doubtful accounts was deemed necessary.

Fair Value Measurements

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes as a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-7

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

Financial instruments included in current assets and current liabilities (such as cash, accounts receivable, due from related party, accounts payable, and due to related parties) are reported in the consolidated balance sheets at cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This standard requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligations.

The Company records revenue net of sales taxes which are subsequently remitted to governmental authorities and are excluded from the transaction price.

The Company’s revenue recognition policies are as follows:

a. Global Logistics Services

The Company provides global logistics services, including ocean freight forwarding and related logistics solutions. As a non-asset-based carrier, the Company does not own transportation assets.

The Company derives its revenues by entering into agreements that are generally comprised of a single performance obligation, which is that freight is shipped for and received by the customer via either container ships or general cargo vessels. The most significant drivers of changes in gross revenues and related transportation expenses are volume and weight.

In general, each shipment transaction or service order constitutes a separate contract with the customer. A performance obligation is created once a customer agreement with an agreed upon transaction price exists. The transaction price, which is based on volume, weight, and shipping time, is fixed and not contingent upon the occurrence or non-occurrence of any other event.

The Company typically satisfies its performance obligations at a point in time when freight is shipped to a destination port and accepted by its customer. The Company does not have significant variable consideration in its contracts. Taxes assessed concurrently with a specific revenue-producing transaction that are collected by the Company from a customer are excluded from revenues.

The Company evaluates whether amounts billed to customers should be reported as gross or net revenue. Revenue is recorded on a gross basis when the Company is primarily responsible for fulfilling the promise to provide the services, when it assumes risk of loss, when it has discretion in setting the prices for the services to the customers, and when the Company has the ability to direct the use of the services provided by the third party. In most cases we act as an indirect carrier. When acting as an indirect carrier, we issue a Fixture Note to customers as the contract of carriage. In turn, when the freight is physically tendered to a direct carrier, we receive a Master Ocean Bill of Lading.

The Company’s evaluation determined that it is in control of establishing the transaction price, managing all aspects of the shipment process and assumes the risk of loss for delivery, collection, and returns. Based on its evaluation of the control of services and risk involved, the Company determined that it acts as a principal rather than an agent in global logistics service arrangements and such revenues are reported on a gross basis.

F-8

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

b. Electronic Device Hardware Components Products Sales

The Company is a distributor of electronic device hardware components and generates revenue through resale of these components. The Company’s products include high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. In accordance with ASC 606, Revenue Recognition: Principal Agent Consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASC 606: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly; 2) The Company is exposed to inventory risk before transfer of control to customers; and 3) The Company determines the resale price of hardware products. After evaluating the above circumstances, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products that have been accepted by its customer with no future obligations. The Company generally permits returns of products due to product failure; however, returns are historically insignificant.

c. Software and Website Development Services

The Company generates revenue by developing customized freight shipping and related logistic software and websites, which are generally on a fixed-priced basis. The software helps wholesalers, ecommerce retailers, and freight shipping providers to manage complex workflows and improve work efficiency. The Company generally has no enforceable right to payment for performance completed to date and is only entitled to payment after software is fully developed, delivered, tested, and accepted by the customer. As a result, revenues from software development contracts are recognized at a point in time when services are fully rendered, and written acceptances have been received from customers.

d. Technical Consulting and Training Services

The Company provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis. Revenue is recognized at a point in time when service is rendered and the customer confirms the completion of consulting or training.

e. Software Maintenance and Business Promotion Services

The Company provides software maintenance services to keep customers’ software up to date and assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months. Revenue is recognized ratably each month over the contract period.

f. Business Consulting Services

The Company provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, case analysis, and preparing related application paper works. The Company charges a flat fee for the visa application services. Revenue is recognized at a point in time when an application is submitted with proper authorities.

F-9

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

Cost of revenues

For global logistics services, cost of revenue consists primarily of cargo space charged by direct ocean carriers, freight forwarders and ancillary logistics services fees.

For hardware products sales, the cost of revenue consists primarily of the costs of hardware products sold.

For software, consulting, services-based revenue, the cost of revenue consists primarily of costs paid to outsourced service providers and compensation expenses paid the Company’s service vendor.

Advertising costs

Advertising costs amounted to $0 for the three and six months ended January 31, 2025 and 2024, respectively. Advertising costs are expensed as incurred and included in selling and marketing expenses.

Operating leases

Effective August 1, 2022, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedient that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

Lease payments for an operating lease transitioning to ASC 842 using the effective date are based on future payments at the transition date and on the present value of lease payments over the remaining lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore, operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

The lease for the Company’s Hong Kong office facility was early terminated in September 2023, which resulted in a derecognition of $6,080 right of use (“ROU”) asset and operating lease liabilities in August 2023.

F-10

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-taxable or non-deductible. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim consolidated financial statements and the corresponding tax bases used in the computation of taxable income (loss). In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax for uncertain tax positions are classified as income tax expenses in the period incurred.

During the year ended July 31, 2024, the Company incurred an IRS penalty of $47,030 for failure to update certain foreign-owned information schedules in a timely manner. The penalty is included in other expense in the statements of operations for the year ended July 31, 2024. During the six months ended January 31, 2025, the Company received a refund $27,391 from the IRS for the penalty previously charged. The refund is included in other income in the statements of operations for the six months ended January 31, 2025.

The Hong Kong tax returns filed for 2019/2020 tax year and subsequent years are subject to examination by the applicable tax authorities.

The US tax returns filed for 2022 and subsequent years are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common stock outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stock that has an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of January 31, 2025 and July 31, 2024, there were 8,000,000 dilutive shares outstanding related to the convertible Series B Preferred Stock. Each share of Series B and Series A Preferred Stock is and was convertible by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate.

Noncontrolling Interests

The Company’s noncontrolling interest represents the minority shareholder’s 10% ownership interest in Roshing. The noncontrolling interest is presented in the consolidated balance sheets separately from stockholders’ equity attributable to Tianci. Noncontrolling interest in the results of Roshing are presented on the consolidated statements of operations as allocations of the total income or loss of Roshing between the noncontrolling interest holder and the shareholders of RQS United.

F-11

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

Related parties

Parties, which can be a corporation, other business entity, or an individual, are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

The Company does not believe any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated Financial Statements.

NOTE 3 – PUBLIC OFFERING AND DEFERRED OFFERING COSTS

On March 14, 2024, the Company executed an agreement with Prime Number Capital LLC (“Prime”) for Prime to act as the Company’s Lead Underwriter on a “firm commitment” basis in connection with a public offering of shares of the Company’s common stock. The agreement provides for compensation to Prime of, among other things, (1) Underwriter’s Commission equal to 7.0% of Gross Proceeds, (2) Non-accountable Expenses equal to 1.0% of Gross Proceeds, (3) Underwriter’s warrants equal to 5.0% of the shares issued in the offering, and (4) a cash advance of $100,000 offsetable against the Underwriter’s Commission (of which the Company paid $50,000 to Prime on March 14, 2024). Prime’s obligation to initiate the offering is subject to satisfaction of several conditions, and there is no assurance that the offering will occur.

As of January 31, 2025, deferred offering costs relating to the public offering consist of legal, accounting, underwriting fees that are directly related to the public offering.

Upon closing of the public offering, the deferred offering costs will be offset against the proceeds from the public offering and included as part of the total public offering stock issuance costs.

NOTE 4 – RELATED PARTIES BALANCES AND TRANSACTIONS

Due to related parties consists of:

		Transaction	January 31,	July 31,
Name	Relationship	Nature	2025	2024
RQS Capital	61.89% shareholder	Company cash collection due to RQS Capital	$2,271	$2,271
TOTAL			$2,271	$2,271

This liability is unsecured, non-interest bearing, and due on demand.

Employment agreements with officers and director retainer agreements

Tianci currently maintains two employment agreements and seven director retainer agreements with its officers and directors. The agreements have terms of 3 years and each provides for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the three months ended January 31, 2025 and 2024, the Company incurred management compensation expenses of $56,400 and $60,000, respectively. For the six months ended January 31, 2025 and 2024, the Company incurred management compensation expenses of $112,800 and $120,000, respectively. These amounts are included in “general and administrative expenses” in the accompanying consolidated statements of operations.

F-12

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

NOTE 5 – STOCKHOLDERS EQUITY

On January 26, 2023 the Company filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Company’s Articles of Incorporation to provide that the authorized capital stock of the Company will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value. As of July 31, 2024, 80,000 shares of Undesignated Preferred Stock have been designated as Series B Preferred stock.

The following table sets forth information, as of January 31, 2025, regarding the classes of capital stock that are authorized by the Articles of Incorporation of Tianci International, Inc.

		January 31, 2025
Class	Shares Authorized	Shares Outstanding
Common Stock, $.0001 par value	100,000,000	14,781,803
Series A Preferred Stock, $.0001 par value	80,000	–
Series B Preferred Stock, $.0001 par value	80,000	80,000
Undesignated Preferred Stock, $.0001 par value	19,920,000	–

Series A Preferred Stock

Each share of Series A Preferred Stock was convertible by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock had voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock was convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock was entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis. On January 19, 2024, all 80,000 shares of the Series A preferred Stock were converted into 8,000,000 shares of Company common stock.

Series B Preferred Stock

Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series B Preferred Stock has voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series B Preferred Stock is entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

Undesignated Preferred Stock

The Board of Directors has the authority, without shareholder approval, to amend the Company’s Articles of Incorporation to divide the class of undesignated Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Issuances of Preferred Stock and Common Stock

On January 19, 2024 the Company sold an aggregate of 445,109 shares of its common stock to five present or former members of the Company’s Board of Directors for an aggregate price of $445,109 or $1.00 per share. The purchasers included Zhigang Pei, who received 220,909 shares in settlement of a loan by Mr. Pei to the Company in the amount of $220,909, and five present or former members of the Company’s Board of Directors, who received an aggregate of 224,200 shares (Zhigang Pei – 110,200 shares; David Wei Fang – 64,600 shares; Jack Fan Liu – 22,100 shares, Jimmy Weiyu Zhu – 5,200 shares; and Yee Man Yung - 22,100 shares). All 445,109 shares were issued in satisfaction of the Company’s liability to the shareholders for unpaid compensation.

F-13

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

On January 19, 2024 the Company issued 8,000,000 shares of its common stock to RQS Capital Limited. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of the Company’s Series A Preferred Stock into 8,000,000 shares of common stock.

On January 24, 2024 the Company sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors.

On April 24, 2024, the Company sold 80,000 shares of its Series B Preferred Stock to RQS Capital Limited for a cash payment of $80,000.

NOTE 6 – INCOME TAXES

Income Taxes

Seychelles

RQS United is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payment of dividends, no withholding tax is imposed under current law.

Hong Kong

Roshing is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Incorporated companies pay 8.25% tax on the first $2 million of profits and 16.5% on the remainder. Hong Kong income tax expenses for the six months ended January 31, 2025 and 2024 amounted to $6,891 and $11,972, respectively.

For the six ended January 31, 2025, the loss before provision for income taxes of $(196,028) consisted of United States source loss of $(237,794) and Hong Kong source income of $41,766. For the six months ended January 31, 2024, the income before provision for income taxes of $106,574 consisted of United States source loss of $(197,930) and Hong Kong source income of $304,504.

Significant components of the provision for income taxes are as follows:

	For the six months ended
	January 31, 2025	January 31, 2024

Current Hong Kong	$6,891	$11,972
Deferred Hong Kong	–	–
Provision for income taxes	$6,891	$11,972

The following table reconciles the Hong Kong statutory rates to the Company’s Hong Kong effective tax rate:

	For the six months ended
	January 31, 2025	January 31, 2024

Hong Kong statutory income tax rate	16.50%	8.25%
Prior year over-accrual of provision for income taxes	–	(4.32)%
Effective tax rate	16.50%	3.93%

F-14

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

For United States income tax purposes, Tianci had a net operating loss carryforward of approximately $1,654,000 at January 31, 2025. Management has not determined that it is more likely than not that this carryforward will be realized and thus the Company maintained a 100% valuation allowance for the deferred tax asset relating to the United States net operating loss carryforward. Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of January 31, 2025 and July 31, 2024, the Company did not have any significant unrecognized uncertain tax positions.

As of July 31, 2024, tax years 2022 and forward generally remain open for examination for United States Federal and State tax purposes and tax years 2019 and forward generally remain open for examination for Hong Kong tax purposes.

NOTE 7 — CONCENTRATION OF RISK

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash held in banks. The cash balance in each financial institution in the United States is insured by the FDIC up to $250,000. As of January 31, 2025, no United States account balance exceeded $250,000. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately US$64,000) if the bank with which an individual/company holds its eligible deposit fails. As of January 31, 2025, a cash balance of $168,338 was maintained at a financial institution in Hong Kong of which approximately $97,000 was subject to credit risk. Management believes that the financial institution is of high credit quality and continually monitors its credit worthiness.

Customer concentration risk

For the six months ended January 31, 2025, three customers accounted for 50.2%, 13.5% and 11.6% of the Company’s total revenues.

For the six months ended January 31, 2024, two customers accounted for 68.4% and 16.9% of the Company’s total revenues.

As of January 31, 2025 and July 31, 2024, no customer accounted for over 10% of the Company’s total accounts receivable.

Vendor concentration risk

For the six months ended January 31, 2025, two vendors accounted for 64.6% and 13.2% of the Company’s total purchases. For the six months ended January 31, 2024, two vendors accounted for 59.9% and 16.2% of the Company’s total purchases. As of January 31, 2025 and July 31, 2024, no vendor accounted for over 10% of the Company’s total accounts payable.

NOTE 8— COMMITMENTS AND CONTINGENCIES

Lease commitments

On January 1, 2021, Roshing entered into an operating lease agreement for office space in Hong Kong with a third party. The agreement had a term of two years and provided for monthly rent of HKD 2,800 (approximately $360). On January 13, 2023, the Company entered a new operating lease agreement for office space in Hong Kong with a third party for two years with monthly rent of HKD 3,000 (approximately $382). Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The lease does not contain an option to extend at the time of expiration. The lease was early terminated in September 2023 which resulted in a derecognition of $6,080 right of use (“ROU”) asset and operating lease liabilities in August 2023.

F-15

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

In September 2023, the Company entered into a one-year office rental service agreement with a monthly lease payment of approximately $828 (HKD 6,500). In September 2024, the Company further renewed the lease for one year with a monthly lease payment of approximately $847 (HKD 6,650).

Rent expenses were $2,585 and $2,484 for the three months ended January 31, 2025 and 2024, respectively, and $5,244 and $5,669 for the six months ended January 31, 2025 and 2024, respectively.

Contingencies

From time to time, the Company may be a party to legal proceedings, as well as certain asserted and un-asserted claims. The Company was not involved in any material legal proceedings nor asserted claims as of January 31, 2025.

NOTE 9 — ENTERPRISE-WIDE DISCLOSURE

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluates their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and his direct assistants, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines and by regions (Hong Kong, Vietnam, Japan and Singapore) for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues by business lines are as follows:

	For the three months ended		For the six months ended
	January 31,		January 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Electronic Device Hardware Components Sales	$–	$43,479	$–	$103,381
Software and Website Development Services	–	–	–	19,230
Software Maintenance and Business Promotion Services	–	14,013	–	29,276
Business Consulting Services	9,120	17,580	230,367	68,113
Global Logistics Services	2,070,083	2,819,056	4,829,776	4,000,776
Total revenues	$2,079,203	$2,894,128	$5,060,143	$4,220,776

Disaggregated information of revenues by regions are as follows:

	For the three months ended		For the six months ended
	January 31,		January 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Hong Kong	$1,997,203	$2,151,434	$4,573,373	$3,202,451
Vietnam	–	538,694	166,770	712,225
Japan	82,000	204,000	320,000	304,850
Singapore	–	–	1,250	1,250
Total revenues	$2,079,203	$2,894,128	$5,060,143	$4,220,776

F-16

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

NOTE 10 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable and the Company is required to disclose the required financial statement information for the parent company.

The subsidiaries did not pay any dividends to the parent during the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investments are presented on the separate parent only balance sheets as “investment in subsidiaries” and the income (loss) of the subsidiaries is presented as “share of income (loss) of subsidiaries.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed or are not required.

PARENT COMPANY BALANCE SHEET

	January 31,	July 31,
	2025	2024

ASSETS
Cash	$11,876	$14,621
Prepaid expense	5,445	1,820
Investment in subsidiaries	687,174	781,661
Total Assets	$704,495	$798,102

LIABILITIES
Accounts payable and other accrued liabilities	166,800	54,000
Payable to subsidiaries	512,416	312,416
Due to related parties	2,271	2,271
Total Liabilities	$169,071	$56,271

Stockholders’ Equity
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; no shares issued and outstanding as of January 31, 2025 and July 31, 2024	–	–
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 shares issued and outstanding as of January 31, 2025 and July 31, 2024	8	8
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,781,803 shares issued and outstanding as of January 31, 2025 and July 31, 2024	1,478	1,478
Additional paid-in capital	962,416	962,416
Accumulated deficit	(428,478)	(222,071)
Total Stockholders’ Equity	535,424	741,831

Total Liabilities and Stockholders’ Equity	$704,495	$798,102

F-17

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Three and Six Months Ended January 31, 2025

(Unaudited)

PARENT COMPANY STATEMENT OF OPERATIONS

	For the six months ended January 31,
	2025	2024

EXPENSE:
General and administrative	$(265,185)	$(197,930)

OTHER INCOME
Gain from investment in subsidiaries	31,387	263,279
Other income net	27,391	–
Total other income	58,778	263,279

Net (loss)	$(206,407))	$65,349

PARENT COMPANY STATEMENT OF CASH FLOWS

	For the six months ended January 31,
	2025	2024

Cash flows from operating activities:
Net (loss)	$(206,407)	$65,349
Adjustments to reconcile net income to net cash provided by operating activities:
Share of (gain) from investment in subsidiaries	(31,387)	(263,279)
Change in operating assets and liabilities:
Prepaid expense and other assets	(3,625)	1500
Accounts payable and other accrued liabilities	112,799	(7,578)
Net cash (used in) operating activities	(128,620)	(204,008)

Cash flows from financing activities:
Proceeds received from private offerings		433,213
Repayment of operating funds to related party		(178,097)
Operating proceeds from subsidiaries	200,000	–
Deferred offering costs incurred	(74,125)	–
Net cash provided by financing activities	125,875	255,116

Net (decrease) increase in cash and cash equivalents	(2,745)	51,108
Cash and cash equivalents at beginning	14,621	66,553
Cash and cash equivalents at ending	$11,876	$117,661

NOTE 11 — SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company’s management has performed subsequent events procedures through the date these financial statements were issued and determined that there are no reportable subsequent events.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Tianci International, Inc.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheet of Tianci International, Inc. (the “Company”) as of July 31, 2024 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Tianci International, Inc. as of July 31, 2024 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

BASIS FOR OPINION

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

CRITICAL AUDIT MATTERS

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

March 14, 2025

PCAOB ID Number 6797

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tianci International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Tianci International, Inc. (the “Company”) as of July 31, 2023 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Tianci International, Inc. as of July 31, 2023 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements as of July 31, 2023 and for the year ended July 31, 2023 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s then financial situation raised substantial doubt about its ability to continue as a going concern. Management’s then plans in regard to this matter are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

October 20, 2023

We have served as the Company’s auditor since 2023.

F-20

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	July 31,	July 31,
	2024	2023

ASSETS
Current assets:
Cash	$413,129	$256,342
Accounts receivable	–	–
Prepaid expense	1,820	1,750
Deferred offering costs	495,356	–
Due from related party	–	54,134
Total current assets	910,305	312,226

Other assets:
Lease security deposit	1,656	1,542
Right-of-use asset	–	6,436
Total non-current assets	1,656	7,978

TOTAL ASSETS	$911,961	$320,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$–	$779
Income taxes payable	62,204	26,298
Due to related parties	2,271	276,077
Lease liability - current	–	4,368
Advances from customers	–	29,070
Accrued liabilities and other payables	57,476	260,176
Total current liabilities	121,951	596,768

Lease liability - noncurrent	–	2,068

Total liabilities	121,951	598,836

Commitments and contingencies	–	–

Stockholders’ equity (deficit):
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; 0 and 80,000 shares issued and outstanding as of July 31, 2024 and 2023, respectively	–	8
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 and 0 shares issued and outstanding as of July 31, 2024 and 2023, respectively	8	–
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,781,803 and 5,903,481 shares issued and outstanding as of July 31, 2024 and 2023, respectively	1,478	590
Additional paid-in capital	962,416	4,982
Accumulated deficit	(222,071)	(276,521)
Total stockholders’ equity (deficit) attributable to TIANCI INTERNATIONAL, INC.	741,831	(270,941)
Non-controlling interest	48,179	(7,691)

Total stockholders’ equity (deficit)	790,010	(278,632)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$911,961	$320,204

The accompanying notes are an integral part of these consolidated financial statements.

F-21

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the year ended July 31,
	2024	2023

OPERATING REVENUES
Global logistics services	$8,320,402	$–
Other revenue	296,863	452,409
Total Operating Revenues	8,617,265	452,409

COST OF REVENUES
Global logistics services	7,432,806	–
Other revenue	129,280	456,494
Total Cost of Revenues	7,562,086	456,494

Gross profit (loss)	1,055,179	(4,085)

Operating expenses:
Selling and marketing	365,992	54,169
General and administrative	520,884	285,740
Total operating expenses	886,876	339,909

Income (loss) from operations	168,303	(343,994)

Other (expense) net	(22,077)	–

Income (loss) before provision for income taxes	146,226	(343,994)
Provision for income taxes	35,906	12,095

Net income (loss)	110,320	(356,089)
Less: net income (loss) attributable to non-controlling interest	55,870	(14,879)

Net income (loss) attributable to TIANCI INTERNATIONAL, INC.	$54,450	$(341,210)

Weighted average number of common shares*
Basic and diluted	10,560,950	3,314,621

Income (loss) per common share attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$0.01	$(0.10)

Weighted average number of preferred shares A*
Basic and diluted	37,260	40,659

Income (loss) per preferred share A attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$1.46	$(8.39)

Weighted average number of preferred shares B*
Basic and diluted	21,319	–

Income (loss) per preferred share B attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$2.55	$–

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

F-22

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JULY 31, 2024 AND 2023 (EXPRESSED IN UNITED STATES DOLLARS)

	Series A Preferred Stock	Series A Preferred Stock amount*	Series B Preferred Stock	Series B Preferred Stock amount*	Common stock*	Common stock amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit)	Noncontrolling interest	Total

Balance at July 31, 2022	–	$–	–	$–	1,500,000	$150	$(50,000)	$82,732	$64,689	$7,188	$104,759
RQS United Subscription receivable	–	–	–	–	–	–	50,000	–	–	–	50,000
Capital contribution	–	–	–	–	–	–	–	65,650	–	–	65,650
Payments of Shenzhen China rent by related parties (Note 3)	–	–	–	–	–	–	–	16,580	–	–	16,580
Stock compensation issued	–	–	–	–	700,000	70	–	209,930	–	–	210,000
Reverse merger adjustment	80,000	8	–	–	3,703,481	370	–	(369,910)	–	–	(369,532)
Net loss	–	–	–	–	–	–	–	–	(341,210)	(14,879)	(356,089)
Balance at July 31, 2023	80,000	$8	–	$–	5,903,481	$590	$–	$4,982	$(276,521)	$(7,691)	$(278,632)
Conversion of liabilities to common stock	–	–	–	–	445,109	44	–	445,065	–	–	445,109
Conversion of preferred stock to common stock	(80,000)	(8)	–	–	8,000,000	800	–	(792)	–	–	–
Common stock private offering	–	–	–	–	433,213	44	–	433,169	–	–	433,213
Preferred stock private offering	–	–	80,000	8	–	–	–	79,992	–	–	80,000
Net income	–	–	–	–	–	–	–	–	54,450	55,870	110,320
Balance at July 31, 2024	–	$–	80,000	$8	14,781,803	$1,478	$–	$962,416	$(222,071)	$48,179	$790,010

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

F-23

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the year ended July 31,
	2024	2023

Cash flows from operating activities:
Net income (loss)	$110,320	$(356,089)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax benefit	–	–
Stock compensation issued	–	210,000
Amortization of operating lease right-of-use asset	356	–
Debt forgave by related party	(24,953)	–
Change in operating assets and liabilities:
Accounts receivable	–	737,663
Prepaid expense	(70)	1,397
Lease security deposit	(114)	–
Advances from customers	(29,070)	29,070
Accounts payable	(777)	(447,292)
Income taxes payable	35,906	12,096
Operating lease liabilities	(356)	–
Accrued liabilities and other payables	21,498	137,736
Net cash provided by operating activities	112,740	324,581

Cash flows from financing activities:
Cash received in connection with reverse acquisition	–	4,186
Proceeds received from private offerings	513,213	–
Subscription receivable collected	–	50,000
Capital contribution received	–	65,650
Working capital advance from related party	54,134	31,490
Repayment of working capital advance from related party	(28,083)	(341,885)
Operating expenses directly paid by shareholders	139	84,503
Payments of Shenzhen China rent by related parties	–	16,580
Deferred offering costs incurred	(495,356)	–
Net cash (used in) provided by financing activities	44,047	(89,476)

Net increase in cash	156,787	235,105
Cash, beginning	256,342	21,237
Cash, ending	$413,129	$256,342

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-Cash Activities:
Initial recognition of right-of-use assets and lease liabilities	$–	$6,436
Early termination of right-of-use assets and lease liabilities	$6,080	$–
Conversion of liabilities to common stock	$445,109	$–
Conversion of preferred stock to common stock	$800	$–
Noncash assets (liabilities) received in connection with reverse acquisition:
Prepaid expense and other current assets	$–	$3,250
Accounts payable	–	(3,127)
Due to related parties	–	(253,041)
Accrued liabilities and other payables	–	(120,800)
Net	$–	$(373,718)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

NOTE 1 – NATURE OF BUSINESS AND ORGANIZATION

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada. In May 2015, Freedom Petroleum changed its name to Steampunk Wizards, Inc.; and on November 9, 2016, Steampunk Wizards changed its name to Tianci International, Inc. The Company is a holding company. As of July 31, 2024, the Company had one operating subsidiary, Roshing International Co., Limited (“Roshing”). The Company owns 90% of the capital stock of Roshing through RQS United, a wholly-owned subsidiary. The Company’s fiscal year end is July 31.

On February 13, 2023, the Company incorporated a wholly owned subsidiary, Tianci Group Holding Limited, in the Republic of Seychelles.

Reorganization

On March 3, 2023 the Company entered into a Share Exchange Agreement with RQS United Group Limited (“RQS United”) and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the “Exchange Agreement”). RQS United owns 90% of the equity in Roshing International Co., Limited (“Roshing”), which is engaged in the business of providing global logistics services including ocean freight forwarding and related logistics solutions, distributing electronic components and providing software services. Pursuant to the Exchange Agreement, on March 6, 2023 RQS Capital transferred all of the issued and outstanding capital stock of RQS United to the Company, and the Company issued to RQS Capital 1,500,000 shares of our common stock and paid a cash price of $350,000 (the “Share Exchange”). Pursuant to the Exchange Agreement, the Company also issued a total of 700,000 shares of our common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

As a result of the Share Exchange, RQS United became our wholly-owned subsidiary and the former RQS United stockholder became our controlling stockholder. The share exchange transaction was treated as a reverse acquisition, with RQS United as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of RQS United and its consolidated subsidiary, Roshing.

Prior to the Share Exchange, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company ceased to be a shell company.

RQS United is a holding company incorporated on November 4, 2022 in the Republic of Seychelles. RQS United has no substantive operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing, which was incorporated on June 22, 2011 in Hong Kong, is principally engaged in global logistics services. Less than 4% of its revenue for the year ended July 31, 2024 was derived from other business lines: sales of electronic device hardware components, development of logistics software and websites, technical consulting, and software maintenance. Roshing’s business is primarily carried out in Hong Kong.

Going Concern Uncertainty

The accompanying consolidated Financial Statements have been prepared applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of July 31, 2023, the Company had cash of $256,342 and a working capital deficit of $284,542. For the year ended July 31, 2023, the Company had total operating revenues of $452,409 and a net loss of $356,089. These factors among others raised substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time as of October 20, 2023, the issuance date of the July 31, 2023 Financial Statements. As of October 20, 2023, Management plans were to seek debt and/or equity financing to operate until such time as the Company has established sufficient ongoing revenues to cover its costs. The July 31, 2023 financial statements did not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of July 31, 2024, the Company had cash of $413,129 and positive working capital of $788,354. For the year ended July 31, 2024, the Company had total operating revenues of $8,617,265 and net income of $110,320. For these reasons, the Company believes that the going concern uncertainty has been alleviated as of July 31, 2024.

F-25

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of Tianci and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting periods. Actual results could differ from these good faith estimates and judgments.

Foreign currency translation and transactions

The Company uses the U.S. dollar as its reporting currency and functional currency. Transaction gains and losses are recognized in the consolidated statement of operations.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank accounts in United States and Hong Kong.

Accounts receivable, net

Accounts receivable include trade accounts due from customers which are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of July 31, 2024 and 2023, no allowance for doubtful accounts was deemed necessary.

Fair Value Measurements

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

F-26

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

The accounting standard defines fair value, establishes as a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial instruments included in current assets and current liabilities (such as cash, accounts receivable, due from related party, accounts payable, and due to related parties) are reported in the consolidated balance sheets at cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This standard requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligations.

The Company records revenue net of sales taxes which are subsequently remitted to governmental authorities and are excluded from the transaction price.

The Company’s revenue recognition policies are as follows:

a. Global Logistics Services

The Company provides global logistics services, including ocean freight forwarding and related logistics solutions. As a non-asset-based carrier, the Company does not own transportation assets.

The Company derives its revenues by entering into agreements that are generally comprised of a single performance obligation, which is that freight is shipped for and received by the customer via either container ships or general cargo vessels. The most significant drivers of changes in gross revenues and related transportation expenses are volume and weight.

In general, each shipment transaction or service order constitutes a separate contract with the customer. A performance obligation is created once a customer agreement with an agreed upon transaction price exists. The transaction price, which is based on volume, weight, and shipping time, is fixed and not contingent upon the occurrence or non-occurrence of any other event.

F-27

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

The Company typically satisfies its performance obligations at a point in time when freight is shipped to destination port and accepted by its customers. The Company does not have significant variable consideration in its contracts. Taxes assessed concurrently with a specific revenue-producing transaction that are collected by the Company from a customer are excluded from revenues.

The Company evaluates whether amounts billed to customers should be reported as gross or net revenue. Revenue is recorded on a gross basis when the Company is primarily responsible for fulfilling the promise to provide the services, when it assumes risk of loss, when it has discretion in setting the prices for the services to the customers, and when the Company has the ability to direct the use of the services provided by the third party. In most cases we act as an indirect carrier. When acting as an indirect carrier, we issue a Fixture Note to customers as the contract of carriage. In turn, when the freight is physically tendered to a direct carrier, we receive a Master Ocean Bill of Lading.

The Company’s evaluation determined that it is in control of establishing the transaction price, managing all aspects of the shipment process and assumes the risk of loss for delivery, collection, and returns. Based on its evaluation of the control of services and risk involved, the Company determined that it acts as a principal rather than an agent in global logistics service arrangements and such revenues are reported on a gross basis.

b. Electronic Device Hardware Components Products Sales

The Company is a distributor of electronic device hardware components and generates revenue through resale of these components. The Company’s products include high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. In accordance with ASC 606, Revenue Recognition: Principal Agent Consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASC 606: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly; 2) The Company is exposed to inventory risk before transfer of control to customers; and 3) The Company determines the resale price of hardware products. After evaluating the above circumstances, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products that have been accepted by its customer with no future obligations. The Company generally permits returns of products due to product failure; however, returns are historically insignificant.

c. Software and Website Development Services

The Company generates revenue by developing customized freight shipping and related logistic software and websites, which are generally on a fixed-priced basis. The software helps wholesalers, ecommerce retailers, and freight shipping providers to manage complex workflows and improve work efficiency. The Company generally has no enforceable right to payment for performance completed to date and is only entitled to payment after software is fully developed, delivered, tested, and accepted by the customer. As a result, revenues from software development contracts are recognized at a point in time when services are fully rendered, and written acceptances have been received from customers.

F-28

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

d. Technical Consulting and Training Services

The Company provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis. Revenue is recognized at a point in time when service is rendered and the customer confirms the completion of consulting or training.

e. Software Maintenance and Business Promotion Services

The Company provides software maintenance service to keep customers’ software up to date and assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months. Revenue is recognized ratably each month over the contract period.

f. Business Consulting Services

The Company provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, case analysis, and preparing related application paper works. The Company charges a flat fee for the visa application services. Revenue is recognized at a point in time when an application is submitted with proper authorities.

Cost of revenues

For global logistics services, cost of revenue consists primarily of cargo space charged by direct ocean carriers, freight forwarders and ancillary logistics services fees.

For hardware products sales, the cost of revenue consists primarily of the costs of hardware products sold.

For software, consulting, services-based revenue, the cost of revenue consists primarily of costs paid to outsourced service providers and compensation expenses paid the Company’s service vendor.

Advertising costs

Advertising costs amounted to $0 and $192 for the years ended July 31, 2024 and 2023, respectively. Advertising costs are expensed as incurred and included in selling and marketing expenses.

F-29

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

Operating leases

Effective August 1, 2022, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

Lease payments for an operating lease transitioning to ASC 842 using the effective date are based on future payments at the transition date and on the present value of lease payments over the remaining lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore, operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

The lease for the Company’s Hong Kong office facility was early terminated in September 2023, which resulted in a derecognition of $6,080 right of use (“ROU”) asset and operating lease liabilities in August 2023.

F-30

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-taxable or non-deductible. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim consolidated financial statements and the corresponding tax bases used in the computation of taxable income (loss). In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax for uncertain tax positions are classified as income tax expenses in the period incurred.

During the year ended July 31, 2024, the Company incurred a IRS penalty amount of $47,030 for failure to update certain foreign owned information schedules in a timely manner. The penalty is included in other expense in the statements of operations for the year ended July 31, 2024.

The Hong Kong tax returns filed for 2017 and subsequent years are subject to examination by the applicable tax authorities.

The US tax returns filed for 2021 and subsequent years are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common stock outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of July 31, 2024 and 2023, there were 8,000,000 and 8,000,000 dilutive shares outstanding related to the convertible Series B Preferred Stock (at July 31, 2024) and convertible Series A Preferred Stock (at July 31, 2023) (see Note 5), respectively. Each share of Series B and Series A Preferred Stock is and was convertible by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate.

F-31

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

Noncontrolling Interests

The Company’s noncontrolling interest represents the minority shareholder’s 10% ownership interest in Roshing. The noncontrolling interest is presented in the consolidated balance sheets separately from stockholders’ equity attributable to Tianci. Noncontrolling interest in the results of Roshing are presented on the consolidated statements of operations as allocations of the total income or loss of Roshing between the noncontrolling interest holder and the shareholders of RQS United.

Related parties

Parties, which can be a corporation, other business entity, or an individual, are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update provide an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. In November 2019, the FASB issued ASU No. 2019-10, which updates the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning August 1, 2023 as the Company is qualified as a smaller reporting company. The adoption of this standard on August 1, 2023 has not had and is not expected to have a material impact on the Company’s future consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard on August 1, 2022 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated Financial Statements.

F-32

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

NOTE 3 – PUBLIC OFFERING AND DEFERRED OFFERING COSTS

On March 14, 2024, the Company executed an agreement with Prime Number Capital LLC (“Prime”) for Prime to act as the Company’s Lead Underwriter on a “firm commitment” basis in connection with a public offering of shares of the Company’s common stock. The agreement provides for compensation to Prime of, among other things, (1) Underwriter’s Commission equal to 7.0% of Gross Proceeds, (2) Non-accountable Expenses equal to 1.0% of Gross Proceeds, (3) Underwriter’s warrants equal to 5.0% of the shares issued in the offering, and (4) a cash advance of $100,000 offsetable against the Underwriter’s Commission (of which the Company paid $50,000 to Prime on March 14, 2024). Prime’s obligation to initiate the offering is subject to satisfaction of several conditions, and there is no assurance that the offering will occur.

As of July 31, 2024, deferred offering costs relating to the public offering consist of:

Cash advance to Prime	$100,000
Attorney fees	350,356
Accountant fees	45,000
Total	$495,356

Upon closing of the public offering, the deferred offering costs will be offset against the proceeds from the public offering and included as part of the total public offering stock issuance costs.

NOTE 4 – RELATED PARTIES BALANCES AND TRANSACTIONS

Due from related party consists of:

Due from related party represents a receivable of $54,134 from RQS Capital at July 31, 2023. The receivable, which was non-interest bearing and due on demand, was collected by the Company in December 2023.

Due to related parties consists of:

		Transaction	July 31,	July 31,
Name	Relationship	Nature	2024	2023
Zhigang Pei*	Former Chairman of the Board and owner of Silver Glory Group Limited	Working capital advances and operating expenses paid on behalf of the Company	$–	$220,909
RQS Capital	61.89% shareholder	Company cash collection due to RQS Capital	2,271	2,132
Ying Deng**	Director and Vice President, RQS Capital’s 30% owner and Roshing’s 10% owner	Working capital advances and operating expenses paid on behalf of the Company	–	53,036

TOTAL			$2,271	$276,077

*	$220,909 of this liability was converted to 220,909 shares of common stock on January 19, 2024.

**	$24,953 of this liability was forgiven in November 2023.

F-33

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

These liabilities are unsecured, non-interest bearing, and due on demand.

Employment agreements with officers and director retainer agreements

Tianci currently maintains two employment agreements and seven director retainer agreements with its officers and directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the years ended July 31, 2024 and 2023, the Company incurred management compensation expenses of $232,800 and $120,000, respectively. These amounts are included in “general and administrative expenses” in the accompanying consolidated statements of operations.

Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital, and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provided for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021, to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,726) to RMB 13,583 (approximately $1,903) on behalf of Roshing. The rent expenses paid by Gao and Deng were billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the three months ended October 31, 2024, the Company has accounted for this agreement by charging general and administrative expenses $0. For the years ended July 31, 2024 and 2023, the Company has accounted for this agreement by charging general and administrative expenses for $0 and $16,580, respectively, and crediting additional paid-in capital for $0 and $16,580, respectively. The office sharing agreement was terminated on May 31, 2023 when Roshing moved all of its operations to its office in Hong Kong.

NOTE 5 – STOCKHOLDERS EQUITY

On January 26, 2023 the Company filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Company’s Articles of Incorporation to provide that the authorized capital stock of the Company will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value. As of July 31, 2024, 80,000 shares of Undesignated Preferred Stock have been established and designated as Series B Preferred stock.

The following table sets forth information, as of July 31, 2024, regarding the classes of capital stock that are authorized by the Articles of Incorporation of Tianci International, Inc.

		July 31, 2024
Class	Shares Authorized	Shares Outstanding
Common Stock, $.0001 par value	100,000,000	14,781,803
Series A Preferred Stock, $.0001 par value	80,000	–
Series B Preferred Stock, $.0001 par value	80,000	80,000
Undesignated Preferred Stock, $.0001 par value	19,920,000	–

F-34

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

Series A Preferred Stock

Each share of Series A Preferred Stock was convertible by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock had voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock was convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock was entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis. On January 19, 2024, all 80,000 shares of the Series A preferred Stock were converted into 8,000,000 shares of Company common stock.

Series B Preferred Stock

Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series B Preferred Stock has voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series B Preferred Stock is entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

Undesignated Preferred Stock

The Board of Directors has the authority, without shareholder approval, to amend the Company’s Articles of Incorporation to divide the class of undesignated Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Issuances of Preferred Stock and Common Stock

On January 27, 2023, Tianci sold 80,000 shares of its Series A Preferred Stock to RQS Capital for $24,000 cash.

On March 1, 2023, Tianci sold a total of 1,253,333 shares of its common stock to 13 non-US persons at a price of $0.30 per share or $376,000 total.

On March 6, 2023, Tianci issued 1,500,000 shares of its common stock to RQS Capital pursuant to the Share Exchange Agreement dated March 3, 2023 (see Note 1 above).

Also on March 6, 2023, pursuant to the Share Exchange Agreement dated March 3, 2023, Tianci issued a total of 700,000 shares of its common stock to nine employees or affiliates of Roshing to induce continued services to Roshing. For the year ended July 31, 2023, the Company accounted for this issuance by expensing the $210,000 estimated fair value of the 700,000 shares of common stock to (1) cost of revenues-services ($144,000), (2) selling and marketing ($36,000), and (3) general and administrative ($30,000).

On January 19, 2024 the Company sold an aggregate of 445,109 shares of its common stock to five present or former members of the Company’s Board of Directors for an aggregate price of $445,109 or $1.00 per share. The purchasers included Zhigang Pei, who received 220,909 shares in settlement of a loan by Mr. Pei to the Company in the amount of $220,909, and five present or former members of the Company’s Board of Directors, who received an aggregate of 224,200 shares (Zhigang Pei – 110,200 shares; Wei Fang – 64,600 shares; Fan Liu – 22,100 shares, Weiyu Zhu – 5,200 shares; and Yee Man Yung - 22,100 shares) in satisfaction of the Company’s liability to them for unpaid compensation.

F-35

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

On January 19, 2024 the Company issued 8,000,000 shares of its common stock to RQS Capital Limited. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of the Company’s Series A Preferred Stock into 8,000,000 shares of common stock.

On January 24, 2024 the Company sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors.

On April 24, 2024, the Company sold 80,000 shares of its Series B Preferred Stock to RQS Capital Limited for a cash payment of $80,000.

NOTE 6 – INCOME TAXES

Income Taxes

Seychelles

RQS United is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payment of dividends, no withholding tax is imposed under current law.

Hong Kong

Roshing is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 8.25% in Hong Kong. Hong Kong income tax expenses (benefit) for the years ended July 31, 2024 and 2023 amounted to $35,906 and $12,095, respectively.

For the year ended July 31, 2024, the income before provision for income taxes of $110,320, consisted of United States source loss of $(448,384) and Hong Kong source income of $558,704. For the year ended July 31, 2023, the loss before provision for income taxes of $(343,994), consisted of United States source loss of $(207,297) and Hong Kong source loss of $(136,697).

Significant components of the provision for income taxes are as follows:

	For the year ended
	July 31, 2024	July 31, 2023

Current Hong Kong	$22,023	$12,095
Deferred Hong Kong	–	–
Provision for income taxes	$22,023	$12,095

F-36

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

The following table reconciles the Hong Kong statutory rates to the Company’s Hong Kong effective tax rate:

	For the year ended July 31, 2024		For the year ended July 31, 2023

Hong Kong statutory income tax rate	8.25%		16.50%
Non deductible stock compensation	–		(25.30%	)
Prior year over-accrual of provision for income taxes	(2.21%	)	–
Effective tax rate	6.04%		(8.80%	)

For United States income tax purposes, Tianci has a net operating loss carryforward of approximately $1,416,000 at July 31, 2024. Management has not determined that it is more likely than not that this carryforward will be realized and thus the Company maintained a 100% valuation allowance for the deferred tax asset relating to the United States net operating loss carryforward. Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of July 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

As of July 31, 2024, tax years 2021 and forward generally remain open for examination for United States Federal and State tax purposes and tax years 2017 and forward generally remain open for examination for Hong Kong tax purposes.

NOTE 7 — CONCENTRATION OF RISK

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash held in banks. The cash balance in each financial institution in the United States is insured by the FDIC up to $250,000. As of July 31, 2024, no United States account balance exceeded $250,000. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately US$64,000) if the bank with which an individual/company holds its eligible deposit fails. As of July 31, 2024, a cash balance of $386,936 was maintained at a financial institution in Hong Kong of which approximately $323,000 was subject to credit risk. Management believes that the financial institution is of high credit quality and continually monitors its credit worthiness.

F-37

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

Customer concentration risk

For the year ended July 31, 2024, three customers accounted for 48%, 25%, and 11% of the Company’s total revenues.

For the year ended July 31, 2023, two customers accounted for 40.9% and 11.5% of the Company’s total revenues.

As of July 31, 2024 and 2023, no customer accounted for over 10% of the Company’s total accounts receivable.

Vendor concentration risk

For the year ended July 31, 2024, two vendors accounted for 53.5% and 22.2% of the Company’s total purchases. For the year ended July 31, 2023, two vendors accounted for 76% and 16% of the Company’s total purchases. As of July 31, 2024 and 2023, no vendor accounted for over 10% of the Company’s total accounts payable.

NOTE 8— COMMITMENTS AND CONTINGENCIES

Lease commitments

On January 1, 2021, Roshing entered into an operating lease agreement for office space in Hong Kong with a third party. The agreement had a term of two years and provided for monthly rent of HKD 2,800 (approximately $360). On January 13, 2023, the Company entered a new operating lease agreement for office space in Hong Kong with a third party for two years with monthly rent of HKD 3,000 (approximately $382). Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The lease does not contain an option to extend at the time of expiration. The lease was early terminated in September 2023 which resulted in a derecognition of $6,080 right of use (“ROU”) asset and operating lease liabilities in August 2023.

In September 2023, the Company entered into a one-year office rental service agreement with a monthly lease payment of approximately $828 (HKD 6500).

Rent expenses were $10,637 and $26,159 for the years ended July 31, 2024 and 2023, respectively.

Contingencies

From time to time, the Company may be a party to legal proceedings, as well as certain asserted and un-asserted claims. The Company was not involved in any material legal proceedings nor asserted claims as of July 31, 2024.

F-38

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

NOTE 9 — ENTERPRISE-WIDE DISCLOSURE

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluates their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and his direct assistants, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines and by regions (Hong Kong, Vietnam, Japan and Singapore) for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues by business lines are as follows:

	For the year ended
	July 31,
	2024	2023

Electronic Device Hardware Components Sales	$103,382	$294,880
Software and Website Development Services	19,230	10,000
Technical Consulting and Training Services	–	14,470
Software Maintenance and Business Promotion Services	29,276	86,776
Business Consulting Services	144,975	46,283
Global Logistics Services	8,320,402	–
Total revenues	$8,617,265	$452,409

Disaggregated information of revenues by regions are as follows:

	For the year ended
	July 31,
	2024	2023

Hong Kong	$6,637,414	$395,633
Vietnam	953,251	–
Japan	1,025,350	–
Singapore	1,250	56,776
Total revenues	$8,617,265	$452,409

F-39

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

NOTE 10 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (Unaudited)

The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable and the Company is required to disclose the required financial statement information for the parent company.

The subsidiaries did not pay any dividends to the parent during the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investments are presented on the separate parent only balance sheets as “investment in subsidiaries” and the income (loss) of the subsidiaries is presented as “share of income (loss) of subsidiaries.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed or are not required.

PARENT COMPANY BALANCE SHEET

	July 31,	July 31,
	2024	2023

ASSETS
Cash	$14,621	$66,553
Prepaid expense	1,820	1,750
Receivable from subsidiaries	–	29,487
Investment in subsidiaries	781,661	95,889
Total Assets	$798,102	$193,679

LIABILITIES
Accounts payable and other accrued liabilities	$54,000	$241,579
Payable to subsidiaries	312,416	–
Due to related parties	2,271	223,041
Total liabilities	56,271	464,620

Stockholders’ equity
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; 0 and 80,000 shares issued and outstanding as of July 31, 2024 and 2023, respectively	–	8
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 and 0 shares issued and outstanding as of July 31, 2024 and 2023, respectively	8	–
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,781,803 and 5,903,481 shares issued and outstanding as of July 31, 2024 and 2023, respectively	1,478	590
Additional paid-in capital	962,416	4,982
Accumulated deficit	(222,071)	(276,521)
Total stockholders’ equity	741,831	(270,941)

Total Liabilities and Stockholders’ Equity	$798,102	$193,679

F-40

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

PARENT COMPANY STATEMENT OF OPERATIONS

	For the year ended July 31,
	2024	2023

EXPENSE:
General and administrative	$(401,354)	$(207,297)

OTHER INCOME (EXPENSE)
Gain (loss) from investment in subsidiaries	502,834	(133,913)
Other (expense) net	(47,030)	–
Total other income	455,804	(133,913)

Net income (loss)	$54,450	$(341,210)

PARENT COMPANY STATEMENT OF CASH FLOWS

	For the year ended July 31,
	2024	2023

Cash flows from operating activities:
Net income (loss)	$54,450	$(341,210)
Adjustments to reconcile net income to net cash provided by operating activities:
Share of (gain) loss from investment in subsidiaries	(502,834)	133,913
Change in operating assets and liabilities:
Prepaid expense and other assets	(70)	1,500
Accounts payable and other accrued liabilities	36,623	117,651
Net cash (used in) operating activities	(411,831)	(88,146)

Cash flows from financing activities:
Proceeds received from private offerings	513,213	–
Operating expenses directly paid for subsidiary	–	(29,487)
Repayment working capital advance from related party	–	(30,000)
Working capital advance from related party	342,042	–
Capital contribution received	–	210,000
Deferred offering costs incurred	(495,356)	–
Net cash provided by financing activities	359,899	150,513

Net (decrease) increase in cash and cash equivalents	(51,932)	62,367
Cash and cash equivalents at beginning	66,553	4,186
Cash and cash equivalents at ending	$14,621	$66,553

F-41

TIANCI INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

For the years ended July 31, 2024 and 2023

NOTE 11 — SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company’s management has performed subsequent events procedures through the date these financial statements were issued and determined that there are no reportable subsequent events.

F-42

3,260,000 Shares of Common Stock

TIANCI INTERNATIONAL, INC.

RESALE PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Prospectus dated April 11, 2025